Exhibit 2.1

Execution Version

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

PERIDOT ACQUISITION CORP.,

LI-CYCLE CORP.

AND

LI-CYCLE HOLDINGS CORP.

DATED AS OF FEBRUARY 15, 2021

THIS DOCUMENT IS INTENDED SOLELY TO FACILITATE DISCUSSIONS AMONG THE PARTIES IDENTIFIED HEREIN. IT IS NOT INTENDED TO CREATE, AND IT WILL NOT BE DEEMED TO CREATE, A LEGALLY BINDING OR ENFORCEABLE OFFER OR AGREEMENT OF ANY TYPE OR NATURE PRIOR TO THE ACTUAL EXECUTION OF THIS DOCUMENT BY ALL SUCH PARTIES AND THE DELIVERY OF AN EXECUTED COPY OF THIS DOCUMENT BY ALL SUCH PARTIES TO ALL OTHER PARTIES. THIS DOCUMENT SHALL BE KEPT CONFIDENTIAL PURSUANT TO THE TERMS OF THE CONFIDENTIALITY AGREEMENT BETWEEN THE PARTIES.

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EXHIBITS

Exhibit A	Company Arrangement Resolution
Exhibit B	Plan of Arrangement
Exhibit C	Form of Subscription Agreement
Exhibit D	Form of Investor and Registration Rights Agreement
Exhibit E	Form of Transaction Support Agreement
Exhibit F	Form of Newco Articles and By-laws
Exhibit G	Form of Amalco Equity Incentive Plan
Exhibit H	Form of Amalco Employee Stock Purchase Plan

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BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of February 15, 2021, is made by and among Peridot Acquisition Corp., a Cayman Islands exempted company (“Peridot”), Li-Cycle Corp., a corporation existing under the laws of the Province of Ontario, Canada (the “Company”), and Li-Cycle Holdings Corp., a company incorporated under the Province of Ontario, Canada (“Newco”). Peridot, the Company and Newco shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, the Company has incorporated Newco and Newco is a wholly-owned subsidiary of the Company as of the date hereof;

WHEREAS, Peridot is a blank check company incorporated as a Cayman Islands exempted company on July 31, 2020 and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, pursuant to the Governing Documents of Peridot, Peridot is required to provide an opportunity for its shareholders to have their outstanding Peridot Class A Shares redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the Peridot Shareholder Approval;

WHEREAS, as of the date of this Agreement, Peridot Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), owns 7,410,000 Peridot Class B Shares, representing approximately 98.8% of the issued and outstanding Peridot Class B Shares;

WHEREAS, concurrently with the execution of this Agreement, the Sponsor, other holders of Peridot Class B Shares (the “Other Class B Holders”), Peridot, the Company and Newco are entering into the sponsor letter agreement (the “Sponsor Letter Agreement”), pursuant to which, among other things, (a) the Sponsor and the Other Class B Holders have agreed to waive any adjustment to the conversion ratio set forth in the Governing Documents of Peridot or any other anti-dilution or similar protection with respect to the Peridot Class B Shares (whether resulting from the transactions contemplated by the Subscription Agreements or otherwise) and (b) the Sponsor has agreed to forfeit a number of Peridot Class B Shares, if requested by the Company in the event that the Minimum Cash Condition is not met, in each case, on the terms and conditions set forth in the Sponsor Letter Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, certain investors (the “PIPE Investors”) are each entering into a subscription agreement, substantially in the form attached hereto as Exhibit C (the “Subscription Agreement” and collectively, the “Subscription Agreements”), with Peridot and Newco, pursuant to which, among other things, the PIPE Investors have agreed, subject to the Closing occurring, to subscribe for and purchase, and Peridot and Newco have agreed that Amalco will issue and sell to the PIPE Investors after completion of the Peridot Amalgamation but prior to the Closing, the number of Amalco Shares provided for in the applicable Subscription Agreement in exchange for the purchase price set forth therein (the aggregate purchase price under the Subscription Agreements, the “PIPE Financing Amount”, and the equity financing under the Subscription Agreements hereinafter referred to as the “PIPE Financing”), on the terms and subject to the conditions set forth in the Subscription Agreements;

WHEREAS, on or prior to the Continuance Date, Peridot shall complete the Peridot Shareholder Redemption prior to the Peridot Continuance;

WHEREAS, on or after the Continuance Date but prior to the Closing Date, Peridot shall be continued from the Cayman Islands to the Province of Ontario, Canada and domesticate as a company existing under the Business Corporations Act (Ontario) (the “OBCA”) (the “Peridot Continuance”), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, on the Closing Date, but prior to the Peridot Amalgamation and following any forfeiture of Peridot New Class B Shares as provided in the Sponsor Letter Agreement, each issued and outstanding Peridot New Class B Share shall become one Peridot Common Share (the “Class B Conversion”);

WHEREAS, on the Closing Date, after the Class B Conversion and prior to the closing of the PIPE Financing, Newco and Peridot will amalgamate in accordance with the terms of the Plan of Arrangement (the “Peridot Amalgamation” and Newco and Peridot as so amalgamated, “Amalco”), and pursuant to the Peridot Amalgamation, (i) all of the issued and outstanding Peridot Shares and Peridot Warrants will be exchanged for equivalent Amalco Shares and Amalco Warrants on a one-for-one basis, (ii) the Newco Share held by the Company will be exchanged for an Amalco Share on a one-for-one basis, and (iii) immediately thereafter, the Amalco Share held by the Company will be purchased for cancellation for cash equal to the subscription price for such Amalco Share, in each case upon and subject to the other terms and conditions set forth in this Agreement, the Plan of Arrangement and in accordance with the provisions of applicable Law;

WHEREAS, on the Closing Date, after the Peridot Amalgamation, the PIPE Financing shall be consummated;

WHEREAS, on the Closing Date, after the closing of the PIPE Financing and prior to the Share Exchange, in accordance with the terms of the Plan of Arrangement, each issued and outstanding Company Preferred Share shall be converted into a Company Common Share (the “Company Share Conversion”);

WHEREAS, on the Closing Date after the Company Share Conversion, in accordance with the terms of the Plan of Arrangement, Amalco will acquire all of the issued and outstanding shares in the capital of the Company from the Company Shareholders in exchange for Amalco Shares (the “Share Exchange”) (together with the other transactions contemplated by this Agreement, the Plan of Arrangement and the Ancillary Documents, the “Transactions”) and the Company will become a wholly-owned Subsidiary of Amalco, in each case, upon and subject to the Plan of Arrangement and the other terms and conditions set forth in this Agreement and in accordance with the provisions of applicable Law;

WHEREAS, at the Closing, Amalco, the Sponsor and certain Company Shareholders will enter into an investor rights agreement, substantially in the form attached hereto as Exhibit D (the “Investor and Registration Rights Agreement”), pursuant to which, among other things, (a) the Sponsor will have certain rights to nominate directors to the board of directors of Amalco following the Closing and (b) the Sponsor and such Company Shareholders will (i) agree not to effect any sale or distribution of any Equity Securities of Amalco held by any of them during the lock-up period described therein and (ii) be granted certain registration rights with respect to their respective Equity Securities of Amalco, in each case, on the terms and subject to the conditions therein;

WHEREAS, the board of directors of Peridot (the “Peridot Board”) has (a) determined that the Transactions are in the best interests of Peridot and its shareholders, (b) approved this Agreement, the Ancillary Documents to which Peridot is or will be a party and the transactions contemplated hereby and thereby (including the Peridot Continuance and the Peridot Amalgamation) and (c) resolved to recommend, among other things, approval of this Agreement and the transactions contemplated by this Agreement (including the Peridot Continuance and the Peridot Amalgmation) by the holders of Peridot Shares entitled to vote thereon;

WHEREAS, the board of directors of the Company has (a) determined that the Transactions are in the best interests of the Company and fair to the Company Shareholders, (b) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Transactions), and (c) resolved to recommend, among other things, that the Company Shareholders vote in favor of the Company Arrangement Resolution;

WHEREAS, the board of directors of Newco has unanimously (i) determined that the Transactions are fair to, and in the best interests of, its shareholder and (ii) approved this Agreement, the Ancillary Documents to which Newco is or will be a party and the transactions contemplated hereby and thereby (including the Transactions);

WHEREAS, the Company, as the sole shareholder of Newco, has determined that the Transactions are in the best interests of Newco and approved this Agreement, the Ancillary Documents to which Newco is or will be a party and the transactions contemplated hereby and thereby (including the Transactions); and

WHEREAS, concurrently with the execution of this Agreement, certain Company Shareholders (collectively, the “Supporting Company Shareholders”) will duly execute and deliver to Peridot a transaction support agreement, substantially in the form attached hereto as Exhibit E (collectively, the “Transaction Support Agreements”), pursuant to which, among other things, each such Supporting Company Shareholder will approve the Transactions, consent to the entering into and execution by the Company of this Agreement and agree to, among other things, support and vote in favor of the Company Arrangement Resolution.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Additional Peridot SEC Reports” has the meaning set forth in Section 4.6.

“Adjournment Proposal” has the meaning set forth in Section 5.8.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. Notwithstanding the foregoing or anything to the contrary herein, (a) the Affiliates of the Sponsor shall be deemed to include Carnelian and its Affiliates and (b) any portfolio company or entity managed or controlled by any investment vehicle owned or managed by Carnelian or any of its Affiliates shall not be considered an Affiliate of Peridot.

“Aggregate Closing PIPE Proceeds” means the aggregate cash proceeds actually received by Amalco in respect of the PIPE Financing.

“Aggregate Exercise Price” means the aggregate exercise price of the Company Options that will not be cancelled and exchanged for Rollover Equity Awards, converted to its U.S. dollar equivalent based on the C$:U.S.$ Bank of Canada daily exchange rate on the Closing Date, and rounding the resulting exercise price up to the nearest whole cent.

“Aggregate Transaction Proceeds” means an amount equal to (a) the sum (without duplication) of (i) the aggregate cash proceeds available for release to Peridot from the Trust Account in connection with the transactions contemplated hereby (after, for the avoidance of doubt, giving effect to all of the Peridot Shareholder Redemptions), (ii) the unrestricted cash on the balance sheet of Peridot as of the Closing Date, and (iii) the Aggregate Closing PIPE Proceeds, minus (b) the sum (without duplication) of the Unpaid Peridot Expenses and the Unpaid Peridot Liabilities.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.10.

“Amalco” has the meaning set forth in the recitals to this Agreement.

“Amalco Employee Stock Purchase Plan” has the meaning set forth in Section 5.16.

“Amalco Equity Incentive Plan” has the meaning set forth in Section 5.16.

“Amalco Shares” means common shares of Amalco.

“Amalco Warrant Agreement” means the Warrant Agreement to be entered into by and between Amalco and the Trustee at Closing setting forth the terms and conditions of the Amalco Warrants.

“Amalco Warrants” means each warrant of Amalco to purchase one Amalco Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the Amalco Warrant Agreement.

“Amalgamation Proposal” has the meaning set forth in Section 5.8.

“Ancillary Documents” means the Plan of Arrangement, the Investor and Registration Rights Agreement, the Sponsor Letter Agreement, the Subscription Agreements, the Letter of Transmittal, the Transaction Support Agreements, the Amalco Warrant Agreement, and each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed by the Parties in connection with the transactions contemplated hereby.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), (b) the Corruption of Foreign Public Officials Act (Canada) and (c) any other applicable anti-bribery or anti-corruption Laws related to combatting bribery, corruption and money laundering.

“Anti-Money Laundering Laws” means any applicable anti-money laundering and counter-terrorism Laws in all applicable jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, including without limitation, the Criminal Code (Canada); the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), 18 U.S.C. §§ 1956-1957, and regulations and guidance thereunder.

“Arrangement” means an arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of this Agreement and the Plan of Arrangement or made at the direction of the Court in the Final Order with the prior written consent of Peridot and the Company, such consent not to be unreasonably withheld, conditioned or delayed.

“Audited Company Financial Statements” has the meaning set forth in Section 3.4(a).

“BCA Proposal” has the meaning set forth in Section 5.8.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and Toronto, Ontario are open for the general transaction of business.

“CARES Act” means Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and any administrative or other guidance published with respect thereto by any Governmental Entity.

“Carnelian” has the meaning set forth in Section 5.6(b).

“Carnelian Funds” has the meaning set forth in Section 5.6(b).

“CBA” has the meaning set forth in Section 3.14(d).

“Change in Recommendation” has the meaning set forth in Section 5.8.

“Change of Control Transaction” means any transaction or series of related transactions (a) under which any Person(s), directly or indirectly, acquires or otherwise purchases (i) another Person or any of its Affiliates or (ii) all or a material portion of assets, businesses or equity securities of another Person, (b) that results, directly or indirectly, in the shareholders of a Person as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting shares of such Person (or any successor or parent company of such Person) immediately after the consummation thereof (in the case of each of clause (a) and (b), whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (c) under which any Persons(s) makes any equity or similar investment in another Person.

“Class B Conversion” has the meaning set forth in the recitals to this Agreement.

“Closing” has the meaning set forth in Section 2.7.

“Closing Date” has the meaning set forth in Section 2.7.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the U.S. Internal Revenue Code of 1986.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, acquires or otherwise purchases (i) the Company or any of its controlled Affiliates or (ii) all or a material portion of the assets or business of the Company and its controlled Affiliates (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (b) any equity investment in the Company or any of its controlled Affiliates pursuant to which any such Person would own or control, directly or indirectly, twenty percent (20%) or more of the voting power of the Company or any of its controlled Affiliates immediately following such transaction. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby (including the PIPE Financing) shall constitute a Company Acquisition Proposal.

“Company Arrangement Resolution” means a special resolution of the Company Shareholders in respect of the Arrangement to be considered at the Company Shareholders Meeting, in substantially the form attached to this Agreement as Exhibit A.

“Company Articles of Incorporation” means the Articles of Incorporation of the Company, as amended (including by those certain articles of amendment dated November 12, 2020).

“Company Certificates” has the meaning set forth in Section 2.11(a).

“Company Change of Control Payment” means (a) any success, change of control, retention, transaction bonus or other similar payment or amount to any Person as a result of or in connection with this Agreement or the transactions contemplated hereby or any other Change of Control Transaction (including any such payments or similar amounts that may become due and payable based upon the occurrence of one or more additional circumstances, matters or events) or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing or that will become owing in respect of, any Company Related Party Transaction (in the case of each of clause (a) and (b), regardless of whether paid or payable prior to, at or after the Closing or in connection with or otherwise related to this Agreement or any Ancillary Document).

“Company Common Shares” means common shares of the Company.

“Company D&O Persons” has the meaning set forth in Section 5.12(a).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to Peridot by the Company and Newco on the date of this Agreement.

“Company Equity Award” means, as of any determination time, each Company Option, restricted stock unit, stock appreciation, phantom equity, and each other award to any current or former director, manager, officer, employee, individual independent contractor or other individual service provider of any Group Company of rights of any kind to receive any Equity Security of any Group Company or benefits measured in whole or in part by reference to any Equity Security of any Group Company, in each case, under any Company Equity Plan or otherwise that is outstanding.

“Company Equity Plan” means, collectively, (a) the Li-Cycle Corp. Long-Term Incentive Plan, dated as of November 1, 2019, (b) the initial stock option plan of the Company, and (c) each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other individual service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, any Group Company in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document; provided that, notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any Peridot Expenses or Peridot Liabilities.

“Company Financial Statements” has the meaning set forth in Section 3.4(b).

“Company Fully Diluted Shares” means the sum of (without duplication) (a) the aggregate number of Company Common Shares issued and outstanding immediately prior to the Closing determined on an as-converted to Company Common Shares basis (including, for the avoidance of doubt, the number of Company Common Shares issuable upon conversion of any issued and outstanding Company Preferred Shares based on the then applicable conversion ratio) and (b) the aggregate number of Company Common Shares issued or issuable upon exercise or settlement of all issued and outstanding Company Equity Awards (whether vested or unvested), including Company Equity Awards exercised or settled prior to or in connection with the Closing, but excluding Company Equity Awards that will be cancelled and exchanged for Rollover Equity Awards.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a), and Section 3.1(b), Section 3.1(d) (Organization and Qualification), Section 3.2(b) through Section 3.2(e) (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.8(a) (No Company Material Adverse Effect) and Section 3.17 (Brokers).

“Company Information Circular” means the notice of the Company Shareholders Meeting to be sent to the Company Shareholders, and the accompanying management information circular to be prepared in connection with the Company Shareholders Meeting, together with any amendments thereto or supplements thereof in accordance with the terms of this Agreement.

“Company IT Systems” means all computer systems, Software and hardware, communication systems, servers and network equipment and databases (including those that are used to Process data), including any outsourced systems, in each case, to the extent owned, licensed or leased by a Group Company.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than a Group Company) that is licensed to any Group Company.

“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Group Companies, taken as a whole, provided, however, that none of the following, either alone or in combination, shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement resulting from or related to (a) general business or economic conditions in or affecting the United States or Canada, or changes therein, or the global economy generally, (b) any outbreak or escalation of war or hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage, civil unrest, cyberterrorism, riots, prolonged demonstrations or public disorders, or changes in global, national, regional, provincial, state or local political conditions, or any escalation or worsening thereof, (c) changes in the financial, banking, capital or securities markets generally in the United States, Canada or any other country or region in the world, or changes therein, including changes in interest rates in the United States, Canada or any other country and changes in exchange rates for the currencies of any countries, (d) changes or proposed changes in, or changes or proposed changes in the interpretation of, any applicable Laws, regulatory framework, IFRS or GAAP, (e) any change in the lithium-ion battery recycling market, any change in prices for commodities (including in the form of “black mass”) used in or generated by the Company’s business, or any change, event, effect or occurrence that is generally applicable to the industries or markets in which any Group Company operates, (f) the negotiation, execution or delivery of this Agreement, public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement (provided that the exception in this clause (f) shall not apply to the representations and warranties set forth in Section 3.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (g) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (a) through (f) or (h)), (h) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, acts of God or other natural disasters or comparable events in the United States, Canada or any other country or region in the world, or any escalation of the foregoing, (i) any epidemics, pandemics, disease outbreaks or quarantines, including COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations thereof following the date of this Agreement, (j) the taking of any action required by the terms of this Agreement or any Ancillary Document, (k) any actions taken or omitted to be taken by a Group Company at the written request or with the prior written consent of Peridot, (l) any material breach of this Agreement or any Ancillary Document by Peridot or (m) any matter set forth on Section 1.1 of the Company Disclosure Schedules; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (a) through (e) or (h) may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent such change, event, effect or occurrence has a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate.

“Company Non-Party Affiliates” means, collectively, each Company Related Party and each former, current or future Affiliates, Representatives, successors or permitted assigns of any Company Related Party (other than, for the avoidance of doubt, the Company). As it relates to the Company, the term “Non-Party Affiliates” means “Company Non-Party Affiliates.”

“Company Option” means, as of any determination time, each option to purchase Company Common Shares that is outstanding and unexercised (whether vested or unvested), whether granted under a Company Equity Plan or otherwise.

“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned by any of the Group Companies.

“Company Preferred Shares” means shares of preferred shares of the Company designated as “Class A Preferred Shares” or “Preference Shares” pursuant to the Company Articles of Incorporation.

“Company Product” means each product from which any Group Company has derived within the two (2) years preceding the date hereof, is currently deriving or is scheduled to derive within the next two (2) years, revenue from the sale, license, maintenance or other provision thereof, and each product candidate that is being researched, tested, developed or manufactured by or on behalf of the Group Companies.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned by, or filed in the name of, any Group Company.

“Company Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 13, 2020, by and among the Company and the Company Shareholders party thereto.

“Company Related Party” has the meaning set forth in Section 3.19.

“Company Related Party Transactions” has the meaning set forth in Section 3.19.

“Company Required Approval” means approval by the affirmative vote of the holders of not less than two-thirds of the Company Shares, voting together as a single class, present in person or represented by proxy at the Company Shareholders Meeting.

“Company Share Conversion” has the meaning set forth in the recitals to this Agreement.

“Company Shareholders” means, collectively, the holders of Company Shares as of any determination time prior to the Closing.

“Company Shareholders Agreement” means the Shareholder Agreement, as amended November 12, 2020, and as may be further amended, by and among the Company and the Company Shareholders party thereto.

“Company Shareholders Meeting” means the meeting of the Company Shareholders, including any adjournment or postponement thereof in accordance with the terms of this Agreement, that is to be convened as provided by the Interim Order to consider, and if deemed advisable approve, the Company Arrangement Resolution.

“Company Shares” means, collectively, the Company Preferred Shares and the Company Common Shares.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of December 23, 2020, by and between the Company and Peridot.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Continuance Proposal” has the meaning set forth in Section 5.8.

“Continuance Date” means the date on which the Peridot Continuance is approved by the affirmative vote of the holders of the requisite number of Peridot Shares necessary to approve the Peridot Continuance, whether in person or by proxy at the Peridot Shareholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of Peridot and applicable Law.

“Contract” or “Contracts” means any agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“Court” means the Ontario Superior Court of Justice (Commercial List).

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions, mutations or strains thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, delay, shut down (including, the shutdown of air cargo routes), closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by the applicable Governmental Entity, in each case, in connection with or in response to COVID-19.

“COVID Program” has the meaning set forth in Section 3.14(j).

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other benefit or compensatory plan, program, policy or Contract that any Group Company maintains, sponsors or contributes to, including for the benefit of its current or former employees, officers, directors or other individual service providers, or under or with respect to which any Group Company has any Liability, other than any plan sponsored or maintained by a Governmental Entity.

“Environmental Laws” means all Laws and Orders concerning pollution, the storage, use, treatment, transportation, handling, importation, exportation, sale, distribution, labeling, recycling, processing or testing of Hazardous Substance, the protection of the environment, or the protection of human health or safety (to the extent relating to exposure to Hazardous Substances).

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Equity Value” means $975,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ESPP Proposal” has the meaning set forth in Section 5.8.

“Ex-Im Laws” means all applicable Laws relating to export, re-export, transfer and import controls, including the Export and Import Permits Act and the regulations thereunder and the Export Administration Regulations and the customs and import Laws administered by U.S. Customs and Border Protection.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 2.11(a).

“Exchange Consideration” means an aggregate number of Amalco Shares (deemed to have a value of $10.00 per share) equal to (i) the sum of the Equity Value plus the Aggregate Exercise Price, divided by (ii) $10.00.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Final Order” means the final order of the Court pursuant to 182 of the OBCA, approving the Arrangement, as such order may be amended by the Court with the consent of Peridot and the Company, such consent to not be unreasonably withheld, conditioned or delayed, at any time prior to the Closing or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended, on appeal, provided that any such amendment is reasonably acceptable to each of Peridot and the Company.

“Foreign Antitrust Laws” has the meaning set forth in Section 3.5(a).

“Foreign Benefit Plan” means each Employee Benefit Plan maintained by any of the Group Companies for its current or former employees, officers, directors or other individual service providers located outside of the United States.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. or Canadian corporation are its certificate or articles of incorporation and, as the case may be, its articles of amendments, articles of amalgamations and its by-laws, the “Governing Documents” of a U.S. or Canadian limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation and the “Governing Documents” of a Cayman Islands exempted company are its memorandum and articles of association.

“Governing Documents Proposal” has the meaning set forth in Section 5.8.

“Governmental Entity” means any United States, Canadian or other (a) federal, state, provincial, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private), self-regulatory organization or stock exchange.

“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries (including Newco).

“Hazardous Substance” means any material, substance, waste or other pollutant or contaminant that is regulated by, or for which standards of conduct may be imposed or may give rise to Liability pursuant to, any Environmental Law, including any petroleum products or byproducts, noise, odor, mold, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroalkyl substances, or radon.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IFRS” means the International Financial Reporting Standards, as adopted by the International Accounting Standards Board, as in effect from time to time.

“Incentive Plan Proposal” has the meaning set forth in Section 5.8.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under IFRS or GAAP as applicable, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (g) any of the obligations of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Intellectual Property Rights” means all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights, works of authorship, data, database and design rights, and mask work rights, whether or not registered or published, and all registrations, applications renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) trade secrets, know-how, confidential or proprietary information, including invention disclosures, inventions, ideas, algorithms, formulae, processes, methods, techniques, and models, technologies, protocols, methodologies, formulations, layouts, specifications, discoveries, compositions, industrial models, architectures, drawings, plans, ideas, research and development, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case whether patentable or not and whether reduced to practice or not (collectively, “Trade Secrets”); (e) rights in Software, and (f) any other intellectual or proprietary rights.

“Intended Tax Treatment” has the meaning set forth in Section 5.5(a).

“Interim Order” means the interim order of the Court contemplated by Section 2.2 of this Agreement and made pursuant to 182 of the OBCA, providing for, among other things, the calling and holding of the Company Shareholders Meeting, as the same may be amended by the Court with the consent of Peridot and the Company, such consent not to be unreasonably withheld, conditioned or delayed, provided that any such amendment is reasonably acceptable to each of the Company and Peridot.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor and Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“IPO” has the meaning set forth in Section 9.18.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Latest Balance Sheet” has the meaning set forth in Section 3.4(a).

“Law” means any federal, state, provincial, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, Order, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Leased Real Property” has the meaning set forth in Section 3.18(b).

“Letter of Transmittal” means the letter of transmittal in the form or forms mutually agreed to by each of Newco, Peridot, the Exchange Agent and the Company (in any case, such agreement not to be unreasonably withheld, conditioned or delayed).

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Customers” has the meaning set forth in Section 3.20.

“Material Permits” has the meaning set forth in Section 3.6.

“Material Vendors” has the meaning set forth in Section 3.20.

“Minimum Cash Condition” has the meaning set forth in Section 6.3(d).

“Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

“Multiemployer Plan” has the meaning set forth in Section 3(37) or Section 4001(a)(3) of ERISA.

“Newco” has the meaning set forth in the introductory paragraph to this Agreement.

“Newco Articles and By-laws” has the meaning set forth in Section 5.18.

“Newco Shares” means common shares of Newco.

“NYSE” means the New York Stock Exchange.

“OBCA” has the meaning set forth in the recitals to this Agreement.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to any of the Group Companies on a non-exclusive basis under non-discriminatory terms and conditions.

“Order” means any writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity having jurisdiction over such matter.

“Other Class B Holders” has the meaning set forth in the recitals to this Agreement.

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Consideration” means the number of Amalco Shares equal to the Exchange Consideration divided by the number of Company Fully Diluted Shares.

“Peridot” has the meaning set forth in the introductory paragraph to this Agreement.

“Peridot Acquisition Proposal” means (a) any transaction or series of related transactions under which Peridot or any of its controlled Affiliates, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets or businesses of any other Persons(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise) or (b) any equity, debt or similar investment in Peridot or any of its controlled Affiliates. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby (including the PIPE Financing) shall constitute a Peridot Acquisition Proposal.

“Peridot Amalgamation” has the meaning set forth in the recitals to this Agreement.

“Peridot Board” has the meaning set forth in the recitals to this Agreement.

“Peridot Board Recommendation” has the meaning set forth in Section 5.8.

“Peridot Certificates” has the meaning set forth in Section 2.11(a).

“Peridot Change of Control Payment” means (a) any success, change of control, retention, transaction bonus or other similar payment or amount to any Person as a result of or in connection with this Agreement or the transactions contemplated hereby or any other Change of Control Transaction (including any such payments or similar amounts that may become due and payable based upon the occurrence of one or more additional circumstances, matters or events) or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing or that will become owing in respect of, any Peridot Related Party Transaction (in the case of each of clause (a) and (b), regardless of whether paid or payable prior to, at or after the Closing or in connection with or otherwise related to this Agreement or any Ancillary Document).

“Peridot Class A Shares” means Peridot’s Class A ordinary shares, $0.0001 par value.

“Peridot Class B Shares” means Peridot’s Class B ordinary shares, $0.0001 par value.

“Peridot Common Shares” means the Peridot New Class A Shares after giving effect to the Class B Conversion.

“Peridot Continuance” has the meaning set forth in the recitals to this Agreement.

“Peridot D&O Persons” has the meaning set forth in Section 5.11(a).

“Peridot Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by Peridot on the date of this Agreement.

“Peridot Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, Peridot in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this

Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including the PIPE Financing), including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of Peridot and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to Peridot pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, Peridot Expenses shall not include any Company Expenses.

“Peridot Financial Statements” means all of the financial statements of Peridot included in the Peridot SEC Reports.

“Peridot Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Capitalization), Section 4.3 (Authority), Section 4.8 (Trust Account), Section 4.11(a) (No Peridot Material Adverse Effect) and Section 4.20 (Brokers).

“Peridot Information” has the meaning set forth in Section 2.4(d).

“Peridot Liabilities” means, as of any determination time, the aggregate amount of Liabilities of Peridot that would be accrued on a balance sheet in accordance with GAAP, whether or not such Liabilities are due and payable as of such time. Notwithstanding the foregoing or anything to the contrary herein, Peridot Liabilities shall not include any Peridot Expenses.

“Peridot Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of Peridot; provided, however, that none of the following, either alone or in combination, shall constitute or be taken into account in determining whether a Peridot Material Adverse Effect has occurred or is reasonably expected to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement resulting from or related to (a) general business or economic conditions in or affecting the United States or Canada, or changes therein, or the global economy generally, (b) any outbreak or escalation of war or hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage, civil unrest, cyberterrorism, riots, prolonged demonstrations or public disorders, or changes in global, national, regional, provincial, state or local political conditions, or any escalation or worsening thereof, (c) changes in the financial, banking, capital or securities markets generally in the United States, Canada or any other country or region in the world, or changes therein, including changes in interest rates in the United States, Canada or any other country and changes in exchange rates for the currencies of any countries, (d) changes, or proposed changes in or changes or proposed changes in interpretation of any applicable Laws, regulatory framework, IFRS or GAAP, (e) any change, event, effect or occurrence that is generally applicable to the industries or markets in which Peridot operates, (f) the negotiation, execution or delivery of this Agreement, public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement (provided that the exception in this clause (f) shall not apply to the representations and warranties set forth in Section 4.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.3(a) to the extent it relates to such representations and warranties), (g) any failure by Peridot to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (a) through (f) or (h)), (h) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, acts of God or other natural disasters or comparable events in the United States, Canada or any other country or region in the world, or any escalation of the foregoing, (i) any epidemics, pandemics, disease outbreaks or quarantines, including COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations thereof following the date of this Agreement, (j) the taking of any action required by the terms of this Agreement or any Ancillary Document, (k) any actions taken or omitted to be taken by Peridot at the written request or with the prior written consent of the Company (l) any material breach of this Agreement or any Ancillary Document by the Company or (m) any matter set forth on Section 1.1 of the Peridot Disclosure Schedules; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (a) through (e) or (h) may be taken into account in determining whether a Peridot Material Adverse Effect has occurred or would reasonably be expected to occur to the extent such change, event, effect or occurrence has a disproportionate adverse effect on Peridot relative to other “SPACs” operating in the industries in which Peridot operates.

“Peridot New Class A Shares” means Peridot’s Class A common shares after giving effect to the Peridot Continuance.

“Peridot New Class B Shares” means Peridot’s Class B common shares after giving effect to the Peridot Continuance.

“Peridot Non-Controlled Affiliates” has the meaning set forth in Section 5.6(b).

“Peridot Non-Party Affiliates” means, collectively, each Peridot Related Party and each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any Peridot Related Party (other than, for the avoidance of doubt, Peridot). As it relates to Peridot, the term “Non-Party Affiliates” means “Peridot Non-Party Affiliates.”

“Peridot Related Party” has the meaning set forth in Section 4.21.

“Peridot Related Party Transactions” has the meaning set forth in Section 4.21.

“Peridot SEC Reports” has the meaning set forth in Section 4.6.

“Peridot Shareholder Approval” means (i) with respect to the BCA Proposal, the Share Issuance Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal, the affirmative vote of the holders of at least a majority of the Peridot Shares present in person or represented by proxy and entitled to vote at the Peridot Shareholders Meeting, in each case, in accordance with the Governing Documents of Peridot and applicable Law; (ii) with respect to the Continuance Proposal, the Governing Documents Proposal and the Amalgamation Proposal, the affirmative vote of the holders of at least two-thirds of the Peridot Shares present in person or represented by proxy and entitled to vote at the Peridot Shareholders Meeting, in each case, in accordance with the Governing Documents of Peridot and applicable Law; and (iii) in the circumstances contemplated by Section 5.20, the approval of the Peridot Amalgamation by the affirmative vote of the holders of at least two-thirds of the Peridot Shares present in person or represented by proxy and entitled to vote at the Peridot Shareholders Meeting, which vote shall be held following the Peridot Continuance, in accordance with the Governing Documents of Peridot and applicable Law, including the OBCA.

“Peridot Shareholder Redemption” means the redemption by the holders of Peridot Class A Shares of all or a portion of their Peridot Class A Shares (in connection with the transactions contemplated by this Agreement or otherwise), as set forth in Governing Documents of Peridot.

“Peridot Shareholders Meeting” has the meaning set forth in Section 5.8.

“Peridot Shares” means (a) prior to the consummation of the Peridot Continuance, collectively, the Peridot Class A Shares and the Peridot Class B Shares, (b) from and after the consummation of the Peridot Continuance but prior to the Class B Conversion, collectively, the Peridot New Class A Shares and Peridot New Class B Shares and (c) from and after the Class B Conversion, Peridot Common Shares. Any reference to the Peridot Shares in this Agreement or any Ancillary Document shall be deemed to refer to clause (a), clause (b) and/or clause (c) of this definition as the context so requires.

“Peridot Tax Counsel” has the meaning set forth in Section 5.5(b).

“Peridot Unit” means each outstanding unit consisting of one Peridot Class A Share and one-half of one Peridot Warrant.

“Peridot Warrants” means each warrant to purchase one Peridot Class A Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the Warrant Agreement.

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP or IFRS, as applicable, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP or IFRS, as applicable, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (f) non-exclusive licenses to Intellectual Property Rights granted in the ordinary course of business, and (g) the Liens listed and described on Section 1.1 of the Company Disclosure Schedules.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Data” means, in addition to any definition for any similar term (e.g., “personally identifiable information” or “PII” or “personal data”) provided by or included in any applicable Law, any data or information that identifies an individual or natural person.

“PIPE Financing” has the meaning set forth in the recitals to this Agreement.

“PIPE Financing Amount” has the meaning set forth in the recitals to this Agreement.

“PIPE Investors” has the meaning set forth in the recitals to this Agreement.

“Plan of Arrangement” means the Plan of Arrangement in substantially the form attached hereto as Exhibit B, subject to any amendments or variations to such plan made in accordance with this Agreement (including Section 5.20) and the Plan of Arrangement or made at the direction of the Court in the Final Order with the prior written consent of the Company and Peridot, each acting reasonably.

“PPP Loan” has the meaning set forth in Section 3.16(c).

“Pre-Closing Peridot Holders” means the holders of Peridot Shares at any time prior to the Peridot Amalgamation.

“Privacy and Security Requirements” means (i) any applicable Laws relating to the processing of Personal Data or otherwise relating to consumer protection and (ii) the Group Companies’ published internal and external facing privacy policies.

“Proceeding” means any lawsuit, litigation, action, audit, examination, claim, cause of action, complaint, charge, proceeding, investigation, inquiry, administrative enforcement proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure, performance of operations or set of operations on data or on sets of data, or other activity regarding data (whether electronically or in any other form or medium).

“Prospectus” has the meaning set forth in Section 9.18.

“Public Shareholders” has the meaning set forth in Section 9.18.

“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, pursuant to which any Group Company leases or sub-leases any real property.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain name registrations.

“Registration Statement / Proxy Statement” means a registration statement on Form F-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing a prospectus of Newco (as predecessor of Amalco) and proxy statement of Peridot.

“Representatives” means, with respect to any Person, such Person’s Subsidiaries and its and such Subsidiaries’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Rollover Equity Awards” means an equity award with respect to Amalco Shares that is outstanding on the day following the Closing Date and that is received in exchange for a Company Equity Award upon disposition and cancellation of such Company Equity Award.

“Sanctions Laws” means any applicable economic or financial sanctions Laws, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, any other agency of the US government, the government of Canada or applicable anti-boycott measures.

“Sanctioned Person” means any person, organization or vessel (a) designated on the OFAC list of Specially Designated Nationals and Blocked Persons, the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury, and person listed by Canada under the regulations to the Special Economic Measures Act, the Freezing Assets of Corrupt Foreign Officials Act, the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), the United Nations Act, the Criminal Code, or any other similar Canadian law, or on any list of targeted persons issued under the Sanctions Law of any other country, (b) that is, or is part of, a government of a Sanctioned Territory, (c) owned or controlled by, or acting on behalf of, any of the foregoing, (d) located within or operating from a Sanctioned Territory, or (e) otherwise targeted under any Sanctions Law.

“Sanctioned Territory” means any country or other territory subject to a general export, import, financial or investment embargo under Sanctions Law, which countries and territories, as of the date of this Agreement, are the Crimea territory, Cuba, Iran, North Korea, and Syria.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the Peridot Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws, including the Securities Act (Ontario) and any other applicable Canadian provincial and territorial securities laws.

“Share Exchange” has the meaning set forth in the recitals to this Agreement.

“Share Issuance Proposal” has the meaning set forth in Section 5.8.

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all (a) computer programs and software, including any and all software implementations of algorithms, models and methodologies, whether in (and including all) source code or object code; and (b) all documentation related to any of the foregoing.

“Sponsor” has the meaning set forth in the recitals to this Agreement.

“Sponsor Forfeiture Value” means an amount equal to the number of Forfeited Shares (as defined in the Sponsor Letter Agreement) multiplied by $10.00.

“Sponsor Letter Agreement” has the meaning set forth in the recitals to this Agreement.

“Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the limited liability company, partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Supporting Company Shareholders” has the meaning set forth in the recitals to this Agreement.

“Tax” means (a) any U.S., Canadian or other non-U.S. federal, state, local or provincial income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes, duties, fees, charges, imposts, or assessments of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not, and (b) any Liability for any amounts of the type described in clause (a) of another Person by operation of Law (including under Treasury Regulations section 1.1502-6 or analogous U.S. state or local or non-U.S. Law), as a transferee or successor, by Contract or otherwise.

“Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Contest” means any audit, hearing, proposed adjustment, arbitration, deficiency, assessment, suit, dispute, claim, or other Proceeding commenced, filed or otherwise initiated or convened to investigate or resolve the existence and extent of a Liability for Taxes.

“Tax Return” means returns, information returns, notices, designations, statements, declarations, claims for refund, and reports relating to Taxes filed or required to be filed with any Governmental Entity, including any schedules and attachments thereto and any amendments thereof.

“Termination Date” has the meaning set forth in Section 7.1(d).

“Transaction Proposals” has the meaning set forth in Section 5.8.

“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Transactions” has the meaning set forth in the recitals to this Agreement.

“Treasury Regulations” means the U.S. Treasury Department regulations promulgated under the Code, as amended from time to time (including any successor regulations).

“Trust Account” has the meaning set forth in Section 9.18.

“Trust Account Released Claims” has the meaning set forth in Section 9.18.

“Trust Agreement” has the meaning set forth in Section 4.8.

“Trustee” has the meaning set forth in Section 4.8.

“Unaudited Company Financial Statements” has the meaning set forth in Section 3.4(b).

“Unpaid Peridot Expenses” means the Peridot Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid Peridot Liabilities” means the Peridot Liabilities as of immediately prior to the Closing.

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as well as similar applicable foreign, state or local Laws.

“Warrant Agreement” means the Warrant Agreement, dated as of September 23, 2020, by and between Peridot and the Trustee.

ARTICLE 2

THE ARRANGEMENT; THE TRANSACTIONS; CLOSING

Section 2.1 The Arrangement. On the terms and subject to the conditions hereof, the Company and Amalco shall proceed to effect the Arrangement under Section 182 of the OBCA beginning at the Arrangement Effective Time (as defined in the Plan of Arrangement), on the terms contained in the Plan of Arrangement.

Section 2.2 The Interim Order. No later than three (3) Business Days after the filing with the SEC of the Registration Statement / Proxy Statement, the Company shall apply in a manner reasonably acceptable to Peridot pursuant to Section 182 of the OBCA and, in cooperation with Peridot, prepare, file and diligently pursue an application to the Court for the Interim Order in respect of the Arrangement, which shall provide, among other things:

(a) that the Transaction Support Agreements have been duly executed by each of the Supporting Company Shareholders;

(b) for the class of persons to whom notice is to be provided in respect of the Arrangement, the Company Shareholders Meeting and for the manner in which such notice is to be provided;

(c) that the required level of approval for the Company Arrangement Resolution shall be the Company Required Approval;

(d) that, in all other respects, the terms, restrictions and conditions of the Governing Documents of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Shareholders Meeting;

(e) for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(f) that the Company Shareholders Meeting may be adjourned or postponed from time to time by the Company in accordance with the terms of this Agreement without the need for additional approval of the Court;

(g) that the record date for the Company Shareholders entitled to notice of and to vote at the Company Shareholders Meeting will not change in respect of any adjournment(s) or postponement(s) of the Company Shareholders Meeting;

(h) subject to Section 5.20, that the Peridot Shareholder Approval can be obtained after the issuance of the Final Order; and

(i) for such other matters as the Parties may agree are reasonably necessary to complete the Transactions.

Section 2.3 The Company Shareholders Meeting.

(a) Subject to the terms of this Agreement, the Interim Order and the provision of the Peridot Information, the Company shall convene and conduct the Company Shareholders Meeting in accordance with the Governing Documents of the Company, applicable Laws and the Interim Order as soon as reasonably practicable (but acknowledging that the Company may apply to the Court for an Interim Order as late as three (3) Business Days after the filing with the SEC of the Registration Statement / Proxy Statement), and shall not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the Company Shareholders Meeting without the prior written consent of Peridot (not to be unreasonably withheld, delayed or conditioned), except in the case of an adjournment as required for quorum purposes. The Company shall consult with Peridot in fixing the record date for the Company Shareholders Meeting and the date of the Company Shareholders Meeting, give notice to Peridot of the Company Shareholders Meeting and allow Peridot’s representatives and legal counsel to attend the Company Shareholders Meeting. The Company shall use its reasonable best efforts to obtain the Company Required Approval in respect of the Company Arrangement Resolution, including instructing the management proxyholders named in the Company Information Circular to vote any discretionary or blank proxy submitted by shareholders in favor of such action, and shall take all other action reasonably necessary or advisable to secure the Company Required Approval in respect of the Company Arrangement Resolution.

(b) The Company shall provide Peridot with (i) updates with respect to the aggregate tally of the proxies received by the Company in respect of the Company Arrangement Resolution, (ii) updates with respect to any communication (written or oral) from any Company Shareholder in opposition to the Arrangement, (iii) the right to demand postponement or adjournment of the Company Shareholders Meeting if, based on the tally of proxies, the Company will not receive the Company Required Approval in respect of the Company Arrangement Resolution; provided, that the Company Shareholders Meeting, so postponed or adjourned, shall not be later than (A) five (5) Business Days prior to the Termination Date or (B) ten (10) days from the date of the first Company Shareholders Meeting, and (iv) the right to review and comment on all communications sent to Company Shareholders in connection with the Company Shareholders Meeting.

Section 2.4 The Company Information Circular.

(a) The Company shall promptly prepare and complete, in good faith consultation with Peridot, the Company Information Circular together with any other documents required by applicable Law in connection with the Company Shareholders Meeting and the Arrangement, and the Company shall, as promptly as practicable after obtaining the Interim Order, cause the Company Information Circular and such other documents to be sent to each Company Shareholder and other person as required by the Interim Order and applicable Law.

(b) The Company shall ensure that the Company Information Circular (i) complies with the Governing Documents of the Company, the Interim Order and applicable Law, (ii) does not contain any Misrepresentation, except with respect to Peridot Information included in the Company Information Circular, which Peridot will ensure does not contain a Misrepresentation, (iii) provides the Company Shareholders with sufficient information (explained in sufficient detail) to permit them to form a reasoned judgement concerning the matters to be placed before the Company Shareholders Meeting and (iv) states any material interest of each director and officer, whether as director, officer, securityholder or creditor of the Company, as and to the extent required by applicable Law.

(c) The Company shall, subject to the terms of this Agreement, ensure that the Company Information Circular includes a statement that the board of directors of the Company has unanimously (i) determined that the Plan of Arrangement and the Transactions are in the best interests of the Company and fair to the Company Shareholders and (ii) recommended that the Company Shareholders vote in favor of the Company Arrangement Resolution.

(d) Peridot shall assist the Company in the preparation of the Company Information Circular, including obtaining and furnishing to the Company any information with respect to Peridot required to be included under applicable Laws in the Company Information Circular (the “Peridot Information”), and ensuring that the Peridot Information does not contain any Misrepresentation. The Company shall give Peridot and its legal counsel a reasonable opportunity to review and comment on drafts of the Company Information Circular and other related documents, and shall accept the reasonable comments made by Peridot and its counsel, and agrees that all information relating to Peridot included in the Company Information Circular must be in a form and content reasonably satisfactory to Peridot.

(e) Each Party shall promptly notify the other Parties if it becomes aware that the Company Information Circular contains a Misrepresentation, or otherwise requires an amendment or supplement. The Parties shall cooperate in the preparation of any such amendment or supplement as required or appropriate, and the Company shall promptly deliver or otherwise disseminate any such amendment or supplement to the Company Shareholders as required by the Court or applicable Law.

Section 2.5 The Final Order. The Company shall take all steps necessary or desirable to submit the Arrangement to the Court and diligently pursue an application for the Final Order pursuant to Section 182 of the OBCA, as soon as reasonably practicable, but in any event not later than three (3) Business Days after the date on which the Company Arrangement Resolution is passed at the Company Shareholders Meeting as provided for in the Interim Order.

Section 2.6 Court Proceedings.

(a) In connection with all Court proceedings relating to obtaining the Interim Order and the Final Order, the Company shall: (i) diligently pursue the Interim Order and the Final Order; (ii) provide Peridot’s legal counsel with a reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, and accept the reasonable comments of Peridot and its legal counsel; (iii) provide Peridot copies of any notice of appearance, evidence or other documents served on it or its legal counsel in respect of the application for the Interim Order or the Final Order or any appeal from them, and any notice, written or oral, indicating the intention of any person to appeal, or oppose the granting of, the Interim Order or the Final Order; (iv) ensure that all material filed with the Court in connection with the Arrangement is consistent with this Agreement and the Plan of Arrangement; (v) not file any material with the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend any materials so filed or served, except as contemplated by this Agreement or with Peridot’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, provided that Peridot is not required to agree or consent to any increase or variation in the form of the Exchange Consideration or other modification or amendment to such filed or served materials that expands or increases its obligations, or diminishes or limits its rights, set forth in any such filed or served materials or under this Agreement or the Arrangement; (vi) subject to this Agreement, oppose any proposal from any person that the Final Order contain any provision inconsistent with the Arrangement or this Agreement, and if at any time after the issuance of the Final Order and prior to the Closing, the Company is required by the terms of the Final Order or by applicable Law to return to Court with respect to the Final Order, it will do so only after notice to, and in good faith consultation and cooperation with, Peridot; and (vii) not object to legal counsel to Peridot making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided Peridot advises the Company of the nature of any such submissions prior to the hearing and such submissions are consistent with this Agreement and the Plan of Arrangement.

(b) Subject to the terms of this Agreement, Peridot will cooperate with, and assist the Company, in seeking the Interim Order and the Final Order, including by providing the Company on a timely basis any information reasonably required or requested to be supplied by Peridot in connection therewith.

(c) If, despite its diligent efforts, the Company is unable to obtain (A) the Interim Order containing the orders set out in Section 2.2 as a result, at the Company’s determination, acting reasonably, of the inclusion of the order set out in Section 2.2(h), or (B) the Final Order, as a result, at the Company’s determination, acting reasonably, that the Peridot Shareholder Approval has not yet been obtained, then the Company will, as applicable, diligently pursue (A) an Interim Order, that does not include the order set out in Section 2.2(h) (and, in such circumstances, such order will not be required pursuant to Section Section 2.2(i) or otherwise), or (B) a Final Order, in connection with the Plan of Arrangement as amended, in each case in accordance with Section 5.20.

Section 2.7 Closing Transactions. The Share Exchange shall occur upon the terms and subject to the conditions set forth in the Plan of Arrangement. The closing of the Share Exchange (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 9.11 as promptly as reasonably practicable, but in no event shall the Closing occur on a date which is later than the third (3rd) Business Day following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the date on which the Share Exchange occurs, the “Closing Date”) or at such other place, date and/or time as Peridot and the Company may agree in writing.

Section 2.8 Sponsor Forfeiture. Two (2) Business Days prior to the Closing Date, Peridot shall deliver written notice to the Company setting forth its good faith estimate of the Aggregate Transaction Proceeds as of the Closing Date, together with reasonably detailed support for the calculation of such Aggregate Transaction Proceeds. If the Aggregate Transaction Proceeds are estimated to be less than $300,000,000, and the Company informs Peridot in writing that it waives the Minimum Cash Condition as of the Closing, then, immediately prior to the Class B Conversion on the Closing Date, the Sponsor shall automatically be deemed to have irrevocably transferred to Peridot, surrendered, and forfeited for no consideration the number of Peridot New Class B Shares as provided in the Sponsor Letter Agreement, and such Peridot New Class B Shares shall, by virtue of the Transactions, be deemed to have been canceled and extinguished.

Section 2.9 The Class B Conversion. On the Closing Date, after any forfeiture of Peridot New Class B Shares as provided in the Sponsor Letter Agreement and prior to the Peridot Amalgamation, the Class B Conversion shall occur.

Section 2.10 Allocation Schedule.

(a) No later than five (5) Business Days prior to the Closing Date, the Company shall deliver to Peridot and Newco (and Newco shall thereafter deliver to the Exchange Agent) an allocation schedule (the “Allocation Schedule”) setting forth (i) the number of Company Shares held by each Company Shareholder and the number of Company Shares subject to each Company Equity Award held by each holder thereof and, in the case of each Company Option, the exercise price thereof, (ii) (x) the number of Amalco Shares that will be subject to each Rollover Equity Award, which shall be determined by multiplying the number of Company Shares subject to the corresponding Rollover Equity Award immediately prior to the Closing by the Per Share Consideration and rounding the resulting number down to the nearest whole number of Amalco Shares and (y) in the case of each Company Equity Award, the number of Company Shares subject to the corresponding Company Company Equity Award in effect immediately prior to the Closing and in the case of each Company Option, the exercise price immediately before Closing, (iii) the portion of the Exchange Consideration allocated to each Company Shareholder and each holder of Company Options that will not receive Rollover Equity Awards, respectively, determined in the manner determined under the Plan of Arrangement, and (iv) a certification, duly executed by an authorized officer of the Company, that the information delivered pursuant to clauses (i), (ii) and (iii) is, and will be as of immediately prior to the Closing, true and correct in all respects and in accordance with the last sentence of this Section 2.10. The Company will review any comments to the Allocation Schedule provided by Peridot or any of its Representatives and consider and incorporate in good faith any reasonable comments proposed by Peridot or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (A) the aggregate number of Amalco Shares that each Company Shareholder will have a right to receive pursuant to the Plan of Arrangement will be rounded down to the nearest whole share, (B) in no event shall the aggregate number of Amalco Shares set forth on the Allocation Schedule that are allocated in respect of Company Shares and Company Equity Awards (other than those allocated in respect of Rollover Equity Awards) exceed the Exchange Consideration and (C) the Allocation

Schedule (and the calculations or determinations therein) shall be prepared in accordance with any applicable Law, the Governing Documents of the Company, the Company Shareholders Agreement, the Company Equity Plan and any other Contract to which the Company is a party or bound to the extent applicable thereto.

(b) Peridot, the Exchange Agent and their respective Affiliates and Representatives shall be entitled to rely, without any independent investigation or inquiry, on the names, amounts, and other information set forth in the Allocation Schedule. None of Peridot, the Exchange Agent and their respective Affiliates or Representatives shall have any liability to any Company Shareholder or any of its Affiliates for relying on the Allocation Schedule. The Allocation Schedule may not be modified after delivery to Peridot and Newco except pursuant to a written instruction from the Company, with certification from an authorized representative of the Company that such modification is true and correct. Peridot, the Exchange Agent and their respective Affiliates and Representatives shall be entitled to rely, without any independent investigation or inquiry, on such modified Allocation Schedule.

Section 2.11 Exchange Agent.

(a) As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, Newco shall appoint an exchange agent reasonably acceptable (such acceptance, not to be unreasonably withheld, conditioned or delayed) to Peridot and the Company (the “Exchange Agent”) and enter into an exchange agent agreement with the Exchange Agent for the purpose of exchanging (i) certificates, if any, representing the Company Common Shares (“Company Certificates”) and each Company Share held in book-entry form on the stock transfer books of the Company immediately prior to the Closing, in either case, for the portion of the Exchange Consideration issuable in respect of such Company Shares pursuant to the Plan of Arrangement and on the terms and subject to the other conditions set forth in this Agreement, and (ii) certificates, if any, representing the Peridot Shares or Peridot Warrants (“Peridot Certificates”) and each Peridot Share or Peridot Warrant held in book-entry form on the stock transfer books of Peridot immediately prior to the Closing, in either case, for such Amalco Shares or Amalco Warrants issuable in the Peridot Amalgamation and on the terms and subject to the other conditions set forth in this Agreement.

(b) At least three (3) Business Days prior to the Closing Date, the Company shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, a Letter of Transmittal to the Company Shareholders. At least three (3) Business Days prior to the Closing Date, Peridot shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, a Letter of Transmittal to the holders of Peridot Shares and Peridot Warrants.

(c) In accordance with the Plan of Arrangement, Amalco shall deposit, or cause to be deposited, with the Exchange Agent, (i) for the benefit of the Company Shareholders and for exchange in accordance with this Section 2.11 through the Exchange Agent, evidence of Amalco Shares in book-entry form representing the portion of the Exchange Consideration issuable pursuant to the Plan of Arrangement, and (ii) for the benefit of the holders of Peridot Shares and Peridot Warrants and for exchange in accordance with this Section 2.11 through the Exchange Agent, evidence of Amalco Shares and Amalco Warrants in book-entry form representing the Amalco Shares and Amalco Warrants issuable in the Peridot Amalgamation in exchange for the Peridot Shares and Peridot Warrants outstanding immediately prior to the Peridot Amalgamation.

Section 2.12 Withholding. Notwithstanding anything in this Agreement to the contrary, Peridot, Amalco, the Group Companies and the Exchange Agent shall be entitled to take such actions as are reasonably necessary to deduct and withhold (or cause to be deducted and withheld) from any amounts payable or otherwise deliverable to any Person pursuant to the Arrangement or this Agreement such Taxes, source deductions and other amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so deducted and withheld and timely remitted to the applicable Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Each of Peridot, Amalco, the Group Companies and the Exchange Agent, as applicable, is hereby authorized to sell or otherwise dispose of, on behalf of such Person, such portion of any share or other security deliverable to such Person as is necessary to provide sufficient funds to Peridot, Amalco, a Group Company or the Exchange Agent, as the case may be, to enable it to comply with such deduction and withholding requirement and Peridot, Amalco, the Group Company or the Exchange Agent shall use commercially reasonable efforts to notify such Person thereof and remit the applicable portion of the net proceeds of such sale to the appropriate Governmental Entity and, if applicable, any portion of such net proceeds that is not required to be so remitted shall be paid to such Person. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES

Subject to Section 9.8, except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to Peridot as follows:

Section 3.1 Organization and Qualification.

(a) Each Group Company is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation, incorporation or organization (as applicable). Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to timely consummate the Transactions.

(b) True, complete and correct copies of the Governing Documents of the Company and the Company Shareholders Agreement and the Company Registration Rights Agreement have been made available to Peridot, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Company and the Company Shareholders Agreement are in full force and effect, and the Company is not in breach or violation of any provision set forth in its Governing Documents or in material breach of the Company Shareholders Agreement or the Company Registration Rights Agreement.

(c) Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to timely consummate the Transactions.

(d) Newco was incorporated solely for purposes of entering into the Transactions and, since the date of its incorporation, Newco has not owned any assets, carried on any business, conducted any operations or incurred any liabilities or obligations or has not hired any employee or independent contractor, other than the execution of this Agreement and any Ancillary Documents, the performance of its obligations hereunder and matters ancillary thereto.

Section 3.2 Capitalization of the Group Companies.

(a) Section 3.2(a) of the Company Disclosure Schedules sets forth a true, complete and correct statement as of the date of this Agreement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding, (ii) the identity of the Persons that are the registered owners thereof and (iii) with respect to each Company Equity Award, (A) the date of grant, (B) any applicable exercise (or similar) price, (C) the expiration date, and (D) any applicable vesting schedule (including acceleration provisions). All of the Equity Securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except for the Company Equity Awards set forth on Section 3.2(a) of the Company Disclosure Schedules or as set forth in the Governing Documents of the Company, as of the date of this Agreement, the Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights or (y) options, restricted stock, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts to which the Company is a party that require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company.

(b) The outstanding Equity Securities of the Company (1) were not issued in violation of the Governing Documents of the Company or the Company Shareholders Agreement, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights or similar rights of any Person granted by the Company and (3) have been offered, sold and issued in compliance with applicable Law, including applicable Securities Laws. Except for the Company Shareholders Agreement, there are no voting trusts, proxies or other Contracts to which the Company is a party with respect to the voting or transfer of the Company’s Equity Securities.

(c) Section 3.2(c) of the Company Disclosure Schedules sets forth a true, complete and correct statement of (i) the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company issued and outstanding and (ii) the identity of the Persons that are the registered owners thereof. There are no outstanding (A) equity appreciation, phantom equity, or profit participation rights or (B) options, restricted stock, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts to which any Subsidiary of the Company is a party that require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company.

(d) As of the date hereof, the authorized share capital of Newco consists of an unlimited number of Newco Shares, of which one is issued and outstanding. Immediately following the Closing, all of the issued and outstanding Amalco Shares (i) will be duly authorized, validly issued, fully paid and non-assessable, (ii) will have been issued in compliance in all material respects with applicable Law and (iii) will not have been issued in breach or violation of any preemptive rights or Contract to which Newco is a party or bound.

(e) None of the Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and none of the Group Companies are a partner or member of any partnership, limited liability company or joint venture.

Section 3.3 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Subject to the Company Required Approval of the Company Arrangement Resolution, the execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of the Company. This Agreement and each Ancillary Document to which the Company is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto), enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 3.4 Financial Statements; Undisclosed Liabilities.

(a) The audited consolidated balance sheets of the Group Companies as of October 31, 2019 and October 31, 2020 (the “Latest Balance Sheet”) and the related audited consolidated statements of operations, changes in shareholders’ equity and cash flows of the Group Companies for each of the periods then ended, including the notes thereto (the “Audited Company Financial Statements”), when delivered following the date of this Agreement in accordance with Section 5.15, (A) will be prepared in accordance with IFRS applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (B) will fairly present, in all material respects, the financial position, results of operations and cash flows of the Group Companies as of the dates thereof and for the periods indicated therein, except as otherwise specifically noted therein, (C) will have been audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditors, and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(b) The unaudited consolidated balance sheets of the Group Companies as of January 31, 2020 and January 31, 2021 and the related unaudited consolidated statements of operations and changes in shareholders’ equity and cash flows of the Group Companies for each of the three-month periods then ended (the “Unaudited Company Financial Statements” and together with the Audited Company Financial Statements, the “Company Financial Statements”), when delivered following the date of this Agreement in accordance with Section 5.15, (i) will be prepared in accordance with IFRS applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) will fairly present, in all material respects, the financial position, results of operations and cash flows of the Group Companies as of the dates thereof and for the periods indicated therein (subject to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), except as otherwise specifically noted therein and (iii) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(c) The accounts receivable of the Company and its Subsidiaries reflected on the Latest Balance Sheet arose in the ordinary course of business from bona fide transactions and in accordance with IFRS and none of such accounts receivable are subject to any set offs, counterclaims, credits or other offsets, and are current and collectible and will be collected in accordance with their terms and their recorded amounts, subject only to the reserve for bad debts set forth in the Company Financial Statements. The accounts payable of the Company and its Subsidiaries reflected on the Latest Balance Sheet arose in the ordinary course of business from bona fide transactions and in accordance with IFRS. Since the date of the Latest Balance Sheet, the accounts receivable and accounts payable of the Company and its Subsidiaries have arisen in the ordinary course of business from bona fide transactions.

(d) Except for Liabilities (i) set forth in Section 3.4(d) of the Company Disclosure Schedules, (ii) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, the Company Expenses and any

Liabilities arising out of, or related to, any Proceeding related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, including any shareholder demand or other shareholder Proceedings (including derivative claims) arising out of, or related to, any of the foregoing), (iii) set forth or disclosed in the Company Financial Statements, (iv) that have arisen since the Latest Balance Sheet in the ordinary course of business (and not as a result of a breach of any Contract by any Group Company), (v) that are incurred with the consent of Peridot or (vi) that are not, and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, the Company does not have any Liabilities that would be required to be included in a balance sheet prepared in accordance with IFRS or disclosed in the notes thereto.

(e) The Group Companies have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with IFRS and to maintain accountability for the Group Companies’ assets. The Group Companies maintain and, for all periods covered by the Company Financial Statements, have maintained books and records of the Group Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies, in each case in all material respects.

(f) Since November 1, 2018, no Group Company has received any written complaint, allegation, assertion or claim that there is (i) to the Company’s knowledge, “significant deficiency” in the internal controls over financial reporting of the Group Companies, (ii) to the Company’s knowledge, a “material weakness” in the internal controls over financial reporting of the Group Companies or (iii) fraud or corporate misappropriation, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

Section 3.5 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents, except for (i) compliance with and filings under the HSR Act or under any applicable antitrust or other competition Laws of any non-U.S. jurisdictions (collectively, “Foreign Antitrust Laws”), (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) the filing of any documents required by the Final Order, the Interim Order, and filings required pursuant to the Plan of Arrangement, (iv) the Company Required Approval in respect of the Company Arrangement Resolutions, or (v) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

(b) Neither the execution, delivery or performance by the Company of this Agreement nor the Ancillary Documents to which the Company is or will be a party nor the consummation by the Company of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Company’s Governing Documents or the Company Shareholders Agreement, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Material Contract to which any Group Company is a party or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Group Company or any of its properties or assets are bound, or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the assets or properties of any Group Company, except, in the case of clauses (ii) through (iv) above, as would not have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to timely consummate the Transactions.

Section 3.6 Permits. Each of the Group Companies has all Permits (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to hold the same would not result in a Company Material Adverse Effect. (i) Each Material Permit is in full force and effect in accordance with its terms and (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Group Companies, except, in each case, as would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.7 Material Contracts.

(a) Section 3.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which a Group Company is, as of the date of this Agreement, a party (the Contracts required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, collectively, the “Material Contracts”):

(i) any Contract relating to Indebtedness of any Group Company or to the placing of a Lien (other than any Permitted Lien) on any material assets or properties of any Group Company;

(ii) any Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $500,000;

(iii) any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $500,000;

(iv) any joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization or research or development Contract;

(v) any material Contract with respect to any Company Licensed Intellectual Property or Company Owned Intellectual Property, including any (A) material license, royalty, indemnification, covenant not to sue, escrow, co-existence, concurrent use, consent to use, assignment, development or other Contract relating to any Intellectual Property Rights (including any Contracts relating to the licensing of material Intellectual Property Rights by any of the Group Companies to a third party or by a third party to the Company) and (B) other Contracts have any material effect on any of the Group Companies’ ability to own, enforce, use, license or disclose any Intellectual Property Rights, in each case, other than Off-the-Shelf-Software licenses;

(vi) any Contract that (A) limits in any material respect the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit, in any material respect, the operations of any Group Company, or following the Closing, Peridot, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (C) contains any other provisions restricting the ability of any Group Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential employee or customer in any material respect or that would so limit, in any material respect, the operations of the Company, other than in respect of non-disclosure agreements entered into by any Group Company in the ordinary course of business;

(vii) any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $500,000 annually or (B) $1,000,000 over the term of the agreement;

(viii) any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than the Company or a Subsidiary of the Company) or pursuant to which any Person (other than the Company or a Subsidiary of the Company) has guaranteed the Liabilities of a Group Company, in each case in excess of $500,000;

(ix) any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person (other than the Company or a Subsidiary of the Company);

(x) any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules;

(xi) any Contract (A) governing the terms of, or otherwise related to, the employment, engagement or services of any current director, manager, officer, employee, individual independent contractor or other individual service provider of a Group Company whose annual base salary (or, in the case of an individual independent contractor, annual base compensation) is in excess of $200,000, or (B) providing for any Company Change of Control Payment;

(xii) any CBA;

(xiii) any Contract for the disposition of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which any Group Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(xiv) any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any payments in excess of $500,000 after the date of this Agreement, (B) with a Governmental Entity or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligations on any Group Company;

(xv) any Contract regarding any material indemnification obligations incurred or provided by any Group Company other than in the ordinary course of business; and

(xvi) any other Contract the performance of which requires either (A) annual payments to or from any Group Company in excess of $500,000 or (B) aggregate payments to or from any Group Company in excess of $1,000,000 over the term of the agreement and, in each case, that is not terminable by the applicable Group Company without penalty upon less than thirty (30) days’ prior written notice.

(b) (i) Each Material Contract is valid and binding on the applicable Group Company and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect, (ii) the applicable Group Company and, to the knowledge of the Company, the counterparties thereto are not in material breach of, or material default under, any Material Contract, (iii) to the Company’s knowledge, no event or omission has occurred that, through the passage of time or the giving of notice, or both, would constitute a default in any material respect thereunder (including as a result of COVID-19) or cause the acceleration of any Group Company’s obligations thereunder or result in the creation of any Lien, other than Permitted Liens, (iv) the Company has delivered or made available to Peridot true, complete and accurate copies of each Material Contract, including all material amendments, schedules, ancillary documents, annexes, exhibits or certificates related thereto, and (v) as of the date hereof, no Group Company has received written, or to the Company’s knowledge, oral, notice of termination, cancellation or non-renewal of any Material Contract.

Section 3.8 Absence of Changes. During the period beginning on November 1, 2020 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred, and (b) except as otherwise reflected in the Company Financial Statements, for actions or omissions taken as a result of COVID-19 or COVID-19 Measures or as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) the Company has conducted its business in the ordinary course in all material respects and (ii) no Group Company has taken any action that would require the consent of Peridot if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b).

Section 3.9 Litigation. There is (and since November 1, 2018, there has been) no Proceeding pending or, to the Company’s knowledge, threatened by or against any Group Company that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole or prevent, materially delay or materially impair the ability of the Company to timely consummate the Transactions. Neither the Group Companies nor any of their respective properties or assets is subject to any material Order (including any Order that would prevent, materially delay or materially impair the ability of the Company to timely consummate the Transactions). As of the date of this Agreement, there are no material Proceedings by a Group Company pending against any other Person.

Section 3.10 Compliance with Applicable Law. Each Group Company (a) conducts, and since November 1, 2018 has conducted, its business in accordance with all Laws and Orders applicable to such Group Company and is not in violation of any such Law or Order, including any Law or Order related to COVID-19, and (b) has not received any written communications from a Governmental Entity that alleges that such Group Company is not in compliance with any such Law or Order, except in the case of each of clauses (a) and (b), as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.11 Employee Plans.

(a) Section 3.11(a) of the Company Disclosure Schedules sets forth a true, complete and correct list of all material Employee Benefit Plans (including, for each such Employee Benefit Plan, its jurisdiction). With respect to each material Employee Benefit Plan, the Group Companies have provided Peridot with true, complete and correct copies of the material documents pursuant to which the plan is maintained, funded and administered including, for each Employee Benefit Plan, (i) the most recent plan text and amendments, (ii) the most recent funding agreement (including any trust Contract or insurance Contract), (iii) the most recent service provider Contracts (including third-party administrative services, record-keeper, investment management and other services Contracts), (iv) the most recently prepared actuarial valuation report, (v) all material correspondence with any applicable Governmental Entity for the current year and the previous three (3) years, and (vi) the most recent employee booklet.

(b) No Group Company has any Liability with respect to or under: (i) a Multiemployer Plan; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 of the Code; (iii) a “multiple employer plan” within the meaning of Section of 413(c) of the Code or Section 210 of ERISA; or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. No Group Company has any Liabilities to provide any retiree, post-ownership or post-termination health or life insurance or other welfare-type benefits to any Person other than (A) health continuation coverage pursuant to COBRA for which the recipient pays the full cost of coverage, and (B) to the minimum extent required by any applicable employment standards Laws of Canada. No Group Company has any Liabilities by reason of at any time being considered a single employer under Section 414 of the Code with any other Person.

(c) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code (i) has timely received a favorable determination or opinion or advisory letter from the Internal Revenue Service, (ii) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer or (iii) has time remaining under applicable Laws to apply for a determination or opinion letter or to make any amendments necessary to obtain a favorable determination or opinion letter, and, to the knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualified status of such Employee Benefit Plan. None of the Group Companies has incurred (whether or not assessed), or is reasonably expected to incur or be subject to, any liability, penalty or Tax under Section 4980H, 4980B, 4980D, 6721 or 6722 of the Code.

(d) There are no pending or, to the Company’s knowledge, threatened claims or Proceedings with respect to any Employee Benefit Plan (other than routine claims for benefits). There have been no material non-exempt “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Employee Benefit Plan. With respect to each Employee Benefit Plan, all contributions, distributions, reimbursements and premium payments that are due have been timely made in all material respects in accordance with the terms of the Employee Benefit Plan and in all material respects in compliance with the requirements of applicable Law; and all such contributions, distributions, reimbursements and premium payments for any period ending on or before the Closing Date that are not yet due have been made or properly accrued.

(e) The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not materially (alone or in combination with any other event) (i) result in any payment or benefit becoming due to or result in the forgiveness of any indebtedness of any current or former director, manager, officer, employee, individual independent contractor or other individual service providers of any of the Group Companies, (ii) increase the amount or value of any compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other individual service providers of any of the Group Companies or (iii) result in the acceleration of the time of payment or vesting, or trigger any payment or funding of any compensation or benefits to any current or former director, manager, officer, employee, individual independent contractor or other individual service providers of any of the Group Companies.

(f) No amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of any of the Group Companies under any Employee Benefit Plan or otherwise as a result of the consummation of the transactions contemplated by this Agreement could, separately or in the aggregate, be nondeductible under Section 280G of the Code or subjected to an excise tax under Section 4999 of the Code.

(g) The Group Companies have no material obligation to make a “gross-up” or similar payment in respect of any taxes that may become payable under Section 4999 or 409A of the Code.

(h) Each Employee Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and its purpose, and no amount under any such plan, agreement or arrangement is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code.

(i) Each Foreign Benefit Plan that is required to be registered or intended to be tax exempt has been registered (and, where applicable, accepted for registration) and is tax exempt and has been maintained in good standing, to the extent applicable, with each Governmental Entity. To the knowledge of the Company, no fact or circumstance exists that could adversely affect the preferential tax treatment ordinarily accorded to any such Foreign Benefit Plan.

(j) No Foreign Benefit Plan is (A) a “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA); (B) a “registered pension plan” (within the meaning of subsection 248(1) of the Tax Act); (C) a “retirement compensation arrangement” (within the meaning of subsection 248(1) of the Tax Act); or (D) has any material unfunded or underfunded Liabilities. No Foreign Benefit Plan is intended to be, or has ever been determined or alleged by a Governmental Entity to be, a “salary deferral arrangement” within the meaning of subsection 37 248(1) of the Tax Act.

(k) All material contributions required to have been made by or on behalf of the Group Companies with respect to plans or arrangements maintained or sponsored a Governmental Entity (including severance, termination indemnities or other similar benefits; Canada Pension Plan and Quebec Pension Plan contributions; unemployment insurance premiums; workers’ compensation premiums and assessments; maintained for employees outside of the U.S.) have been timely made or fully accrued.

Section 3.12 Environmental Matters.

(a) None of the Group Companies have received any written notice, report, Order, communication or other information from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation in any material respect of, failure to comply in any material respect with, or material Liability under, any Environmental Laws.

(b) Except as would not be material to the Group Companies, taken as a whole:

(i) The Group Companies are (and, since November 1, 2018, have been) in compliance with all Environmental Laws, which compliance has included obtaining, maintaining and complying with all Permits that are required pursuant to Environmental Laws for the ownership or occupation of their facilities and the operation of their business.

(ii) There is no Proceeding pending or, to the Company’s knowledge, threatened against any Group Company pursuant to Environmental Laws.

(iii) There has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances, in each case in a manner that has given or would give rise to Liabilities of the Group Companies under Environmental Law.

(iv) The Group Companies have not assumed, undertaken, provided an indemnity with respect to or otherwise knowingly become subject to any Liabilities of any other Person under Environmental Law.

(c) The Group Companies have made available to Peridot copies of all written environmental reports, audits, and assessments and all other material environmental, health and safety documents that are in any Group Company’s possession or control relating to the current or former operations, properties or facilities of the Group Companies.

Section 3.13 Intellectual Property.

(a) Section 3.13(a) of the Company Disclosure Schedules sets forth a true, complete and correct list of all currently issued or pending Company Registered Intellectual Property. Section 3.13(a) of the Company Disclosure Schedules lists, for each item of Company Registered Intellectual Property (A) the owner(s) of such item, (B) the jurisdictions in which such item has been issued or registered or filed, (C) the issuance, registration or application date, as applicable, for such item and (D) the issuance, registration or application number, as applicable, for such item.

(b) No issuance or registration obtained and no application filed by the Group Companies for any Company Registered Intellectual Property has been cancelled, abandoned, allowed to lapse or not renewed, except to the extent commercially reasonable in the Company’s business judgment. The Company has not received written notice of any Proceedings pending, including litigations, interference, re-examination, inter parties review, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Company Registered Intellectual Property and, to the Company’s knowledge, no such Proceedings are threatened by any Governmental Entity or any other Person.

(c) A Group Company exclusively owns all right, title and interest in and to the Company Owned Intellectual Property free and clear of all Liens (other than Permitted Liens). For all Patents listed in Section 3.13(a) of the Company Disclosure Schedules, each inventor of the Patent has assigned their rights to a Group Company. No Group Company has (i) transferred ownership of, or granted any exclusive license with respect to, any material Company Owned Intellectual Property to any other Person or (ii) granted any customer the right to use any material Company Product or service on anything other than a non-exclusive basis. To the Company’s knowledge, the Group Companies have sufficient rights to all Intellectual Property Rights used in or necessary for the operation of the businesses of the Group Companies as currently conducted. The Company Registered Intellectual Property is subsisting, and to the Company’s knowledge, valid and enforceable. To the Company’s knowledge, no Company Owned Intellectual Property is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by the Group Companies or affects the validity, use or enforceability of any such Company Owned Intellectual Property.

(d) All employees and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Intellectual Property Right for or on behalf of any Group Company have executed and delivered to the Group Company a written contract providing for (i) the non-disclosure by such Person of all Trade Secrets of the Group Companies, and (ii) the assignment by such Person to a Group Company, all such Intellectual Property Rights authored, invented, created, improved, modified or developed, as applicable, by such Person in the course of their employment or other engagement with such Group Company.

(e) Each Group Company has taken commercially reasonable steps to safeguard and maintain the secrecy of any Trade Secrets owned by any Group Company. To the Company’s knowledge, each Group Company has not disclosed any material Trade Secrets to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure. To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of any material Trade Secrets of or in the possession of or Processed by any Group Company, or of any written obligations with respect to such.

(f) Since November 1, 2018, to the Company’s knowledge, none of the Group Companies, or any of the Company Products infringes, constitutes or results from an unauthorized use or misappropriation of or otherwise violates or has infringed, used without authorization, misappropriated or otherwise violated, any Intellectual Property Rights of any other Person.

(g) There is no Proceeding pending currently and there has been no such Proceeding since November 1, 2018, and no Group Company has received any written communications (i) alleging that a Group Company infringed, used without authorization, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, patentability, registrability, use or exclusive ownership of any Company Owned Intellectual Property, or (iii) inviting any Group Company to take a license under any Patent or consider the applicability of any Patents to any products or services of the Group Companies or to the conduct of the business of the Group Companies.

(h) To the Company’s knowledge, since November 1, 2018, no Person is or was infringing, misappropriating, misusing, diluting or violating any Company Owned Intellectual Property in any material respect. No Group Company has made any written claim against any Person alleging any infringement, misappropriation or other violation of any Company Owned Intellectual Property.

(i) Except as listed on Schedule 3.13(i) of the Company Disclosure Schedule, none of the material Company Owned Intellectual Property has been developed with the assistance or use of any funding from third parties or third-party agencies, including funding from any Governmental Entity.

(j) To the Company’s knowledge, the Group Companies possess all source code and other documentation and materials necessary to compile and operate the Group Companies’ material proprietary Software owned by the Group Companies.

Section 3.14 Labor Matters.

(a) The Group Companies are and since November 1, 2018 have been in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, health and safety, COVID-19, wages and hours (including the classification of individual independent contractors and exempt and non-exempt employees), immigration (including the completion of I-9s for all applicable employees and the proper confirmation of employee visas), harassment, discrimination and retaliation, disability rights or benefits, equal opportunity (including compliance with any affirmative action plan obligations), plant closures and layoffs (including WARN), workers’ compensation, labor relations, employee leave issues, affirmative action and affirmative action plan requirements and unemployment insurance.

(b) Since November 1, 2018, (i) none of the Group Companies (A) has or has had any material Liability for any arrears of or unpaid wages or other compensation for services to their current or former officer, directors, employees and individual independent contractors (including salaries, overtime, wage premiums, commissions, fees or bonuses) under applicable Law, Contract or company policy, or any penalty, fines, Taxes, interest or other sums for failure to comply with any of the foregoing, or (B) has or has had any material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any current or former employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) the Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or individual independent contractors or other individual service providers of each Group Company, except as has not resulted in material Liability to the Group Companies, taken as a whole.

(c) Since November 1, 2018, there has been no “mass layoff”, “mass termination” or “plant closing” as defined by applicable Laws, including WARN related to any Group Company, and the Group Companies have not incurred any material Liability under WARN nor will they incur any Liability under WARN as a result of the transactions contemplated by this Agreement.

(d) No Group Company is a party to or bound by any collective bargaining agreement or other agreement with any labor organization, labor union, works council or other employee representative or any other Contract with a labor union, labor organization, works council, employee delegate, representative or other employee collective group (each, a “CBA”) nor is there any duty on the part of any Group Company to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group. There are no CBAs or any other labor-related agreements or arrangements that pertain to any of the employees of the Group Companies, and no employees of the Group Companies are represented by any labor union, labor organization, works council, employee delegate, representative or employee collective group with respect to their employment with the Group Companies.

(e) Since November 1, 2018, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice complaints or charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against any Group Company. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the employees of any Group Company by way of certification, interim certification, voluntary recognition, or succession rights, or has applied or, to the knowledge of the Company, threatened to apply to be certified as the bargaining agent of any employees of any Group Company.

(f) To the Company’s knowledge, since November 1, 2018, (i) no labor union, works council, other labor organization, or group of employees of any Group Company has made a demand for recognition, and there are no representation proceedings presently pending, to the knowledge of the Company, or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and (ii) to the knowledge of the Company, there have been no labor organizing activities with respect to any employees of any Group Company. No trade union has applied to have any Group Company declared a common or related employer pursuant to the Labour Relations Act (Ontario) or any similar legislation in any jurisdiction in which any Group Company carries on business.

(g) To the knowledge of the Company, no current or former employee or individual independent contractor of any Group Company is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other similar obligation: (i) owed to any Group Company; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the applicable Group Company.

(h) To the knowledge of the Company, no current employee with aggregate annual compensation in excess of $75,000, intends to terminate his or her employment prior to the one (1) year anniversary of the Closing Date.

(i) No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other material workforce changes affecting employees of the Group Companies has occurred within the past twelve (12) months or is currently contemplated, planned or announced by the Group Companies, including as a result of COVID-19 or any Law, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19. The Group Companies have not otherwise experienced any material employment-related liability with respect to or arising out of COVID-19 or any Law, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19.

(j) Section 3.14(j) of the Company Disclosure Schedules contains a true, correct and complete list of each of the business support measures or government programs (including any supplemental employment plan or wage subsidy program) any Group Company has, as of the date of this Agreement, applied for with any Governmental Entity as a result of the COVID-19 pandemic (each a “COVID Program”), including the date of the application and status of the application. Each Group Company has performed all of the obligations required to be performed by it in all material respects and is entitled to all benefits pursuant to such COVID Program.

(k) The Group Companies have promptly, thoroughly and impartially investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations of which they are aware. With respect to each such allegation with potential merit, the Group Companies have taken prompt corrective action that is reasonably calculated to prevent further improper conduct. The Group Companies do not reasonably expect any material Liability with respect to any such allegations and are not aware of any allegations relating to officers, directors, employees, contractors, or agents of any Group Company, that, if known to the public, would bring such Group Company into material disrepute.

(l) No employee of any Group Company has any agreement as to length of notice or severance payment required to terminate his or her employment, other than such as results by Law from the employment of an employee without an agreement as to notice or severance.

(m) No audit of a Group Company by a Governmental Entity is being conducted, or to the knowledge of the Company is pending, in respect of any foreign workers.

(n) There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workplace safety and insurance legislation and no Group Company has been reassessed in any material respect under such legislation since November 1, 2018 and, to the knowledge of the Company, no audit of any Group Company is currently being performed pursuant to any applicable workplace safety and insurance legislation. There are no claims or potential claims which may materially adversely affect any Group Company’s accident cost experience in respect of its business.

(o) The Company has provided to Peridot all orders and inspection reports under applicable occupational health and safety legislation (“OHSA”) together with the minutes of the joint health and safety committee meetings of the Group Companies for the period beginning on November 1, 2018 and ending on the date of this Agreement. There are no charges pending under OHSA. Each Group Company has complied in all material respects with any orders issued under OHSA and there are no appeals of any orders under OHSA currently outstanding.

Section 3.15 Insurance. Section 3.15 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Group Company as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true, complete and correct copies of all such policies have been made available to Peridot. As of the date of this Agreement, no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.16 Tax Matters.

(a) Each Group Company has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true, complete and correct in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and each Group Company has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b) Each Group Company has timely withheld, collected and paid to the appropriate Tax Authority all material amounts required to have been withheld, collected and paid.

(c) No Group Company (i) has made an election to defer the payment of any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) pursuant to Section 2302 of the CARES Act nor has any Group Company made any such deferral or election pursuant to the presidential memorandum regarding Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster signed on August 8, 2020 or (ii) has applied for a loan under 15 U.S.C. 636(a)(36) (a “PPP Loan”).

(d) No Group Company is currently the subject of a Tax Contest. No Group Company has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed.

(e) No Group Company has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(f) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S., Canadian or other non-U.S. state, local or provincial income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Group Company which agreement or ruling would be effective after the Closing Date.

(g) No Group Company will be required to include any item in taxable income, or exclude any item of deduction, for any period ending after the Closing Date by reason of (i) a change in method of accounting for any period (or portion thereof) ending on or before the Closing Date, (ii) a use of an improper method of accounting for any period (or portion thereof) ending on or before the Closing Date, (iii) an installment sale or open transaction disposition made on or prior to the Closing Date, (iv) an election made pursuant to Section 965(h) of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), (v) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date or (vi) any intercompany item under Treasury Regulation Section 1.1502-13 (or any corresponding or similar provision of state, local or non-U.S. Law) or excess loss account under Treasury Regulation Section 1.1502-19 (or any corresponding or similar provision of state, local or non-U.S. Law).

(h) The unpaid Taxes of the Group Companies (i) for all periods ending on or before the date of the Latest Balance Sheet do not, in the aggregate, materially exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Financial Statements and (ii) will not, in the aggregate, materially exceed that reserve as adjusted for operations and transactions through the Closing Date that occur in the ordinary course of business.

(i) No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of U.S. state or local or non-U.S. Tax Law).

(j) There are no Liens for Taxes on any assets of the Group Companies or any Equity Securities of any Group Company other than Permitted Liens.

(k) No Group Company was a “distributing corporation” or a “controlled corporation,” each within the meaning of Section 355(a)(1)(A) of the Code, in a distribution intended to qualify under Section 355 of the Code (i) within the past two (2) years or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

(l) No Group Company (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was a Group Company or any of its current Affiliates) or (ii) has any Liability for the Taxes of any Person (other than another Group Company) under Section 160 of the Tax Act or Section 1.1502-6 of the Treasury Regulations (or any similar provision of U.S. state or local or non-U.S. Law), or as a transferee or successor.

(m) No written claims have ever been made by any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(n) No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than a Contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(o) Each Group Company is tax resident only in its jurisdiction of organization, incorporation or formation, as applicable.

(p) The Company is, and has been since its formation, (i) organized under the laws of the Province of Ontario, Canada and (ii) treated as a foreign corporation for United States federal income tax purposes.

(q) The Company has not been at any time during the five (5) year period ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(r) No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(s) To the knowledge of the Company, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

(t) No Group Company has, or has ever been deemed to have, for purposes of the Tax Act or any relevant provincial legislation, acquired or had the use of property for proceeds greater than the fair market value thereof from, or disposed of property for proceeds less than the fair market value thereof to, or received or performed services or had the use of property for other than the fair market value from or to, or paid or received interest or any other amount other than at a fair market value rate to or from, any Person with whom it does not deal at arm’s length within the meaning of the Tax Act. Each Group Company has complied in all material respects with the transfer pricing provisions of applicable Tax Laws.

(u) The Company Shares are not “taxable Canadian property” within the meaning of the Tax Act.

(v) There are no circumstances or situations existing, or that have existed, which have resulted, or which could result in the application of sections 17, 78 or 80 to 80.04 of the Tax Act or any equivalent provincial provision to a Group Company.

Section 3.17 Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 3.17 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 9.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any of the Group Companies has any obligation.

Section 3.18 Real and Personal Property.

(a) Owned Real Property. No Group Company owns any real property other than real property acquired by a Group Company after the date of this Agreement that is either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b).

(b) Leased Real Property. Section 3.18(b) of the Company Disclosure Schedules sets forth a true, complete and correct list (including street addresses) of all real property leased and sub-leased by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant or landlord as of the date of this Agreement. True, complete and correct copies of all such Real Property Leases, together with all amendments, have been made available to Peridot. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the Company’s knowledge, any third party under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to such Real Property Leases.

(c) Personal Property. Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material assets and properties of the Group Companies reflected in the Company Financial Statements as owned by the Group Companies or thereafter acquired by the Group Companies, except for assets disposed of in the ordinary course of business.

Section 3.19 Transactions with Affiliates. Section 3.19 of the Company Disclosure Schedules sets forth all Contracts between (a) any Group Company, on the one hand, and (b) any officer, director, partner, member, manager, registered equityholder or Affiliate of any Group Company (other than, for the avoidance of doubt, any other Group Company) or any immediate family member of any of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment with any of the Group Companies entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation), (ii) the Company Shareholders Agreement, (iii) any Ancillary Document, and (iv) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). No Company Related Party (A) owns any interest in any material asset used in any Group Company’s business, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a supplier, lender, partner, lessor, lessee or other material business relation of any Group Company or (C) owes any material amount to, or is owed any material amount by, any Group Company (other than ordinary course accrued compensation, employee benefits, employee or director expense reimbursement or other transactions entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b)). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.19 are referred to herein as “Company Related Party Transactions”.

Section 3.20 Customers and Suppliers. Section 3.20 of the Company Disclosure Schedules sets forth a true, complete and correct list of (a) the top ten customers of the Group Companies (the “Material Customers”) based on the gross sales for the fiscal year ended on October 31, 2020, attributable thereto and (b) the suppliers of the Group Companies for the fiscal year ended on October 31, 2020, from whom the Group Companies made gross purchases of at least $500,000 (the “Material Vendors”). No Material Customer has provided written, or to the Company’s knowledge, oral, notice to the Group Companies that such Material Customer intends to cease being a customer or materially reduce the amount of or change the terms with respect to goods or services such Material Customer purchases from the Group Companies and no Material Vendor has provided written, or to the Company’s knowledge, oral, notice to the Group Companies that such Material Vendor intends to cease doing business with or materially reduce or change the terms of such business with any member of the Group Companies. There are no suppliers of products or services to the Group Companies that are material to the business of the Group Companies with respect to which practical alternative sources of supply are not generally available on comparable terms and conditions in the marketplace.

Section 3.21 Data Privacy and Security.

(a) Each Group Company has implemented policies relating to the Processing of Personal Data as and to the extent required by applicable Privacy and Security Requirements.

(b) There is no pending, and since November 1, 2018, there has not been any Proceedings asserted or, to the Company’s knowledge, threatened against any Group Company initiated by (i) any Person; (ii) the United States Federal Trade Commission, any state attorney general or similar state official; (iii) any other Governmental Entity, foreign or domestic; or (iv) any regulatory or self-regulatory entity alleging that any Processing of Personal Data by or on behalf of a Group Company is or was in violation of any Privacy and Security Requirements.

(c) To the Company’s knowledge, since November 1, 2018 (i) there has been no unauthorized access, use or disclosure, or other Processing, of Personal Data in the possession or control of any Group Company or any of its contractors with regard to any Personal Data obtained from or on behalf of a Group Company, (ii) there have been no unauthorized intrusions or breaches of security into, or other cyber or security incidents with respect to, any Group Company systems, and (iii) none of the Group Companies has notified or been required to notify any Person of any (A) loss, theft or damage of, or (B) other unauthorized or unlawful access to, or use, disclosure or other Processing of, Personal Data.

(d) Each Group Company owns or has a license to use the Company IT Systems as necessary to operate the business of each Group Company as currently conducted. To the Company’s knowledge, the Group Companies have taken commercially reasonable precautions to protect the confidentiality, integrity and security of the material Company IT Systems. All Company IT Systems are to the knowledge of the Company, (i) free from any “Trojan horse”, “virus”, “ransomware”, or other malicious code, material defect, bug, or programming, design or documentation error and (ii) in sufficiently good working condition to effectively perform all material information technology operations necessary for the operation of the business (except for ordinary wear and tear). To the Company’s knowledge, since November 1, 2018, there have not been any material failures or breakdowns of any Company IT Systems.

Section 3.22 Compliance with Sanctions Laws, Anti-Corruption Laws and Anti-Money Laundering Laws.

(a) For the past five years, neither the Group Companies nor any of their directors or officers, nor, to the Company’s knowledge, any of their employees, agents, or other third-party representatives acting for or on behalf of any of the foregoing is or has been a Sanctioned Person or otherwise is engaging or has engaged in dealings with a Sanctioned Person.

(b) For the past five years, the Group Companies have not violated in any material respect any Sanctions Laws, Anti-Corruption Laws, Ex-Im Laws, or Anti-Money Laundering Laws.

(c) For the past five years, neither the Group Companies nor any of their directors or officers nor, to the Company’s knowledge, any of their employees, agents, or any third-party representatives acting for or on behalf of any of the foregoing has, in contravention of any Anti-Corruption Laws, (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate which was not in compliance with domestic Law or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

(d) For the past five years, none of the Group Companies has, to the Company’s knowledge, been the subject of any allegation, voluntary disclosure, investigation, prosecution or enforcement action related to any Sanctions Laws, Anti-Corruption Laws, Ex-Im Laws, or Anti-Money Laundering Laws.

(e) Notwithstanding anything in this Agreement, including but not limited to the representations made under Section 3.22 of this Agreement, nothing in this Agreement shall require the Company or its Affiliates, or any director, officer, employee or agent of the foregoing, to commit an act or omissions that contravenes the Foreign Extraterritorial Measures Act (Canada), or any Order promulgated thereunder.

Section 3.23 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Group Companies in writing expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing Peridot Holders or at the time of the Peridot Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any Misrepresentation; provided, however, that the Company makes no representation with respect to any forward looking statements supplied by or on behalf of the Group Companies for inclusion in, or relating to information to be included in the Registration Statement / Proxy Statement.

Section 3.24 Investigation; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, Peridot and (ii) it has been furnished with or given access to such documents and information about Peridot and its business and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of Peridot, any Peridot Non-Party Affiliate or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party, none of Peridot, any Peridot Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 3.25 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PERIDOT OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 3 OR THE ANCILLARY DOCUMENTS, NONE OF THE COMPANY, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO PERIDOT OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY PERIDOT OR ANY PERIDOT NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 3 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY ANY GROUP COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY PERIDOT OR ANY PERIDOT NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES RELATING TO THE PERIDOT PARTIES

(a) Subject to Section 9.8, except as set forth on the Peridot Disclosure Schedules, or (b) except as set forth in any Peridot SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), Peridot hereby represents and warrants to the Company as follows:

Section 4.1 Organization and Qualification.

(a) Peridot is an exempted company, duly incorporated, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of incorporation. Peridot has the requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a Peridot Material Adverse Effect or prevent, materially delay or materially impair the ability of Peridot to timely consummate the Transactions.

(b) True, complete and correct copies of the Governing Documents of Peridot and the Peridot Registration Rights Agreement have been made available to the Company, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of Peridot are in full force and effect, and Peridot is not in breach or violation of any provision set forth in its Governing Documents or in material breach of the Peridot Registration Rights Agreement.

(c) Peridot is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Peridot Material Adverse Effect or prevent, materially delay or materially impair the ability of Peridot to timely consummate the Transactions.

Section 4.2 Capitalization.

(a) Section 4.2(a) of the Peridot Disclosure Schedules sets forth a true, complete and correct statement of the number and class or series (as applicable) of the issued and outstanding Peridot Shares and the Peridot Warrants as of the date hereof. All outstanding Equity Securities of Peridot (except to the extent such concepts are not applicable under the applicable Law of Peridot’s jurisdiction of incorporation or other applicable Law) as of the date hereof and as of immediately prior to the consummation of the Peridot Amalgamation are or will be duly authorized and validly issued, fully paid and non-assessable. Except for the Peridot Shares and Peridot Warrants set forth on Section 4.2(a) of the Peridot Disclosure Schedules (taking into account, for the avoidance of doubt, any changes or adjustments to the Peridot Shares and the Peridot Warrants as a result of, or to give effect to, the Peridot Continuance and assuming that no Peridot Shareholder Redemptions are effected and no Peridot Class B Shares are forfeited by the Sponsor pursuant to Section 2.8), as of the date hereof and as of immediately prior to the Peridot Amalgamation, there are and shall be no other outstanding Equity Securities of Peridot.

(b) The outstanding Equity Securities of Peridot (1) were not issued in violation of the Governing Documents of Peridot, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights or similar rights of any Person granted by Peridot and (3) have been offered, sold and issued in compliance with applicable Law, including applicable Securities Laws. Except as set forth on Section 4.2(b) of the Peridot Disclosure Schedules, there are no voting trusts, proxies or other Contracts to which Peridot is a party with respect to the voting or transfer of Peridot’s Equity Securities.

(c) Other than the Peridot Warrants and Peridot Shareholder Redemptions, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require Peridot to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of Peridot.

(d) Peridot does not own or hold (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and Peridot is not a partner or member of any partnership, limited liability company or joint venture.

(e) Peridot does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other Person.

Section 4.3 Authority. Peridot has the requisite power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Peridot Shareholder Approval, the execution and delivery of this Agreement, the Ancillary Documents to which Peridot is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of Peridot. This Agreement and each Ancillary Document to which Peridot is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by Peridot and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of Peridot (assuming that this Agreement and the Ancillary Documents to which Peridot is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against Peridot in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 4.4 Board Approval; Vote Required. The Peridot Board (including any required committee or subgroup of such board), by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has (a) determined that the Transactions are in the best interests of Peridot and its shareholders and declared it advisable, to enter into this Agreement and the Ancillary Documents to which Peridot and to consummate the Transactions, (b) approved the execution, delivery and performance by Peridot of this Agreement, the Ancillary Documents to which Peridot is or will be a party and the transactions contemplated hereby and thereby (including the Peridot Continuance and the Transactions) and (c) resolved to recommend, among other things, the holders of Peridot Shares vote in favor of the approval of this Agreement and the transactions contemplated by this Agreement (including the Peridot Continuance and the Transactions), and directed that this Agreement and the Transactions be submitted for consideration by the shareholders of Peridot at the Peridot Shareholders Meeting. The Peridot Shareholder Approval is the only vote of the holders of any class or series of capital stock of Peridot necessary to approve the Transactions.

Section 4.5 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of Peridot with respect to Peridot’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which Peridot is or will be party or the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents, except for (i) compliance with and filings under the HSR Act or under any Foreign Antitrust Laws, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) such filings with and approvals of NYSE to permit the Amalco Shares to be issued in connection with the transactions contemplated by this Agreement and the other Ancillary Documents to be listed on NYSE, (iv) such filings and approvals required in connection with the Peridot Continuance, (v) the Peridot Shareholder Approval or (vi) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Peridot Material Adverse Effect.

(b) Neither the execution, delivery or performance by Peridot of this Agreement nor the Ancillary Documents to which Peridot is or will be a party nor the consummation by Peridot of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of Peridot’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which Peridot is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which Peridot or any of its properties or assets are bound or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the assets or properties of Peridot, except in the case of clauses (ii) through (iv) above, as would not have a Peridot Material Adverse Effect or prevent, materially delay or materially impair the ability of Peridot to timely consummate the Transactions.

(c) Peridot is a trade agreement investor within the meaning of the Investment Canada Act.

Section 4.6 SEC Filings. Peridot has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, including all of the statements, forms, reports and documents filed or furnished by it in connection with and subsequent to its initial public offering, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Peridot SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal

Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional Peridot SEC Reports”). Each of the Peridot SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional Peridot SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Peridot SEC Reports or the Additional Peridot SEC Reports (for purposes of the Additional Peridot SEC Reports, assuming that the representation and warranty set forth in Section 3.23 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of their respective dates of filing, the Peridot SEC Reports did not contain any Misrepresentation (for purposes of the Additional Peridot SEC Reports, assuming that the representation and warranty set forth in Section 3.23 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Peridot SEC Reports. To the knowledge of Peridot, none of the Peridot SEC Reports or the Additional Peridot SEC Reports is subject to ongoing SEC review or investigation.

Section 4.7 Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of Peridot’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) Peridot has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Peridot’s financial reporting and the preparation of Peridot’s financial statements for external purposes in accordance with GAAP and (ii) Peridot has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Peridot is made known to Peridot’s principal executive officer and principal financial officer by others within Peridot.

(b) Peridot has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) Since its initial public offering, Peridot has complied in all material respects with all applicable listing and corporate governance rules and regulations of NYSE. The classes of securities representing issued and outstanding Peridot Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of Peridot, threatened against Peridot by NYSE or the SEC with respect to any intention by such entity to deregister Peridot Class A Shares or prohibit or terminate the listing of Peridot Class A Shares on NYSE. Peridot has not taken any action that is designed to terminate the registration of Peridot Class A Shares under the Exchange Act.

(d) The Peridot SEC Reports contain true and complete copies of the applicable Peridot Financial Statements. The Peridot Financial Statements (i) fairly present in all material respects the financial position of Peridot as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited Peridot Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) Peridot has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Peridot’s assets. Peridot maintains and, for all periods covered by the Peridot Financial Statements, has maintained books and records of Peridot in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Peridot in all material respects.

(f) Since its incorporation, Peridot has not received any written complaint, allegation, assertion or claim that there is (i) to Peridot’s knowledge, “significant deficiency” in the internal controls over financial reporting of Peridot to Peridot’s knowledge, (ii) to Peridot’s knowledge, a “material weakness” in the internal controls over financial reporting of Peridot or (iii) fraud or corporate misappropriation, whether or not material, that involves management or other employees of Peridot who have a significant role in the internal controls over financial reporting of Peridot.

Section 4.8 Trust Account. As of February 12, 2021, Peridot has an amount in cash in the Trust Account equal to at least $300,132,176.13. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to, and in accordance with, that certain Investment Management Trust Agreement, dated as of September 23, 2020 (the “Trust Agreement”), between Peridot and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles.

There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Peridot SEC Reports or the Additional Peridot SEC Reports to be inaccurate in any material respect or, to Peridot’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing Peridot Holders who shall have elected to redeem their Peridot Class A Shares pursuant to the Governing Documents of Peridot or (iii) if Peridot fails to complete a business combination within the allotted time period set forth in the Governing Documents of Peridot and liquidates the Trust Account, subject to the terms of the Trust Agreement, Peridot (in limited amounts to permit Peridot to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of Peridot) and then the Pre-Closing Peridot Holders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of Peridot and the Trust Agreement. Peridot has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of Peridot, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or proceedings pending with respect to the Trust Account. Since September 23, 2020, Peridot has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the Pre-Closing Peridot Holders who have elected to redeem their Peridot Class A Shares pursuant to the Governing Documents of Peridot, each in accordance with the terms of and as set forth in the Trust Agreement, Peridot shall have no further obligation under either the Trust Agreement or the Governing Documents of Peridot to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein or in any Ancillary Document and the compliance by the Company with its obligations hereunder, Peridot has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Peridot on the Closing Date.

Section 4.9 Listing. The issued and outstanding Peridot Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “PDAC.U.” The issued and outstanding Peridot Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “PDAC.” As of the date hereof, Peridot has no reason to believe that the Peridot Class A Shares will not continue to be listed on the NYSE following the Closing. The issued and outstanding Peridot Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “PDAC WS.” There is no Proceeding pending or, to the knowledge of Peridot, threatened in writing against Peridot by the NYSE or the SEC with respect to any intention by such entity to deregister the Peridot Units, the Peridot Class A Shares or the Peridot Warrants or terminate the listing of Peridot on the NYSE. None of Peridot or any of its Affiliates has taken any action in an attempt to terminate the registration of the Peridot Units, the Peridot Class A Shares or the Peridot Warrants under the Exchange Act. Peridot is not in violation of any of the rules and regulations or applicable continuing listing requirements of the NYSE.

Section 4.10 Contracts. Section 4.10 of the Peridot Disclosure Schedules lists all material Contracts to which Peridot is a party or by which Peridot or any of its assets or properties is bound, including without limitation any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by Peridot, any Contract relating to Indebtedness of Peridot, any Contract requiring Peridot to guarantee the Liabilities of any Person and any Contract regarding any material indemnification obligations incurred or provided by Peridot, and full and accurate copies of all such Contracts have been provided to the Company, including any Contract providing for any Peridot Change of Control Payment of the type described in clause (a) of the definition thereof. (a) Each Contract required to be listed in Section 4.10 of the Peridot Disclosure Schedules is valid and binding on Peridot and, to the knowledge of Peridot, the counterparty thereto, and is in full force and effect, (b) Peridot and, to the knowledge of Peridot, the counterparties thereto are not in material breach of, or material default under, any such Contract, (c) to Peridot’s knowledge, no event or omission has occurred that, through the passage of time or the giving of notice, or both, would constitute a default in any material respect thereunder (including as a result of COVID-19) or cause the acceleration of Peridot’s obligations thereunder or result in the creation of any Lien, other than Permitted Liens, (d) Peridot has delivered or made available to the Company true, complete and accurate copies of such Contracts, including all material amendments, schedules, ancillary documents, annexes, exhibits or certificates related thereto, and (e) as of the date hereof, Peridot has not received written, or, to Peridot’s knowledge, oral notice of termination, cancellation or non-renewal of any such Contract.

Section 4.11 Absence of Changes. Since the IPO to the date of this Agreement, (a) no Peridot Material Adverse Effect has occurred and (b) except as otherwise reflected in the Peridot Financial Statements, actions or omissions taken as a result of COVID-19 and COVID-19 Measures or as expressly contemplated or permitted by this Agreement, (i) Peridot has conducted its business in the ordinary course and in a manner consistent with past practice in all material respects and (ii) Peridot has not taken any action that would require the consent of the Company if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b).

Section 4.12 Litigation. There is (and since Peridot’s incorporation, there has been) no Proceeding pending or, to Peridot’s knowledge, threatened by or against Peridot that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to Peridot, taken as a whole or prevent, materially delay or materially impair the ability of Peridot to timely consummate the Transactions. None of Peridot nor any of its properties or assets is subject to any material Order (including any Order that would prevent, materially delay or materially impair the ability of Peridot to timely consummate the Transactions). As of the date of this Agreement, there are no material Proceedings by Peridot pending against any other Person.

Section 4.13 Compliance with Applicable Law. Peridot (a) conducts, and since its incorporation has conducted, its business in accordance with all Laws and Orders applicable to Peridot and is not in violation of any such Law or Order, including any Law or Order related to COVID-19, and (b) has not received any written communications from a Governmental Entity that alleges that Peridot is not in compliance with any such Law or Order, except in the case of each of clauses (a) and (b), as is not and would not reasonably be expected to be, individually or in the aggregate, material to Peridot, taken as a whole.

Section 4.14 Compliance with Sanctions Laws, Anti-Corruption Laws and Anti-Money Laundering Laws.

(a) Since its incorporation, neither Peridot nor any of its directors or officers, nor, to Peridot’s knowledge, any of its employees, agents, or other third-party representatives acting for or on behalf of any of the foregoing, is or has been a Sanctioned Person or otherwise is engaging or has engaged in dealings with a Sanctioned Person.

(b) Since its incorporation, Peridot has not violated in any material respect any Sanctions Laws, Anti-Corruption Laws, Ex-Im Laws or Anti-Money Laundering Laws.

(c) Since its incorporation, neither Peridot nor any of its directors or officers, nor, to Peridot’s knowledge, any of its employees, agents, or any third-party representatives acting for or on behalf of any of the foregoing has, in contravention of any Anti-Corruption Laws (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate which was not in compliance with domestic Law or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

(d) Since its incorporation, Peridot has not, to Peridot’s knowledge, been the subject of any allegation, voluntary disclosure, investigation, prosecution or enforcement action related to any Sanctions Laws, Anti-Corruption Laws, Ex-Im Laws or Anti-Money Laundering Laws.

(e) Notwithstanding anything in this Agreement, including but not limited to the representations made under Section 4.14 of this Agreement, nothing in this Agreement shall require Peridot or its Affiliates, or any director, officer, employee or agent of the foregoing, to commit an act or omissions that contravenes the Foreign Extraterritorial Measures Act (Canada), or any Order promulgated thereunder.

Section 4.15 Employees. Other than as set forth in Section 4.15 of the Peridot Disclosure Schedules, Peridot has never employed any employees or retained any contractors. Other than reimbursement of any out-of-pocket expenses incurred by Peridot’s officers and directors in connection with activities on Peridot’s behalf in an aggregate amount not in excess of the amount of cash held by Peridot outside of the Trust Account, Peridot has no unsatisfied liabilities with respect to any employee. Peridot does not currently maintain or have any liability under any employment or employee benefit plan, program, agreement, policy or arrangement, and neither the execution and delivery of this Agreement nor the Ancillary Documents nor the consummation of the Transactions will (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Peridot, or (b) result in the acceleration of the time of payment or vesting of any such benefits. The Transactions shall not be the direct or indirect cause of any amount paid or payable by Peridot being classified as an “excess parachute payment” under Section 280G of the Code.

Section 4.16 Not an Investment Company. Peridot is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company” within the meaning of the Investment Company Act, and the rules and regulations promulgated thereunder.

Section 4.17 Business Activities; Assets. Since its incorporation, Peridot has not conducted any business activities other than activities (a) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (b) directed toward the accomplishment of a business combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby or (c) those that are administrative, ministerial or otherwise immaterial in nature. Except as set forth in Peridot’s Governing Documents, there is no Contract binding upon Peridot or to which Peridot is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries (including, in each case, following the Closing). Peridot does not own any real property. Peridot does not own any material property or assets, other than its interest in the Trust Account. All property and assets owned by Peridot is owned free and clear of any Lien.

Section 4.18 No Undisclosed Liabilities. Except for Liabilities (a) set forth in Section 4.18 of the Peridot Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, the Peridot Expenses and any Liabilities arising out of, or related to, any Proceeding related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, including any shareholder demand or other shareholder Proceedings (including derivative claims) arising out of, or related to, any of the foregoing), (c) set forth or disclosed in the Peridot Financial Statements included in the Peridot SEC Reports, (d) that have arisen since the date of the most recent balance sheet included in the Peridot SEC Reports in the ordinary course of business (and not as a result of a breach of any Contract by Peridot), (e) that are incurred with the consent of the Company or (f) that are not, and would not reasonably be expected to be, individually or in the aggregate, material to Peridot, Peridot does not have any Liabilities that would be required to be included in a balance sheet prepared in accordance with GAAP or disclosed in the notes thereto. Immediately prior to the Closing, Peridot shall have no Indebtedness outstanding other than Indebtedness incurred as permitted under Section 5.1(b).

Section 4.19 Tax Matters.

(a) Peridot has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true, complete and correct in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and Peridot has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b) Peridot has timely withheld, collected and paid to the appropriate Tax Authority all material amounts required to have been withheld, collected and paid.

(c) Peridot is not currently the subject of a Tax Contest. Peridot has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed.

(d) Peridot has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S., Canadian or other non-U.S. state, local or provincial income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to Peridot which agreement or ruling would be effective after the Closing Date.

(f) Peridot will not be required to include any item in taxable income, or exclude any item of deduction, for any period ending after the Closing Date by reason of (i) a change in method of accounting for any period (or portion thereof) ending on or before the Closing Date, (ii) a use of an improper method of accounting for any period (or portion thereof) ending on or before the Closing Date, (iii) an installment sale or open transaction disposition made on or prior to the Closing Date, (iv) an election made pursuant to Section 965(h) of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), (v) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date or (vi) any intercompany item under Treasury Regulation Section 1.1502-13 (or any corresponding or similar provision of state, local or non-U.S. Law) or excess loss account under Treasury Regulation Section 1.1502-19 (or any corresponding or similar provision of state, local or non-U.S. Law).

(g) Peridot is not and has not been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of U.S. state or local or non-U.S. income Tax Law).

(h) There are no Liens for Taxes on any assets of Peridot other than Permitted Liens.

(i) Peridot was not a “distributing corporation” or a “controlled corporation,” each within the meaning of Section 355(a)(1)(A) of the Code, in a distribution intended to qualify under Section 355 of the Code (i) within the past two (2) years or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

(j) Peridot is tax resident only in its jurisdiction of organization, incorporation or formation, as applicable.

(k) Peridot is, and has been since its formation, (i) organized under the laws of the Cayman Islands and (ii) treated as a foreign corporation for United States federal income tax purposes.

(l) Peridot has not been at any time during the five (5) year period ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(m) No written claims have ever been made by any Tax Authority in a jurisdiction where Peridot does not file Tax Returns that Peridot is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(n) Peridot does not have a permanent establishment (within the meaning of an applicable Tax treaty) nor otherwise have an office or fixed place of business in a country other than the country in which it is organized.

(o) Peridot (i) has not been a member of an affiliated group filing a consolidated, combined or unitary United States federal, state, local or foreign income Tax Return (other than a group the common parent of which was Peridot or any of its current Affiliates) and (ii) does not have any Liability for the Taxes of any Person under Section 160 of the Tax Act or Section 1.1502-6 of the Treasury Regulations (or any similar provision of U.S. state or local or non-U.S. Law), or as a transferee or successor.

(p) Peridot has not, and has never been deemed to have, for purposes of the Tax Act or any relevant provincial legislation, acquired or had the use of property for proceeds greater than the fair market value thereof from, or disposed of property for proceeds less than the fair market value thereof to, or received or performed services or had the use of property for other than the fair market value from or to, or paid or received interest or any other amount other than at a fair market value rate to or from, any Person with whom it does not deal at arm’s length within the meaning of the Tax Act. Peridot has complied in all material respects with the transfer pricing provisions of applicable Tax Laws.

(q) Peridot is not a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than a Contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes) and Peridot is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(r) There are no circumstances or situations existing, or that have existed, which have resulted, or which could result in the application of sections 17, 78 or 80 to 80.04 of the Tax Act or any equivalent provincial provision to Peridot.

(s) On the Closing Date, Peridot will be a “taxable Canadian corporation” for purposes of the Tax Act.

(t) To the knowledge of Peridot, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

Section 4.20 Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.20 of the Peridot Disclosure Schedules (which fees shall be the sole responsibility of Peridot), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Peridot or any of its Affiliates for which Peridot has any obligation.

Section 4.21 Transactions with Affiliates. Section 4.21 of the Peridot Disclosure Schedules sets forth all Contracts between (a) Peridot, on the one hand, and (b) any officer, director, partner, member, manager, registered equityholder (including the Sponsor) or Affiliate of either Peridot or the Sponsor, on the other hand (each Person identified in this clause (b), a “Peridot Related Party”), other than (i) Contracts with respect to a Peridot Related Party’s employment with, or the provision of services to, Peridot entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation), (ii) Contracts with respect to a Pre-Closing Peridot Holder’s or a holder of Peridot Warrants’ status as a holder of Peridot Shares or Peridot Warrants, as applicable, (iii) any Ancillary Document, and (iv) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). No Peridot Related Party (A) owns any interest in any material asset used in Peridot’s business, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, lender, partner, lessor or lessee or other material business relation of Peridot or (C) owes any material amount to, or is owed any material amount by, Peridot. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.21 are referred to herein as “Peridot Related Party Transactions”.

Section 4.22 Information Supplied. None of the information supplied or to be supplied by or on behalf of Peridot in writing expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing Peridot Holders or at the time of the Peridot Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any Misrepresentation; provided, however, that Peridot makes no representation with respect to any forward looking statements supplied by Peridot for inclusion in, or relating to information to be included in the Registration Statement / Proxy Statement.

Section 4.23 Investigation; No Other Representations.

(a) Peridot, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, Peridot has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company, any Company Non-Party Affiliate or any other Person, either express or implied, and Peridot, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party, none of the Company, any Company Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 4.24 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 4 AND THE ANCILLARY DOCUMENTS, NONE OF PERIDOT, ANY PERIDOT NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND PERIDOT EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF PERIDOT THAT HAS BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF PERIDOT BY OR ON BEHALF OF THE MANAGEMENT OF PERIDOT OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF PERIDOT ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF PERIDOT, ANY PERIDOT NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 5

COVENANTS

Section 5.1 Conduct of Business of the Company and Peridot.

(a) From and after the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, each of the Company and Peridot shall, and shall cause their respective Subsidiaries (including, in the case of the Company, Newco) to, except (w) as expressly contemplated by this Agreement or any Ancillary Document, (x) as required by applicable Law or any Governmental Entity (including in respect of any applicable COVID Measures), (y) in the case of the Company only, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or (z) as consented to in writing by, in the case of the Group Companies, Peridot and in the case of Peridot, the Company (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate their respective business (including, in the case of the Company, that of the Group Companies) in the ordinary course and consistent with past practice and (ii) use commercially reasonable efforts to maintain and preserve intact their respective business organization, assets, properties and material business relations (including, in the case of the Company, those of the Group Companies), taken as a whole.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each of the Company and Peridot shall, and shall cause their respective Subsidiaries (including, in the case of the Company, Newco) to, except (v) as expressly contemplated by this Agreement or any Ancillary Document, (w) as required by applicable Law or any Governmental Entity (including in respect of any applicable COVID Measures), (x) in the case of the Company, as set forth on Section 5.1(b) of the Company Disclosure Schedules or (y) as consented to in writing by, in the case of the Group Companies, Peridot and in the case of Peridot, the Company (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed) not to do any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or repurchase any outstanding Equity Securities of any Subsidiary, other than, in the case of the Company only, (A) dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company, and (B) the withholding of shares of the applicable class of capital stock of the Company in connection with the payment of taxes or the exercise price upon the exercise or conversion of any Company Equity Awards outstanding on the date of this Agreement in accordance with the terms of the applicable Company Equity Plan and the underlying grant, award or similar agreement;

(ii) (A) merge, consolidate, combine or amalgamate with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(iii) adopt any amendments, supplements, restatements or modifications to any (A) Governing Documents, (B) in the case of the Company, the Company Shareholders Agreement, the Company Registration Rights Agreement or, other than amendments of solely an administrative nature which will not impact the terms of any Rollover Equity Award, any Company Equity Plan, or (C) in the case of Peridot, the Trust Agreement or the Warrant Agreement;

(iv) (A) sell, assign, abandon, let lapse, lease, license or otherwise dispose of any material assets or properties, other than (x) inventory or obsolete equipment in the ordinary course of business, (y) non-exclusive licenses to Intellectual Property Rights granted in the ordinary course of business, or (z) any non-material Intellectual Property Rights abandoned or allowed to lapse in the ordinary course of business to the extent commercially reasonable in the Company’s business judgment, (B) create, subject to or incur any Lien on any material assets or properties (other than Permitted Liens) or (C) disclose any material Trade Secrets of the Group Companies (other than pursuant to a written confidentiality agreement entered into in the ordinary course of business with reasonable protections of such Trade Secrets) or any source code;

(v) (A) issue, sell or grant (1) any Equity Securities of itself or any Subsidiary or (2) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating itself or any Subsidiary to issue, deliver or sell any Equity Securities of itself or any Subsidiary, other than, in the case of the Company only, the issuance of shares of the applicable class of capital stock of the Company upon the exercise, vesting or conversion of any Company Equity Awards outstanding on the date of this Agreement in accordance with the terms of the applicable Company Equity Plan and the underlying grant, award or similar agreement (provided, however, that, prior to the Company Required Approval having been obtained, the Company shall be prohibited from accelerating to an earlier date the vesting of any Company Equity Awards under the terms of the applicable Company Equity Plan), (B) in the case of the Company only, consent to the transfer of any Company Shares, or (C) transfer or otherwise directly or indirectly dispose of, agree or consent to the transfer of, or subject to a Lien (other than a Permitted Lien), (1) any Equity Securities of any Subsidiary or (2) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating itself or any Subsidiary to issue, deliver or sell any Equity Securities of any of its Subsidiaries;

(vi) incur, create or assume any Indebtedness, other than, in the case of the Company only, ordinary course trade payables;

(vii) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than, (A) in the case of the Company only, intercompany loans or capital contributions between the Company and any of its wholly owned Subsidiaries and (B) the reimbursement of expenses of employees in the ordinary course of business;

(viii) in the case of the Group Companies only, except as required under the terms of any Employee Benefit Plan of any Group Company that is set forth on Section 3.11(a) of the Company Disclosure Schedules, (A) establish, amend, modify, adopt, enter into or terminate any Employee Benefit Plan or any other benefit or compensation plan, policy, program, agreement, arrangement or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, other than amendments of health or welfare benefit plans in connection with the annual renewal and reenrollment of such plans in the ordinary course of business and consistent with past practice that would not increase the aggregate cost to the Group Companies of maintaining all Employee Benefit Plans that are health or welfare plans by more than 5% in the aggregate for all such amendments, (B) make, promise or grant any salary, bonus, benefit, incentive or any other compensation increase or decrease payable to any current or former director, manager, officer, employee, individual independent contractor or other individual service provider receiving annual compensation equal to or greater than $200,000, other than salary increases to such individuals that, in the aggregate, represent an increase of less than $200,000 on an annual basis, or (C) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, employee, individual independent contractor or other individual service provider;

(ix) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure, noninterference, non-disparagement or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other individual service provider;

(x) in the case of the Company only, modify, extend, or enter into any CBA, or recognize or certify any labor union, labor organization, works council, or group of employees of any Group Company as the bargaining representative for any employees of any Group Company.

(xi) in the case of the Company only, implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate WARN;

(xii) in the case of the Company only, in any calendar year (A) increase the total number of employees of the Group Companies by more than 10% on a net basis, taking into account all employees hired during such calendar year and all employees who separate from employment for any reason during such calendar year; or (B) terminate (other than for cause), the employment of a number of employees of the Group Companies that exceeds 10% of the total number of employees of the Group Companies as of the first day of such calendar year;

(xiii) in the case of Peridot and Newco only, hire any employees or retain any contractors or establish, amend, modify, adopt, enter into or terminate any employee benefit plan, program, agreement, policy or arrangement;

(xiv) make, change or revoke any material election concerning Taxes, amend any Tax Return that is reasonably likely to result in a material increase to a Tax liability, enter into any material Tax closing agreement, settle or compromise any material Tax Contest, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax Contest, other than any such extension or waiver that is an extension of time to file a Tax Return obtained in the ordinary course of business;

(xv) enter into any settlement, conciliation or similar Contract other than, in the case of the Company only, any settlement, conciliation or similar Contract the performance of which would involve the payment by the Group Companies of less than $500,000 in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company (or Peridot or any of its Affiliates after the Closing), in the case of the Company, or on Peridot, in the case of Peridot;

(xvi) waive, release or assign, compromise or settle any Proceeding, other than, in the case of the Company only, the settlement of any proceeding involving only the payment of money (not covered by insurance) by any Group Company of any amount not exceeding $500,000 in the aggregate;

(xvii) authorize or incur any capital expenditures or commitments other than, in the case of the Company only, capital expenditures or commitments not exceeding $1,000,000 individually;

(xviii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction;

(xix) change any method of accounting in any material respect, other than changes that are made in accordance with GAAP or IFRS, as the case may be;

(xx) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(xxi) make or promise any Company Change of Control Payment or Peridot Change of Control Payment, other than, in the case of the Company only, those set forth on Section 1.1 of the Company Disclosure Schedules;

(xxii) (A) in the case of the Company only, (1) amend, modify or terminate any Material Contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms), (2) waive any material benefit or right under any Material Contract or (3) other than in the ordinary course of business, enter into any Contract that would constitute a Material Contract, and (B) in the case of Peridot only, (1) amend, modify or terminate any material Contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such material Contract pursuant to its terms), (2) waive any material benefit or right under any material Contract or (3) other than in the ordinary course of business, enter into any Contract;

(xxiii) in the case of the Company only, fail to maintain in full force and effect in all material respects, or fail to replace or renew, the material insurance policies of the Company and its Subsidiaries to the extent commercially reasonable in the Company’s business judgment in light of prevailing conditions in the insurance market; or

(xxiv) agree to take any of the actions set forth in this Section 5.1(b).

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, (a) nothing set forth in this Agreement shall give any Party, directly or indirectly, the right to control or direct the operations of any other Party or its respective Affiliates prior to the Closing, (b) any action taken, or omitted to be taken, by either Party or its respective Subsidiaries to the extent such act or omission is necessary, based on the advice of outside legal counsel, to comply with any Law, Order, directive, pronouncement or guideline issued by a Governmental Entity providing for business closures, “sheltering-in-place” or other restrictions that relates to, or arises out of, COVID-19 (including any COVID-19 Measure) shall in no event be deemed to constitute a breach of Section 5.1 and (c) any action taken, or omitted to be taken, by any either Party or its respective Subsidiaries to the extent that the board of directors of such Party reasonably determines that such act or omission is necessary in response to COVID-19 to maintain and preserve in all material respects the business organization, assets, properties and material business relations of such Party and its Subsidiaries, taken as a whole, shall not be deemed to constitute a breach of Section 5.1; provided, however, (i) in the case of a material action or omission taken in reliance on either clause (b) or (c), the Party taking or refraining from taking such action shall give the other Parties prompt written notice of any such act or omission, which notice shall describe in reasonable detail the act or omission and the reason(s) that such act or omission is being taken, or omitted to be taken, pursuant to clause (b) or (c) and in no event shall clause (b) or (c) be applicable to any act or omission of the type described in Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(iii), Section 5.1(b)(iv), Section 5.1(b)(v), Section 5.1(b)(vi), Section 5.1(b)(viii), Section 5.1(b)(xi), Section 5.1(b)(xiv), Section 5.1(b)(xviii), Section 5.1(b)(xx), Section 5.1(b)(xxi), Section 5.1(b)(xxii) or Section 5.1(b)(xxiv) (to the extent related to any of the foregoing).

Section 5.2 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article 6 and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and deliver such Ancillary Document when required pursuant to this Agreement, (ii) using reasonable best efforts to obtain the PIPE Financing on the terms and subject to the conditions set forth in the Subscription Agreements and (iii) the Company taking, or causing to be taken, all actions necessary or advisable to cause the agreements set forth on Section 5.2(a) of the Company Disclosure Schedules to be terminated effective as of the Closing without any further obligations or liabilities to the Company or any of its Affiliates (including the other Group Companies and, from and after the Closing Date, Peridot)). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. The Company shall bear the costs incurred in connection with obtaining such Consents; provided, however, that (x) each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents and (y) each Party shall bear 50% of the HSR Act filing fee and any filing or similar fees with respect to any Foreign Antitrust Laws. Each Party shall (i) make any appropriate filings pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly (and in any event within ten (10) Business Days) following the date of this Agreement, (ii) make any appropriate filings or take, or cause to be taken, any required actions pursuant to any Foreign Antitrust Laws with respect to the transactions contemplated by this Agreement promptly following the date of this Agreement and (iii) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act or under any Foreign Antitrust Laws. Peridot shall promptly inform the Company of any substantive communication between Peridot, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform Peridot of any substantive communication between the Company, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document. Without limiting the foregoing, (x) the Parties agree to request early termination of the applicable waiting period under the HSR Act, and (y) each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or under any applicable Foreign Antitrust Laws or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of Peridot and the Company. Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (i) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of any Group Company or any entity, facility or asset of such Party or any of its Affiliates, (ii) terminate, amend or assign existing relationships and contractual rights or obligations, (iii) amend, assign or terminate existing licenses or other agreements, or (iv) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except with Peridot’s and the Company’s prior written consent.

(b) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, Peridot, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of Peridot) or Peridot (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written substantive communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents. Any materials exchanged in connection with this Section 5.2 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns of legal counsel (including in-house counsel) of any Party, and to remove competitively sensitive material; provided, that such Party may, as it deems advisable and necessary, designate any materials provided to under this Section 5.2 as “outside counsel only.” Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of Peridot, the Company, or, in the case of the Company, Peridot in advance and, to the extent reasonably practicable and not prohibited by such Governmental Entity, gives, in the case of Peridot, the Company, or, in the case of the Company, Peridot, the opportunity to attend and participate in such meeting or discussion.

(c) Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article 5 that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

(d) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, Peridot, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of Peridot, Peridot or any of its Representatives (in their capacity as a representative of Peridot) or, in the case of the Company, any Group Company or any of their respective Representatives (in their capacity as a representative of a Group Company). Peridot and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation, (iv) reasonably cooperate with each other and (v) refrain from settling or compromising any Transaction Litigation without the prior written consent of, in the case of the Group Companies, Peridot and in the case of Peridot, the Company (such consent not to be unreasonably withheld, conditioned or delayed).

Section 5.3 Confidentiality and Access to Information.

(a) The Parties acknowledge and agree that as of the date hereof, and continuing through the Closing Date and terminating thereafter, the Parties and each of their respective Affiliates and Representative remain bound to the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or either Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, each Party shall provide, or cause to be provided, to each other Party and its Representatives during normal business hours reasonable access to its and its Subsidiaries properties, directors, officers, books and records (in a manner so as to not interfere with normal business operations). Notwithstanding the foregoing, neither Party nor its Subsidiaries shall be required to provide to each other Party or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which such Party is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any Party with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to either Party or its Subsidiaries under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the so affected Party shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company, on the one hand, and Peridot, any Peridot Non-Party Affiliate or any of their respective

Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that each Party shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis. For the avoidance of doubt, this Section 5.3 shall not permit any Party to conduct invasive sampling or other invasive or intrusive environmental testing of any real property of another Party without the prior written consent of, in the case of the Group Companies, Peridot and in the case of Peridot, the Company (which may be withheld, conditioned or delayed by such Party in its sole discretion); provided, that, subject to any restrictions arising out of, or in connection with COVID-19 Measures, this Section 5.3(b) shall not restrict a Party’s right to conduct a non-invasive environmental review consistent with the basic assessment requirements set forth under the current American Society for Testing and Material Standard Practice for Phase I environmental site assessments (Designation E1257-13).

Section 5.4 Public Announcements.

(a) Subject to Section 5.4(b), Section 2.4, Section 5.7 and Section 5.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby prior to the Closing without the prior written consent of, in the case of the Group Companies, Peridot and in the case of Peridot, the Company; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case the disclosing Party and its Representatives shall use reasonable best efforts to consult with the Company, if the disclosing party is Peridot, or Peridot, if the disclosing party is the Company, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4 and (iii) subject to and in accordance with Section 5.2(b), to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that, following the Closing, Carnelian, the Carnelian Funds and their respective Representatives and Affiliates may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect current investor or potential investors who enter into a separate confidentiality agreement with the Company or in connection with informational or reporting activities.

(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and Peridot prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, Peridot shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and Peridot shall consider such comments in good faith. The Company, on the one hand, and Peridot, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Peridot, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), Peridot shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5 Tax Matters.

(a) Tax Treatment.

(i) For U.S. federal income tax purpose, the Parties intend that (A) the Peridot Continuance shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, (B) the Class B Conversion shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code, (C) the Peridot Amalgamation shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and (D) the Share Exchange shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code (collectively, the “Intended Tax Treatment”), and each Party shall, and shall cause its respective Affiliates to, use reasonable best efforts to so qualify. The Parties shall file all U.S. Tax Returns consistent with, and take no position inconsistent with (whether in U.S. audits, U.S. Tax Returns or otherwise with respect to U.S. federal income tax matters), the treatment described in this Section 5.5(a)(i) unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code.

(ii) Peridot and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). From the date hereof through the Closing, and following the Closing, the Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Transactions from qualifying for the Intended Tax Treatment.

(b) If, in connection with the preparation and filing of the Registration Statement / Proxy Statement, the SEC requests or requires that tax opinions be prepared and submitted with respect to the Tax treatment of (i) the Peridot Continuance or the Peridot Amalgamation for the Pre-Closing Peridot Holders or Peridot, then Peridot will procure Kirkland & Ellis LLP or other counsel to Peridot (“Peridot Tax Counsel”) to deliver such tax opinions or (ii) the Share Exchange for the Company Shareholders or the Company, then Peridot will procure Freshfields Bruckhaus Deringer US LLP or other counsel to the Company (“Company Tax Counsel”) to deliver such tax opinions and, in either case, Peridot and the Company shall deliver to Peridot Tax Counsel or Company Tax Counsel, as applicable, customary Tax representation letters reasonably satisfactory to Peridot Tax Counsel or Company Tax Counsel, as applicable, at such time or times as may be reasonably requested by Peridot Tax Counsel or Company Tax Counsel, as applicable, in connection with the delivery of any such tax opinions with respect to the Tax treatment of the Transactions.

(c) For Canadian income tax purposes, the Parties intend that (i) the Share Exchange be subject to section 85.1 of the Tax Act, and (ii) subsection 7(1.4) of the Tax Act apply to the exchange of certain employee options as described in the Plan of Arrangement.

Section 5.6 Exclusive Dealing.

(a) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause the other Group Companies, its controlled Affiliates and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) discuss or negotiate with any Person a Company Acquisition Proposal (other than to inform such Person of the restrictions set forth in this Section 5.6), (iv) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (v) take meaningful steps in preparation for, or conduct, a public offering of any Equity Securities of any Group Company (or any Affiliate or successor of any Group Company); or (vi) otherwise cooperate in any way with, or knowingly assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify Peridot promptly upon receipt of any Company Acquisition Proposal by any Group Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep Peridot reasonably informed on a current basis of any modifications to such offer or information. Notwithstanding anything to the contrary in this Section 5.6(a), this Agreement shall not prevent the Company or its board of directors from, prior to obtaining the Company Required Approval in respect of the Company Arrangement Resolution, disclosing to Company Shareholders the receipt, existence or terms of a bona fide Company Acquisition Proposal received after the date hereof that did not result from a material breach of this Section 5.6(a).

(b) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Peridot shall not, and shall cause its Representatives and Affiliates not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Peridot Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Peridot Acquisition Proposal; (iii) discuss or negotiate with any Person a Peridot Acquisition Proposal (other than to inform such Person of the restrictions set forth in this Section 5.6), (iv) enter into any Contract or other arrangement or understanding regarding a Peridot Acquisition Proposal; (v) take meaningful steps in preparation for, or conduct, an offering of any securities of Peridot (or any Affiliate or successor of Peridot); or (vi) otherwise cooperate in any way with, or knowingly assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Peridot agrees to (A) notify the Company promptly upon receipt of any Peridot Acquisition Proposal by Peridot, and to describe the material terms and conditions of any such Peridot Acquisition Proposal in reasonable detail (including the identity of any person or entity making such Peridot Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information. Notwithstanding any other provision to the contrary contained in this Agreement, none of the provisions of this Section 5.6(b) (including without limitation any of the foregoing regarding exclusivity) shall in any way apply to or limit the activities of any non-controlled affiliate of Peridot, including Carnelian Energy Capital Management, L.P. (“Carnelian”), any investment funds managed by Carnelian (“Carnelian Funds”) and the direct or indirect portfolio companies of the Carnelian Funds (each, a “Peridot Non-Controlled Affiliate”), but only if Confidential Information (as defined in the Confidentiality Agreement) of the Company has not been, and is not, made available to any such Peridot Non-Controlled Affiliate. Should any individual who is employed by a Peridot Non-Controlled Affiliate receive Confidential Information (as defined in the Confidentiality Agreement) of the Company in his or her capacity as a director, officer or other representative of Peridot, such individual will be bound by the terms of this Agreement applicable to Peridot, but the activities of such Peridot Non-Controlled Affiliate may continue without limitation as set forth herein and this Agreement shall not apply to such Peridot Non-Controlled Affiliate so long as such Peridot Non-Controlled Affiliate does not disclose or use any such Confidential Information (as defined in the Confidentiality Agreement) in connection with such activities and is not otherwise directed to take, or refrain from taking such actions, but such individuals.

Section 5.7 Preparation of Registration Statement / Proxy Statement.

(a) As promptly as reasonably practicable following the date of this Agreement, the Parties shall prepare and Newco (as predecessor of Amalco) shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a prospectus of Newco (as predecessor of Amalco) and a proxy statement of Peridot which will be used for the Peridot Shareholders Meeting to adopt and approve the Transaction Proposals and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by Peridot’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and NYSE). Each Party shall use its reasonable best efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC and its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. Peridot, on the one hand, and the Company and Newco, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for including in any other statement, filing, notice or application made by or on behalf of Peridot or Newco to the SEC or NYSE in connection with the transactions contemplated by this Agreement or the Ancillary Documents, including delivering customary tax representation letters to counsel to enable counsel to deliver any tax opinions requested or required by the SEC to be submitted in connection therewith as described in Section 5.5(b). The Company and Newco shall allow Peridot and its counsel to review the Registration Statement / Proxy Statement and any amendment thereto a reasonable amount of time prior to filing the Registration Statement / Proxy Statement or any amendment or supplement thereto and shall consider for inclusion in the Registration Statement / Proxy Statement and/or any amendment or supplement thereto any reasonable comments proposed by Peridot. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of Peridot, the Company and Newco, or, in the case of the Company and Newco, Peridot, thereof; (ii) the Parties shall prepare an amendment or supplement to the Registration Statement / Proxy Statement; (iii) Newco (as predecessor of Amalco) shall file such amendment or supplement with the SEC; and (iv) Peridot shall mail, if appropriate, such amendment or supplement to the Pre-Closing Peridot Holders. Newco shall as promptly as reasonably practicable advise Peridot of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of Amalco Shares for offering or sale in any jurisdiction, and the Parties shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to it or any of its Non-Party Affiliates or its or their respective Representatives, supplied by or on its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any Misrepresentation.

(b) The Parties shall prepare and Newco (as predecessor of Amalco) shall file with the Ontario Securities Commission, a preliminary and final non-offering prospectus in sufficient time for Newco to become a reporting issuer in the Province of Ontario by the Closing Date. Each Party shall use its reasonable best efforts to cause each of the preliminary and final non-offering prospectus to comply as to form in all material respects with applicable Canadian securities Laws. The Company and Newco shall allow Peridot and its counsel to review the preliminary and final non-offering prospectus a reasonable amount of time prior to their respective filings and shall consider for inclusion in the preliminary and final non-offering prospectus and/or any amendment or supplement thereto any reasonable comments proposed by Peridot.

Section 5.8 Peridot Shareholder Approval. As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, Peridot shall (a) duly give notice of and (b) use reasonable best efforts to duly convene and promptly hold a meeting of its shareholders (the “Peridot Shareholders Meeting”) in accordance with the Governing Documents of Peridot, for the purposes of obtaining the Peridot Shareholder Approval and, if applicable, any approvals related thereto and providing its shareholders with the opportunity to elect to effect a Peridot Shareholder Redemption. Peridot shall, through unanimous approval of the Peridot Board, recommend to its shareholders (the “Peridot Board Recommendation”), (i) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Transactions) (the “BCA Proposal”); (ii) the approval of the Peridot Continuance (the “Continuance Proposal”); (iii) the approval and adoption of the Newco Articles and By-laws (the “Governing Documents Proposal”); (iv) the approval of the Plan of Arrangement (including the Peridot Amalgamation) (the “Amalgamation Proposal”); (v) the approval of the issuance of the Amalco Shares in connection with the transactions contemplated by this Agreement as required by NYSE listing requirements (the “Share Issuance Proposal”); (vi) the adoption and approval of the Amalco Equity Incentive Plan (the “Incentive Plan Proposal”); (vii) the adoption and approval of the Amalco Employee Stock Purchase Plan (the “ESPP Proposal”); and (viii) the adoption and approval of a proposal for the adjournment of the Peridot Shareholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (the “Adjournment Proposal”) (such proposals in clauses (i) through (v) together, the “Transaction Proposals”); provided, that Peridot may postpone or adjourn the Peridot Shareholders Meeting, after reasonable consultation with the Company (and after taking into account the Company’s good faith input), (A) to solicit additional proxies for the purpose of obtaining the Peridot Shareholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Peridot has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing Peridot Holders prior to the Peridot Shareholders Meeting, (D) if the holders of Peridot Class A Shares have elected to redeem a number of Class A Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.3(d) not being satisfied or or (E) to approve the amalgamation contemplated by Section 5.20 after completion of the Peridot Continuance; provided that, without the consent of the Company, in no event shall Peridot adjourn the Peridot Shareholders Meeting for more than ten (10) Business Days later than the original date of the Peridot Shareholders Meeting or to a date that is beyond the Termination Date. The Peridot Board Recommendation shall be included in the Registration Statement / Proxy Statement. The Peridot Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Peridot Board Recommendation (a “Change in Recommendation”); provided, that the Peridot Board may make a Change in Recommendation if it determines in good faith after consultation with Peridot’s outside legal counsel and financial advisors that a failure to make a Change in Recommendation would be inconsistent with its fiduciary obligations under applicable Law. Peridot acknowledges that its obligations hereunder to furnish the Proxy Statement, convene the Peridot Shareholders Meeting and solicit the Peridot Shareholder Approval as provided hereunder shall apply notwithstanding any withdrawal or modification of the Peridot Board Recommendation in accordance with the terms hereof.

Section 5.9 NYSE Listing. Each of Peridot and the Company shall use its reasonable best efforts to cause: (a) Newco’s initial listing application with the NYSE in connection with the transactions contemplated by this Agreement to have been approved; (b) Newco to satisfy all applicable initial and continuing listing requirements of the NYSE; and (c) the Amalco Shares and Amalco Warrants issuable in accordance with this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Closing. From the date hereof through the Closing, each Party shall notify the other Parties of any communications or correspondence from the NYSE with respect to the listing of Amalco Shares, Amalco Warrants or other securities of Amalco, compliance with the rules and regulations of the NYSE, and any potential suspension of listing or delisting action contemplated or threatened by the NYSE.

Section 5.10 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) Peridot shall make all appropriate arrangements to cause the Trustee to pay as and when due all amounts, if any, payable to the Public Shareholders of Peridot pursuant to the Peridot Shareholder Redemption prior to the Peridot Shareholder Redemption, (b) at the Closing, Peridot shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay the amounts due to the underwriters of Peridot’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account to Peridot (or its successor, as applicable) in accordance with the Trust Agreement, and (c) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.11 Peridot Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of Peridot, as provided in the applicable Peridot Governing Documents or otherwise in effect as of immediately prior to the Closing as disclosed in Section 5.11 of the Peridot Disclosure Schedules, in either case, solely with respect to any matters occurring on or prior to the Closing shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Closing for a period of six (6) years and (ii) Newco will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6)-year period, in each case to the extent permitted by applicable Law. To the maximum extent permitted by applicable Law, during such six (6)-year period, Newco shall advance, or cause to be advanced, expenses in connection with such indemnification as provided in the applicable Peridot Governing Documents or other applicable agreements disclosed in Section 5.11 of the Peridot Disclosure Schedules as in effect immediately prior to the Closing. The indemnification and liability limitation or exculpation provisions of Peridot’s Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Closing in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Closing, or at any time prior to such time, were directors or officers of Peridot (the “Peridot D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Closing and relating to the fact that such Peridot D&O Person was a director or officer of Peridot immediately prior to the Closing, unless such amendment, repeal or other modification is required by applicable Law.

(b) Newco shall not have any obligation under this Section 5.11 to any Peridot D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Peridot D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) For a period of six (6) years after the Closing, Newco shall maintain, or cause to be maintained, without any lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of Peridot as of the date of this Agreement with respect to matters occurring on or prior to the Closing. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under Peridot’s directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that Newco shall not be obligated to pay a premium for such “tail” policy in excess of three hundred percent (300%) of the most recent annual premium paid by Peridot prior to the date of this Agreement and, in such event, Newco shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by Peridot prior to the date of this Agreement.

(d) If Newco or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Peridot shall assume all of the obligations set forth in this Section 5.11.

(e) The Peridot D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.11 are intended to be third-party beneficiaries of this Section 5.11. This Section 5.11 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of the Company and Newco (including Amalco), respectively.

Section 5.12 Company Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of the Group Companies, as provided in the Group Companies’ Governing Documents or otherwise in effect as of immediately prior to the Closing as disclosed in Section 5.12 of the Company Disclosure Schedules, in either case, solely with respect to any matters occurring on or prior to the Closing, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Closing for a period of six (6) years and (ii) Newco will cause the applicable Group Companies to perform and discharge all obligations to provide such indemnity and exculpation during such six (6)-year period to the extent permitted by applicable Law. To the maximum extent permitted by applicable Law, during such six (6)-year period, Newco shall cause the applicable Group Companies to advance expenses in connection with such indemnification as provided in the Group Companies’ Governing Documents or other applicable agreements in effect as of immediately prior to the Closing as disclosed in Section 5.12 of the Company Disclosure Schedules. The indemnification and liability limitation or exculpation provisions of the Group Companies’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Closing in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Closing, or at any time prior to such time, were directors or officers of the Group Companies (the “Company D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Closing and relating to the fact that such Company D&O Person was a director or officer of any Group Company immediately prior to the Closing, unless such amendment, repeal or other modification is required by applicable Law.

(b) None of the Group Companies shall have any obligation under this Section 5.12 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) The Company shall purchase, at or prior to the Closing, and Newco shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Closing Date, without any lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Group Companies as of the date of this Agreement with respect to matters occurring on or prior to the Closing. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that none of the Company, Newco or any of their respective Affiliates shall pay a premium for such “tail” policy in excess of three hundred percent (300%) of the most recent annual premium paid by the Group Companies prior to the date of this Agreement and, in such event, the Company, Newco or one of their respective Affiliates shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by the Group Companies prior to the date of this Agreement.

(d) If Newco or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Newco shall assume all of the obligations set forth in this Section 5.12.

(e) The Company D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.12 are intended to be third-party beneficiaries of this Section 5.12. This Section 5.12 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Peridot and Newco (including Amalco).

Section 5.13 Resignations. Prior to the Closing, all of the directors and officers of Peridot shall have executed written resignations effective as of the Closing in form and substance satisfactory to each Party.

Section 5.14 Post-Closing Governance. The Parties shall take all such action within its power as may be necessary or appropriate such that effective immediately after the Closing (a) the members of the board of directors of Amalco shall initially be comprised of the individuals set forth on Section 5.14(a) of the Peridot Disclosure Schedule, (b) the officers of Amalco are the individuals set forth on Section 5.14(b) of the Peridot Disclosure Schedule and (c) all other actions set forth on Section 5.14(c) of the Peridot Disclosure Schedule are taken.

Section 5.15 Financials.

(a) The Company will (i) within twenty (20) Business Days of the date of this Agreement deliver to Newco and Peridot the Audited Company Financial Statements, and (ii) as promptly as reasonably practicable, the Company shall deliver to Newco and Peridot (A) the Unaudited Company Financial Statements, and (B) any other audited or unaudited consolidated balance sheets and the related audited or unaudited consolidated statements of operations, changes in shareholders’ equity and cash flows of the Group Companies that are required to be included in the Registration Statement / Proxy Statement. All such financial statements that are required to be included in the Registration Statement / Proxy Statement (w) will fairly present in all material respects the financial position of the Group Companies as of the date thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments and the absence of footnotes), (x) will be prepared in conformity with IFRS applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes), (y) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditor and (z) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(b) The Company shall use its reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of any member of such Group Company, Newco and Peridot in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by Newco or Peridot with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.16 Amalco Equity Incentive Plan; Amalco Employee Stock Purchase Plan. Prior to the effectiveness of the Registration Statement / Proxy Statement, the Newco board of directors shall approve and adopt an equity incentive plan, in substantially the form attached hereto as Exhibit G and with any changes or modifications thereto as the Company and Peridot may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Peridot, as applicable) (the “Amalco Equity Incentive Plan”), in the manner prescribed under applicable Laws, effective as of the Closing Date, reserving an amount of Amalco Shares for grant thereunder equal to seven percent (7%) to ten percent (10%) of the fully diluted equity of the post-Closing parent company, which shall include Amalco Shares subject to any Rollover Equity Awards. The Amalco Equity Incentive Plan will provide that the number of Amalco Shares reserved for issuance thereunder will automatically increase annually on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to five percent (5%) of the Amalco Shares outstanding on the last day of the immediately preceding fiscal year or such lesser amount as determined by the Amalco board of directors. The Rollover Equity Awards corresponding to the Company Equity Awards shall reduce the number of Amalco Shares reserved for issuance thereunder. Prior to the effectiveness of the Registration Statement / Proxy Statement, the Newco board of directors shall approve and adopt an employee stock purchase plan, in substantially the form attached hereto as Exhibit H and with any changes or modifications thereto as the Company and Peridot may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Peridot, as applicable) (the “Amalco Employee Stock Purchase Plan”), in the manner prescribed under Section 423 of the Code and other applicable Laws, effective as of the Closing Date, reserving an amount of Amalco Shares for grant thereunder equal to two percent (2%) of the fully diluted equity of the post-Closing parent company. The Amalco Employee Stock Purchase Plan will provide that the number of Amalco Shares reserved for issuance thereunder will automatically increase annually on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to one half percent (0.5%) of the Amalco Shares outstanding on the last day of the immediately preceding fiscal year or such lesser amount as determined by the Amalco board of directors.

Section 5.17 Continuance. On the Continuance Date, Peridot shall cause the Peridot Continuance to occur in accordance with Section 180 of the OBCA and Part XII of the Cayman Islands Companies Law (2020 Revision). In connection with the Peridot Continuance, (i) each Peridot Class A Share and each Peridot Class B Share that is issued and outstanding immediately prior to the Peridot Continuance shall become one Peridot New Class A Share or Peridot New Class B Share, respectively, and (ii) each Peridot Warrant that is outstanding immediately prior to the Peridot Continuance shall, from and after the Peridot Continuance, represent the right to purchase one Peridot New Class A Share at an exercise price of $11.50 per share, subject to adjustment, on the terms and subject to the conditions set forth in the Warrant Agreement.

Section 5.18 Newco Matters. The Company has caused Newco (i) to be incorporated under the laws of the Province of Ontario, Canada solely for the purpose of entering into the Transactions and (ii) to not own any assets other than the $10 received as the subscription price for the Newco Share issued to the Company, carry on any business, conduct any operations, incur any liabilities or obligations, or hire any employee or independent contractor since the date of its formation, other than the execution of this Agreement and any Ancillary Documents, the performance of its obligations hereunder and matters ancillary thereto. The Company and Peridot shall take, and shall cause Newco to take, all requisite action to cause the articles and by-laws of Newco to be amended in substantially the form attached hereto as Exhibit F (the “Newco Articles and By-laws”), which Newco Articles and By-laws shall also be used, with the necessary (and mutually agreed (each Party acting reasonably)) adaptations, for the purposes of the the articles and by-laws of Amalco following completion of the Peridot Amalgamation.

Section 5.19 Subscription Agreements. Peridot shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements or terminations of, the Subscription Agreements in any manner other than (a) as expressly provided for by the terms of the Subscription Agreements or (b) to reflect any permitted assignments or transfers of the Subscription Agreements by the PIPE Investors pursuant to the Subscription Agreements, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed; provided that the parties acknowledge that any proposed amendment, modification or waiver of the Subscription Agreements that affects the offering price of the Amalco Shares pursuant to the Subscription Agreements, that reduces the

PIPE Financing Amount or that adds additional conditions to the obligations of the PIPE Investors to consummate the transactions contemplated by the Subscription Agreements may be rejected by the Company in its sole discretion). Peridot shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein. Without limiting the generality of the foregoing, Peridot shall give the Company prompt (and, in any event within three (3) Business Days) written notice: (i) of any proposed amendment to any Subscription Agreement; (ii) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to Peridot; and (iii) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement. If any Subscription Agreement expires or is terminated, withdrawn or repudiated by any party thereto prior to the Closing, such that the aggregate amount of the PIPE Financing as of the Closing is expected to be below $150,000,000, Peridot shall use its commercially reasonable efforts, prior to the Closing, to procure one or more investors to enter into Subscription Agreements with Peridot for the PIPE Financing in form and substance reasonably satisfactory to the Company and on the same terms and in an amount at least equal to the amount of the PIPE Financing under the Subscription Agreement(s) that have expired or been terminated, withdrawn or repudiated.

Section 5.20 Amendment to Plan of Arrangement. If, despite its diligent efforts, the Company is unable to obtain (A) the Interim Order containing the orders set out in Section 2.2 as a result, at the Company’s determination, acting reasonably, of the inclusion of the order set out in Section 2.2(h), or (B) the Final Order, as a result, at the Company’s determination, acting reasonably, that the Peridot Shareholder Approval has not yet been obtained, then, notwithstanding any other provision of this Agreement or any Ancillary Document but subject to receipt by the Company of Peridot’s prior written consent to amend the Plan of Arrangement in accordance with the terms hereof, such consent not to be unreasonably withheld, conditioned or delayed:

(i) the Company will forthwith amend the Plan of Arrangement to (A) remove the steps contemplated at subsections 3.1(b), (c) and (d) of the Plan of Arrangement, (B) remove provisions relating to the exchange of Peridot Shares and Peridot Warrants pursuant to the Peridot Amalgamation, (C) remove references to Peridot and Newco as parties bound by the Plan of Arrangement, and (D) remove references to the Peridot Shareholders Meeting;

(ii) the Company will, as applicable, diligently pursue (A) an Interim Order without the order set out in Section 2.2(h) in connection with the Plan of Arrangement so amended, or (B) a Final Order in connection with the Plan of Arrangement so amended;

(iii) Peridot will include in the Registration Statement / Proxy Statement (A) the amalgamation of Peridot and Newco in accordance with section 175 and section 176 of the OBCA as a proposal (which proposal will be deemed to be a Transaction Proposal for the purposes of this Agreement) for adoption and approval at the Peridot Shareholder Meeting, (B) a recommendation that its shareholders approve such amalgamation, and (C) a statement that a holder of Peridot Shares dissenting in respect of such amalgamation is entitled to be paid the fair value of its Peridot Shares in accordance with section 185 of the OBCA; and

(iv) if the Peridot Shareholder Approval of such amalgamation is obtained, each Party shall otherwise use reasonable best efforts to effect such amalgamation on the Closing Date, but prior to the Arrangement Effective Time (as defined in the Plan of Arrangement); pursuant to such amalgamation, (i) all of the issued and outstanding Peridot Shares and Peridot Warrants will be exchanged for equivalent Amalco Shares and Amalco Warrants on a one-for-one basis, (ii) the Newco Shares held by the Company will be exchanged for Amalco Shares on a one-for-one basis, and (iii) immediately thereafter, the Amalco Shares held by the Company will be purchased for cancellation for cash equal to the subscription price for such Amalco Share.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 6.1 Conditions to the Obligations of the Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by such Party of the following conditions:

(a) the Company Required Approval of the Company Arrangement Resolution shall have been approved at the Company Shareholders Meeting in accordance with the Interim Order and applicable Law and a certified copy of such Company Arrangement Resolution shall have been delivered to Peridot;

(b) the Final Order shall have been granted in form and substance satisfactory to the Parties, acting reasonably, and the Final Order shall not have been set aside or modified in a manner unacceptable to the Parties, acting reasonably, on appeal or otherwise;

(c) each applicable waiting period or Consent under the HSR Act and under each Foreign Antitrust Law set forth on Section 6.1(c) of the Peridot Disclosure Schedules relating to the transactions contemplated by this Agreement or any Ancillary Document, and any agreement with any Governmental Entity not to consummate the transactions contemplated by this Agreement or any Ancillary Document, shall have expired, been terminated or obtained (or deemed, by applicable Law, to have been obtained), as applicable;

(d) no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraints or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

(e) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(f) the Peridot Shareholder Approval shall have been obtained;

(g) after giving effect to the transactions contemplated hereby (including the PIPE Financing), Amalco shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Peridot Amalgamation;

(h) Newco’s initial listing application with the NYSE in connection with the transactions contemplated by this Agreement shall have been approved and, immediately following the Closing, Amalco shall satisfy any applicable initial and continuing listing requirements of the NYSE, and no Party shall have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Closing, and the Amalco Shares and Amalco Warrants to be issued pursuant to the Transactions shall have been approved for listing on the NYSE; and

(i) the (A) Peridot Continuance and (B) as applicable, the amalgamation of Peridot and Newco as contemplated by Section 5.20.

Section 6.2 Other Conditions to the Obligations of Peridot. The obligations of Peridot to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by Peridot of the following further conditions:

(a) (i) the Company Fundamental Representations and the representations and warranties of the Company set forth in Section 3.16(s) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), and (iii) the representations and warranties of the Company set forth in Article 3 (other than the Company Fundamental Representations and the representations and warranties of the Company set forth in Section 3.2(a) and Section 3.16(s)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect has occurred that is continuing;

(d) the Transaction Support Agreements shall continue to be in full force and effect; and

(e) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to Peridot the following documents:

(i) a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to Peridot; and

(ii) the Investor and Registration Rights Agreement duly executed by the applicable Company Shareholders.

Section 6.3 Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company of the following further conditions:

(a) (i) the Peridot Fundamental Representations and the representations and warranties of Peridot set forth in Section 4.19(t) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 4.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties of Peridot contained in Article 4 (other than the Peridot Fundamental Representations and the representations and warranties of Peridot set forth in Section 4.2(a) and Section 4.19(t) of this Agreement) shall be true and correct (without giving effect to any limitation as to “materiality” or “Peridot Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Peridot Material Adverse Effect;

(b) Peridot shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Peridot Material Adverse Effect has occurred that is continuing;

(d) the Aggregate Transaction Proceeds shall be equal to or greater than $300,000,000 (the “Minimum Cash Condition”); provided, that if Sponsor is deemed to have forfeited any Peridot New Class B Shares pursuant to Section 2.8 and the Sponsor Letter Agreement, then the amount necessary to satisfy the Minimum Cash Condition shall be an amount equal to $300,000,000 minus the Sponsor Forfeiture Value;

(e) the Sponsor Letter Agreement shall continue to be in full force and effect;

(f) at or prior to the Closing, Peridot shall have delivered, or caused to be delivered, the following documents to the Company:

(i) a certificate duly executed by an authorized officer of Peridot, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b) and Section 6.3(c) are satisfied in a form and substance reasonably satisfactory to the Company; and

(ii) the Investors and Registration Rights Agreement duly executed by Peridot and the Sponsor.

Section 6.4 Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by the Company’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2 or a breach of this Agreement. Peridot may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by Peridot’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2 or a breach of this Agreement.

ARTICLE 7

TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the Company or Peridot, as follows:

(a) by mutual written consent of Peridot and the Company;

(b) by Peridot, if any of the representations or warranties set forth in Article 3 shall not be true and correct or if the Company has failed to perform any covenant or agreement set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by Peridot, and (ii) the Termination Date; provided, however, that Peridot is not then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;

(c) by the Company, if any of the representations or warranties set forth in Article 4 shall not be true and correct or if Peridot has failed to perform any covenant or agreement set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to Peridot by the Company and (ii) the Termination Date; provided, however, the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;

(d) by either Peridot or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to August 16, 2021 (the “Termination Date”); provided, that (i) the Termination Date shall be automatically extended for three months in the event the Court refuses to issue a Final Order in respect of the Plan of Arrangement (for any reason or no reason other than as a result of a material breach of Peridot’s covenants or obligations under this Agreement or the Peridot Shareholder Approval having not been obtained), (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Peridot if Peridot’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (iii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s or any Group Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;

(e) by either Peridot or the Company, if any Governmental Entity shall have issued an Order permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order shall have become final and nonappealable, except that, for greater certainty, this termination right shall not apply as a result of the refusal (for any reason or no reason) of the Court to issue a Final Order in respect of the Plan of Arrangement;

(f) by either Peridot or the Company if the Peridot Shareholders Meeting has been held (including any adjournment or postponement thereof), has concluded, Peridot’s shareholders have duly voted and the Peridot Shareholder Approval was not obtained;

(g) by either Peridot or the Company, if the Company Required Approval in respect of the Company Arrangement Resolution shall not have been obtained at the Company Shareholders Meeting in accordance with the Interim Order and applicable Law; or

(h) by the Company prior to receipt of the Peridot Shareholder Approval, in the event of a Change in Recommendation.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of (a) Section 5.3(a), this Section 7.2, Article 9 and any corresponding definitions set forth in Article 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the Parties thereto in accordance with its terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect any Liability on the part of any Party for any willful or material breach of any covenant or agreement set forth in this Agreement or fraud (involving scienter) prior to such termination.

ARTICLE 8

ALTERNATE TRANSACTION

Section 8.1 Alternate Transaction. In the event that the Court refuses to issue a Final Order in respect of the Plan of Arrangement (for any reason or no reason other than (i) as a result of (A) Peridot having not performed and complied in all material respects with the covenants and agreements required to be performed by or complied with by Peridot under this Agreement or (B) the Sponsor having not performed and complied in all material respects with the covenants and agreements required to be performed by or complied with by the Sponsor under the Sponsor Letter Agreement, or (ii) the Peridot Shareholder Approval having not been obtained), the Parties agree:

(a) to take all actions reasonably required, and execute and deliver all related documentation (which documentation shall, in all material respects, be consistent with the terms and conditions of this Agreement (except that it will not include as a condition to closing the condition contemplated by Section 6.1(b)) and shall not impose any Liability on any security holder of the Company in addition to those imposed under any Ancillary Document to which such security holder is a party had the Transactions been completed other than pursuant to this Article 8) as may be mutually agreed by the Parties, each acting reasonably, in order to complete the Transactions by way of merger, amalgamation, share exchange or other form of transaction or series of transactions with Peridot, the Company and the Company’s security holders in respect of which the Supporting Company Shareholders exercise the drag-along right set out under Section 4.3 of the Company Shareholders Agreement in accordance with the Transaction Support Agreements; and

(b) notwithstanding Section 8.1(a), no Party shall be required to comply with Section 8.1(a) if such Party in good faith, and after consultation with the other Parties, determines that such compliance would result in a material adverse Tax treatment, with respect to the Company, to the Company Shareholders (in their capacity as such) and with respect to the other Parties hereto, to each such Party’s direct or indirect owners, in each case, as compared to the Tax treatment that is expected to result from the Transactions contemplated in this Agreement (other than under Section 8.1(a)).

ARTICLE 9

MISCELLANEOUS

Section 9.1 Non-Survival. The representations, warranties, agreements and covenants in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement shall terminate at the Closing, except for (a) those covenants and agreements that by their terms expressly contemplate performance in whole or in part after the Closing and (b) this Article 9 and any corresponding definitions set forth in Article 1.

Section 9.2 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents including any exhibits and schedules attached hereto or thereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party. Any attempted assignment of this Agreement not in accordance with the terms of this Section 9.2 shall be void.

Section 9.3 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by Peridot and the Company. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 9.3 shall be void, ab initio.

Section 9.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the respective Parties at the following addresses:

(a) If to Peridot, to:

c/o Peridot Acquisition Corp.

2229 San Felipe Street, Suite 1450, Houston, TX 77019

Attention: Alan Levande; Jeffrey Gilbert

E-mail: alan@peridotspac.com; jeffrey@carnelianec.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Debbie Yee; John Pitts; Allan Kirk

Email: debbie.yee@kirkland.com; john.pitts@kirkland.com

allan.kirk@kirkland.com

with a copy (which shall not constitute notice) to:

Stikeman Elliot LLP

1155 René-Lévesque Blvd.

West, 41st Floor,

Montréal, QC H3B 3VQ

Attention: Warren Katz

Email: wkatz@stikeman.com

(b) If to the Company, to:

Li-Cycle Corp.

2351 Royal Windsor Dr. Unit 10,

Mississauga, ON L5J 4S7

Attn: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

with a copy (which shall not constitute notice) to:

McCarthy Tétrault LLP

66 Wellington St W Suite 5300

Toronto, ON M5K 1E6

Attn: Jonathan Grant and Fraser Bourne

Email: jgrant@mccarthy.ca; fbourne@mccarthy.ca

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attn: Paul M. Tiger; Michael Levitt

Email: paul.tiger@freshfields.com; michael.levitt@freshfields.com or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, except to the extent mandatorily governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, including the provisions relating to the Arrangement and the Plan of Arrangement (except that the Cayman Islands Act shall also apply to the Peridot Continuance).

Section 9.6 Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses;

provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and Peridot shall pay, or cause to be paid, all Unpaid Peridot Expenses and (b) if the Closing occurs, then Amalco shall pay, or cause to be paid, all Unpaid Peridot Expenses and all Unpaid Company Expenses.

Section 9.7 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) unless otherwise indicated, references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to Peridot, any documents or other materials posted to the electronic data room located at www.dataroom.ansarada.com under the name “Li-Cycle Data Room” as of 5:00 p.m., Eastern Time, at least one (1) day prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 9.8 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the Peridot Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the Peridot Disclosure

Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the Peridot Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 3 or Article 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 9.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.11, Section 5.12 and the subsequent sentence of this Section 9.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 9.13 and this Section 9.9 (to the extent related to the foregoing).

Section 9.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.11 Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 9.12 Knowledge of Company; Knowledge of Peridot. For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules. For all purposes of this Agreement, the phrase “to Peridot’s knowledge” and “to the knowledge of Peridot” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(b) of the Peridot Disclosure Schedules. For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the Peridot Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 9.13 No Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and none of the Representatives of Peridot (including the Sponsor) or the Company (including directors, officers, employees and shareholders) shall have any Liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein.

Section 9.14 Extension; Waiver. At any time prior to the Closing (and in the case of Peridot, prior to receipt of the Peridot Stockholder Approval), (a) the Company may (i) extend the time for the performance of any of the obligations or other acts of Peridot set forth herein, (ii) waive any inaccuracies in the representations and warranties of Peridot set forth herein or in any document delivered by Peridot or (iii) waive compliance by Peridot with any of the agreements or conditions set forth herein and Peridot may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or in any document delivered by the Company or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any such extension or waiver shall be valid if set forth in a written instrument signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 9.15 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.15.

Section 9.16 Submission to Jurisdiction. Except as it relates to the Arrangement and the Plan of Arrangement, each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any other state or federal court located in the State of Delaware), for the purposes of any Proceeding (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 9.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail or internationally recognized courier service to such party’s respective address set forth in Section 9.4 shall be effective service of process for any such Proceeding.

Section 9.17 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 9.18 Trust Account Waiver. Reference is made to the final prospectus of Peridot, filed with the SEC (File No. 333-248608) on September 23, 2020 (the “Prospectus”). The Company acknowledges and agrees and understands that Peridot has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Peridot’s public shareholders (including overallotment shares acquired by Peridot’s underwriters, the “Public Shareholders”), and Peridot may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of Peridot entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company, nor any of its Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Peridot or any of its Representatives, on the one hand, and, the Company or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company, on its own behalf and on behalf of its controlled Affiliates and Representatives, as applicable, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with Peridot or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with Peridot or its Affiliates).

*    *    *    *    *

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

PERIDOT ACQUISITION CORP.

By:	/s/ Alan Levande

Name: Alan Levande
Title: Chief Executive Officer

LI-CYCLE CORP.

By:	/s/ Ajay Kochhar

Name: Ajay Kochhar
Title:	President and CEO, Co-Founder

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar

Name: Ajay Kochhar
Title:	CEO

[Signature Page to Business Combination Agreement]

EXHIBIT A

FINAL FORM

Arrangement Resolution

BE IT RESOLVED THAT:

1.

The arrangement (the “Arrangement”) under Section 182 of the Business Corporations Act (Ontario) (the “OBCA”) involving Li-Cycle Corp. (the “Corporation”) and an entity to be formed by the amalgamation between Li-Cycle Holdings Corp. (“LCHC”) and Peridot Acquisition Corp. (“Peridot”) pursuant to the business combination agreement dated February 15, 2021, between the Corporation, Peridot and LCHC (as it may be amended, modified or supplemented from time to time, the “Business Combination Agreement”) all as more particularly described and set forth in the management information circular of the Corporation dated [•], 2021 accompanying the notice of this meeting as it may be amended, modified or supplemented in accordance with the Business Combination Agreement, is hereby authorized, approved and adopted.

2.

The (i) Business Combination Agreement and the Ancillary Documents (as defined in the Business Combination Agreement) to which the Corporation is or will be a party; (ii) actions of the directors of the Corporation in approving the Arrangement, the Business Combination Agreement and the Ancillary Documents to which the Corporation is or will be a party; and (iii) actions of the directors and officers of the Corporation in executing and delivering the Business Combination Agreement and the Ancillary Documents to which the Corporation is or will be a party (and any amendments, modifications or supplements thereto) and causing the performance by the Corporation of its obligations thereunder, in each case be, and they are hereby confirmed, ratified, authorized and approved.

3.

The plan of arrangement (as it may be modified or amended in accordance with the Business Combination Agreement and its terms, the “Plan of Arrangement”), the full text of which is set out in Appendix [•] to the Circular, is hereby authorized, approved and adopted.

4.

The Corporation is hereby authorized to apply for a final order from the Ontario Superior Court of Justice (Commercial List) to approve the Arrangement on the terms set forth in the Business Combination Agreement and the Plan of Arrangement (as they may be amended, modified or supplemented).

5.

Notwithstanding that this resolution has been passed (and the Arrangement approved) by the shareholders of the Corporation or that the Arrangement has been approved by the Ontario Superior Court of Justice (Commercial List), the directors of the Corporation be, and they are hereby, authorized and empowered without further notice to, or approval of, the shareholders of the Corporation (i) to amend the Business Combination Agreement or the Plan of Arrangement (or both); and (ii) not to proceed with the Arrangement and any related transactions, in each case, subject to the terms of the Business Combination Agreement.

6.

Any officer or director of the Corporation be, and is hereby, authorized, empowered and directed, acting for, in the name and on behalf of the Corporation, to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or to cause to be delivered, for filing with the Director under the OBCA, articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement in accordance with the Business Combination Agreement or the Plan of Arrangement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement and any such other documents.

7.

Any officer or director of the Corporation be, and is hereby, authorized, empowered and directed, acting for, in the name and on behalf of the Corporation, to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or to cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

EXHIBIT B

Final Form

SCHEDULE A

PLAN OF ARRANGEMENT

UNDER SECTION 182 OF THE

BUSINESS CORPORATIONS ACT (ONTARIO)

ARTICLE 1

INTERPRETATION

1.1

In this Plan of Arrangement, any capitalized term used herein and not defined in this Section 1.1 will have the meaning ascribed thereto in the Business Combination Agreement. Unless the context otherwise requires, the following words and phrases used in this Plan of Arrangement will have the meanings hereinafter set out:

“Affected Securities” means, collectively, the Company Shares, the Company RSUs, the Company Options and the Amalco Arrangement Options;

“Affected Securityholders” means, collectively, the Company Shareholders, the Company RSU Holders, the Company Optionholders, the Amalco Arrangement Optionholders, holders of Peridot Shares and holders of Peridot Warrants;

“Aggregate Exercise Price” means the aggregate exercise price of the Company Options that will not be cancelled and exchanged for Rollover Equity Awards, converted to its U.S. dollar equivalent based on the C$:U.S.$ Bank of Canada daily exchange rate on the Effective Date, and rounding the resulting exercise price up to the nearest whole cent;

“Amalco” has the meaning ascribed thereto in Section 3.1(b) of this Plan of Arrangement;

“Amalco Arrangement Optionholder” means the Persons who are holders of Amalco Arrangement Options immediately after the completion of the transactions in Section 3.1(h);

“Amalco Arrangement Options” has the meaning ascribed thereto in Section 3.1(h)(i) of this Plan of Arrangement;

“Amalco Optionholder Consideration” means, in respect of any Amalco Arrangement Option outstanding immediately prior to effecting the steps in Section 3.1(k) , the number of Amalco Shares (if any) equal to the quotient obtained by dividing (i) the product of (x) the amount (if any) by which $10 exceeds the exercise price per Amalco Share of such Amalco Arrangement Option, multiplied by (y) the number of Amalco Shares subject to the Amalco Arrangement Option, by (ii) $10 (rounded down to the nearest whole number of Amalco Shares);

“Amalco Shares” means the common shares of Amalco;

“Amalgamation” has the meaning ascribed thereto in Section 3.1(b) of this Plan of Arrangement;

“Arrangement” means the arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Business Combination Agreement or Article 6 of this Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of the Company and Peridot, each acting reasonably;

“Arrangement Effective Time” means [● a.m.] (Toronto time) on the Effective Date or such other time as the Company and Peridot may agree upon in writing;

“Arrangement Resolution” means the special resolution of the Company Shareholders approving the Plan of Arrangement which is to be considered at the Company Meeting;

“Business Combination Agreement” means the business combination agreement made as of February 15, 2021 by and among the Company, Newco and Peridot, including all exhibits and schedules annexed thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

“Company” means Li-Cycle Corp., a corporation incorporated under the laws of the Province of Ontario;

“Company Common Shares” means the common shares of the Company;

“Company Common Shareholder” means, at any time, the holders of Company Common Shares issued and outstanding at such time and “Company Common Shareholder” means any one of them.

“Company Long-Term Incentive Plan” means the long-term incentive plan of the Company effective November 1, 2019;

“Company Meeting” means the special meeting of the Company Shareholders, including any adjournment or postponement thereof in accordance with the terms of the Business Combination Agreement, to be called and held in accordance with the Interim Order for the purpose of considering and, if thought fit, approving the Arrangement Resolution;

“Company Optionholders” means, at any time, the holders of Company Options granted under a Company Plan outstanding at such time and “Company Optionholder” means any one of them;

“Company Options” means the outstanding options to purchase Company Common Shares granted pursuant to a Company Plan;

“Company Plans” means, collectively, the Company Long-Term Incentive Plan and the Company Stock Option Plan, each as amended from time to time;

“Company Preferred Shareholders” means, at any time, the holders of Company Preferred Shares issued and outstanding at such time and “Company Preferred Shareholder” means any one of them;

“Company Preferred Shares” means the Class A Preferred Shares of the Company;

“Company RSUs” means the outstanding restricted share units granted under the Company Long-Term Incentive Plan;

“Company RSU Holders” means, at any time, the holders of Company RSUs outstanding at such time and “Company RSU Holder” means any one of them;

“Company Shareholder Consideration” means the Amalco Shares to be issued to Company Common Shareholders pursuant to the Arrangement and in accordance with and subject to the terms of this Plan of Arrangement;

“Company Shareholders” means, at any time, the holders of Company Common Shares, Company Preferred Shares or both, in each case issued and outstanding at such time and “Company Shareholder” means any one of them;

“Company Shares” means, collectively, Company Common Shares and Company Preferred Shares;

“Company Stock Option Plan” means the stock option plan of the Company;

“Company Transmittal Letter” means the letter of transmittal to be provided by the Company to the Company Shareholders which provides a means for the delivery of any certificates representing Company Shares to the Exchange Agent and for instructions to be given by such Company Shareholder to the Exchange Agent for the delivery of the Company Shareholder Consideration;

“Court” means the Ontario Superior Court of Justice (Commercial List);

“Effective Date” means the date upon which the Arrangement becomes effective as provided in this Plan of Arrangement;

“Escrowed Exercise Price” means the aggregate exercise price of the Amalco Arrangement Options held by Exercising Amalco Arrangement Optionholders paid by the Exercising Amalco Arrangement Optionholders to the Company in escrow pending release pursuant to the Plan of Arrangement;

“Exchange Agent” means [•];

“Exchange Ratio” means the quotient obtained by dividing (i) the sum of (A) 97,500,000, and (B) the Aggregate Exercise Price divided by $10, by (ii) the Company Fully Diluted Shares;

“Exercising Amalco Arrangement Optionholders” means the Amalco Arrangement Optionholders identified in the Exercising Optionholder List;

“Exercising Optionholder List” means a list to be delivered by the Company to Peridot and the Exchange Agent at least two Business Days prior to the Effective Date setting out (i) the Persons who have elected to exercise their Amalco Arrangement Options pursuant to the Plan of Arrangement and (ii) the number of Amalco Shares to which they will each be entitled pursuant to Section 3.1(j)(i);

“holder”, when used with reference to any securities of the Company, means the holder of such securities shown from time to time in the central securities register maintained by or on behalf of Company in respect of such securities;

“Interim Order” means the interim order of the Court contemplated by Section 2.2 of the Business Combination Agreement and made pursuant to Section 182(5) of the OBCA, in a form acceptable to each of the Company and Peridot (each acting reasonably), providing for, among other things, the calling and holding of the Company Meeting, as the same may be amended by the Court with the consent of the Company and Peridot, each acting reasonably;

“Newco” means Li-Cycle Holdings Corp., a corporation incorporated under the laws of the Province of Ontario;

“OBCA” means the Business Corporations Act (Ontario) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Peridot” means Peridot Acquisition Corp, a Cayman Islands exempted company, and any successor thereof continued under the OBCA;

“Peridot Transmittal Letter” means the letter of transmittal to be provided by Peridot to the holders of Peridot Shares and holders of Peridot Warrants which provides a means for the delivery of any certificates representing Peridot Shares and Peridot Warrants to the Exchange Agent and for instructions to be given by such holder of Peridot Shares or holder of Peridot Warrants to the Exchange Agent for the delivery of the Amalco Shares or Amalco Warrants issuable to such holder of Peridot Shares or holder of Peridot Warrants pursuant to Section 3.1(b);

“Plan of Arrangement” means this plan of arrangement and any amendments, supplements, modifications or variations hereto made in accordance with this Plan of Arrangement, the applicable provisions of the Business Combination Agreement, or upon the direction of the Court in the Final Order with the consent of the Company and Peridot, such consent not to be unreasonably withheld, conditioned or delayed;

“RSU Share Consideration” means, for each Company RSU, one Company Common Share;

“Shareholders’ Agreement” means the Shareholders’ Agreement dated on or about January 30, 2018 between the Company and the Company Shareholders, as amended from time to time;

“Surrendering Amalco Arrangement Optionholders” means the Amalco Arrangement Optionholders identified in the Surrendering Optionholder List;

“Surrendering Optionholder List” means a list to be delivered by the Company to Peridot and the Exchange Agent at least two Business Days prior to the Effective Date setting out (i) the Persons who have elected to surrender their Amalco Arrangement Options pursuant to the Plan of Arrangement and (ii) the number of Amalco Shares to which they will each be entitled pursuant to Section 3.1(k); and

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

1.2	In this Plan of Arrangement, unless otherwise expressly stated or the context otherwise requires:

(a)

the division of this Plan of Arrangement into Articles and Sections and the further division thereof into subsections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an Article, Section or subsection refers to the specified Article, Section or subsection to this Plan of Arrangement;

(b)

time periods within or following which any payment is to be made or act is to be done will be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of any such time period is not a Business Day, such time period will be extended to the next Business Day following the day on which it would otherwise end;

(c)

the terms “hereof”, “herein”, “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto;

(d)	words importing the singular number only will include the plural and vice versa and words importing the use of any gender will include all genders;

(e)	the word “including” means “including, without limiting the generality of the foregoing”;

(f)	a reference to a statute is to that statute as now enacted or as the statute may from time to time be amended, re-enacted or replaced and includes any regulation, rule or policy made thereunder; and

(g)	all references to cash or currency in this Plan of Arrangement are to United States dollars unless otherwise indicated.

ARTICLE 2

BUSINESS COMBINATION AGREEMENT

2.1

This Plan of Arrangement is made pursuant to and subject to the provisions of the Business Combination Agreement and constitutes an arrangement as referred to in Section 182 of the OBCA. If there is any inconsistency or conflict between the provisions of this Plan of Arrangement and the provisions of the Business Combination Agreement, the provisions of this Plan of Arrangement will govern.

2.2

This Plan of Arrangement and the Arrangement will become effective as of the Arrangement Effective Time and will be binding without any further authorization, act or formality on the part of the Court or any Person, on the Affected Securityholders, Peridot, Newco, the Company, Amalco and the Exchange Agent from and after the Arrangement Effective Time.

ARTICLE 3

ARRANGEMENT

3.1

Commencing at the Arrangement Effective Time, the following transactions will occur and will be deemed to occur at the times and in the order set out below without any further authorization, act or formality required on the part of any Person, except as otherwise expressly provided herein:

(a)

at the Arrangement Effective Time, notwithstanding the terms of the Shareholders’ Agreement, the Shareholders’ Agreement will be terminated and the parties to the Shareholders’ Agreement will cease to have any rights or obligations under the Shareholders’ Agreement;

(b)

one minute after the step in Section 3.1(a), Peridot and Newco will amalgamate to continue as one corporate entity (as so amalgamated, “Amalco”), with the same effect as if they were amalgamated under section 176 of the OBCA (the “Amalgamation”). For greater certainty, the Parties intend that the Amalgamation qualify as an “amalgamation” for purposes of subsection 87(1) of the Tax Act. On and after the Amalgamation:

(i)

Each Peridot Share outstanding immediately prior to the Arrangement Effective Time will be exchanged for one Amalco Share, each holder of Peridot Share(s) so exchanged will be added to the register of holders of Amalco Shares and each Peridot Share so exchanged will be cancelled without any repayment of capital;

(ii)

Each Newco Share outstanding immediately prior to the Arrangement Effective Time will be exchanged for one Amalco Share, the holder of the Newco Shares so exchanged will be added to the register of holders of Amalco Shares and each Newco Share so exchanged will be cancelled without any repayment of capital;

(iii)

Each Peridot Warrant outstanding immediately prior to the Arrangement Effective Time will be exchanged for one Amalco Warrant, each holder of Peridot Warrant(s) so exchanged will be added to the register of holders of Amalco Warrants and each Peridot Warrant so exchanged will be cancelled without any repayment of capital;

(iv)	the name of Amalco will be Li-Cycle Holdings Corp.;

(v)	the registered office of Amalco will be the same registered office as Newco;

(vi)	the articles of amalgamation of Amalco will be in the form of the articles of incorporation of Newco, as amended[1];

(vii)	the by-laws of Amalco will be in the form of the by-laws of Newco;

(viii)	the first directors of Amalco will be Ajay Kochhar, Tim Johnston, Mark Wellings, Rick Findlay, Anthony Tse, Alan Levande and Scott Prochazka;

(ix)	the stated capital of Amalco will be the sum of the stated capital of Peridot and Newco;

(x)

Amalco will own and hold all property of Peridot and Newco, and, without limiting the provisions hereof, all rights of creditors or others will be unimpaired by such Amalgamation, and all obligations of Peridot and Newco, whether arising by contract or otherwise, may be enforced against Amalco to the same extent as if such obligations had been incurred or contracted by it;

[1]	Newco articles to be amended in accordance with Section 5.18 of the Business Combination Agreement.

(xi)	Amalco will continue to be liable for the obligations of Peridot and Newco;

(xii)

all rights, contracts, permits and interests of Peridot and Newco will continue as rights, contracts, permits and interests of Amalco and, for greater certainty, the Amalgamation will not constitute a transfer or assignment of the rights or obligations of Peridot and Newco under any such rights, contracts, permits and interests;

(xiii)	any existing cause of action, claim or liability to prosecution will be unaffected;

(xiv)	a civil, criminal or administrative action or proceeding pending by or against Peridot or Newco may be continued by or against Amalco; and

(xv)	a conviction against, or ruling, order or judgment in favour of or against, Peridot or Newco may be enforced by or against Amalco;

(c)

one minute after the steps in Section 3.1(b), the Amalco Share held by the Company will be purchased for cancellation by Amalco for cash equal to the subscription price for the Newco Share for which such Amalco Share was exchanged pursuant to Section 3.1(b)(ii);

(d)

one minute after the step in 3.1(c), Amalco will, subject to and in accordance with the terms and conditions of the Subscription Agreements, issue such number of Amalco Shares contemplated by the Subscription Agreements;

(e)	one minute after the step in Section 3.1(d):

(i)

each Company Preferred Share held by a Company Preferred Shareholder immediately prior to the Arrangement Effective Time will be converted into and exchanged for one (1) validly issued, fully paid and non-assessable Company Common Share;

(ii)

such Company Preferred Shareholder will cease to have any rights as the registered holder of Company Preferred Shares (other than the right to receive the consideration contemplated by Section 3.1(e)(i)); and

(iii)

the name of such Company Preferred Shareholder will be removed as the registered holder of such Company Preferred Shares from the applicable securities register of the Company maintained by or on behalf of the Company and added as a registered holder of Company Common Shares on the applicable securities register of the Company maintained by or on behalf of the Company, and such Company Preferred Shares will be cancelled;

(f)	one minute after the steps in Section 3.1(e):

(i)

each Company RSU outstanding immediately prior to the Arrangement Effective Time (whether vested or unvested and notwithstanding the terms of any Company Plan) will be deemed to be vested to the fullest extent and will be surrendered to the Company and cancelled in exchange for the RSU Share Consideration; and

(ii)

with respect to each Company RSU surrendered and cancelled pursuant to Section 3.1(f)(i), the holder of such Company RSU will cease to be the holder thereof or to have any rights as a holder thereof (other than the right to receive the RSU Share Consideration such holder is entitled to receive pursuant to Section 3.1(f)(i)) and the name of the holder thereof will be removed as the registered holder of such Company RSUs from the applicable securities register of the Company and added as a registered holder of Company Common Shares on the applicable securities register of the Company and all agreements relating to any such Company RSU will be terminated and will be of no further force and effect;

(g)	one minute after the steps in Section 3.1(f):

(i)

each Company Common Share (including any Company Common Shares issued to Company Preferred Shareholders pursuant to Section 3.1(e)(i), and any Company Common Shares issued as RSU Share Consideration pursuant to Section 3.1(f)(i)), held by a Company Common Shareholder immediately prior to effecting the steps in this Section 3.1(g) will be transferred to Amalco in consideration for that number of Amalco Shares which is equal to the Exchange Ratio;

(ii)

such Company Common Shareholder will cease to have any rights as a registered holder of Company Common Shares other than the right to receive (A) the consideration contemplated by Section 3.1(g)(i), and (B) any dividends and other distributions payable in respect of the Company Common Shares as of the Arrangement Effective Time, in each case less any amounts required to be withheld in accordance with Section 5.2;

(iii)

the name of such Company Common Shareholder will be removed as the registered holder of such Company Common Shares from the applicable securities register of the Company maintained by or on behalf of the Company and added as a registered holder of Amalco Shares on the applicable securities register of Amalco maintained by or on behalf of Amalco; and

(iv)

Amalco will be recorded as the registered holder of such Company Common Shares so transferred and acquired in accordance with this Section 3.1(g) and will be deemed to be the legal and beneficial owner thereof free and clear of all Liens;

(h)	one minute after the steps in Section 3.1(g):

(i)

(A) Each Company Option outstanding immediately prior to the Arrangement Effective Time (whether vested or unvested and notwithstanding the terms of any Company Plan) will be exchanged for an option to purchase Amalco Shares (an “Amalco Arrangement Option”). The Amalco Arrangement Option that so replaces the Company Option may be exercised solely for Amalco Shares. The number of Amalco Shares subject to the Amalco Arrangement Option will be equal to the product (rounded down to the nearest whole number on a per Company Option certificate basis) of (x) the number of Company Common Shares subject to such Company Option immediately prior to such time and (y) the Exchange Ratio. The per share exercise price for the Amalco Shares issuable upon exercise of such Amalco Arrangement Option will be equal to the quotient obtained by dividing (A) the exercise price per Company Common Share of such Company Option immediately prior to such time by (B) the Exchange Ratio, converting the resulting amount to its U.S. dollar equivalent based on the C$:U.S.$ Bank of Canada daily exchange rate on the Effective Date, and rounding the resulting exercise price up to the nearest whole cent.

(B) Notwithstanding the foregoing, if it is determined in good faith that the excess of the aggregate fair market value of the Amalco Shares subject to an Amalco Arrangement Option immediately after the issuance of the Amalco Arrangement Option over the aggregate option exercise price for such shares pursuant to the Amalco Arrangement Option (such excess referred to herein as the “In the Money Amount” of the Amalco Arrangement Option) would otherwise exceed the excess of the aggregate fair market value of the Company Common Shares subject to the Company Option in exchange for which the Amalco Arrangement Option was issued immediately before the issuance of the Amalco Arrangement Option over the aggregate option exercise price for such shares pursuant to the Company Option (such excess referred to as the “In the Money Amount” of the Company Option), the previous provisions will be modified so that the In the Money Amount of the Amalco Arrangement Option does not exceed the In the Money Amount of the Company Option in accordance with subsection 7(1.4) of the Tax Act but only to the extent necessary;

(C) Except as specifically provided above, following such time, each Amalco Arrangement Option will, mutatis mutandis, continue to be governed by the terms of the applicable Company Plan and the terms of the stock option agreement by which such Company Option is evidenced, any restriction on the exercise of any Company Option so replaced will continue in full force and effect and the term, exercisability, vesting schedule and other provisions that applied to such Company Option will otherwise remain unchanged as a result of the replacement of such Company Option; provided however that (x) Amalco’s board of directors or a committee thereof will succeed to the authority and responsibility of the Company Board or any committee thereof with respect to each Amalco Arrangement Option; and (y) each Amalco Arrangement Option will be subject to administrative procedures consistent with those in effect under Amalco’s equity compensation plan; and

(ii)

with respect to each Company Option exchanged pursuant to Section 3.1(h)(i), the holder of such Company Option will cease to be the holder thereof or to have any rights as a holder thereof (other than the right to receive the consideration such holder is entitled to receive pursuant to Section 3.1(h)(i)), and the name of the holder thereof will be removed from the applicable securities register of the Company and added as a registered holder of Amalco Arrangement Options on the applicable securities register of Amalco maintained by or on behalf of Amalco;

(i)

immediately after the steps in Section 3.1(h), each Amalco Arrangement Option outstanding (whether vested or unvested and notwithstanding the terms of any Company Plan) will be deemed to be vested to the fullest extent;

(j)	five minutes after the step in Section 3.1(i):

(i)

each Amalco Arrangement Option received in exchange for a Company Option pursuant to Section 3.1(h)(i), held by an Exercising Amalco Arrangement Optionholder and outstanding immediately following the steps in Section 3.1(h) will be exercised by the Exercising Amalco Arrangement Optionholder, the Escrowed Exercise Price will be released to the Company from escrow, and each Exercising Amalco Arrangement Optionholder will be issued such number of Amalco Shares to which such exercised Amalco Option is subject (as determined pursuant to Section 3.1(h)(i), and each such exercised Amalco Arrangement Option will immediately be cancelled; and

(ii)

with respect to each Amalco Arrangement Option exercised pursuant to Section 3.1(j)(i), the holder of such Amalco Arrangement Option will cease to be the holder thereof or to have any rights as a holder thereof and the name of the holder thereof will be removed as a registered holder of Amalco Arrangement Options from the applicable securities register of Amalco maintained by or on behalf of Amalco and added as a registered holder of Amalco Shares on the applicable securities register of Amalco maintained by or on behalf of Amalco;

(k)	five minutes after the steps in Section 3.1(j):

(i)

each Amalco Arrangement Option received by a Surrendering Amalco Arrangement Optionholder in exchange for a Company Option pursuant to Section 3.1(h)(i) will be disposed of by the Surrendering Amalco Arrangement Optionholder to Amalco in exchange for the Amalco Optionholder Consideration, and each such Amalco Arrangement Option will immediately be cancelled; and

(ii)

with respect to each Amalco Arrangement Option surrendered pursuant to Section 3.1(k)(i), the holder of such Amalco Arrangement Option will cease to be the holder thereof or to have any rights as a holder thereof (other than the right to receive the consideration such holder is entitled to receive, if any, pursuant to Section 3.1(k)(i)) and the name of the holder thereof will be removed as the registered holder of Amalco Arrangement Options from the applicable securities register of Amalco maintained by or on behalf of Amalco and added as a registered holder of Amalco Shares on the applicable securities register of Amalco maintained by or on behalf of Amalco.

The transactions provided for in this Section 3.1 will be deemed to occur on the Effective Date notwithstanding that certain of the procedures related hereto are not completed until after the Effective Date (and provided that none of the foregoing will occur or will be deemed to occur unless all of the foregoing occur and, if they occur, all of the foregoing will be deemed to occur without further act or formality).

ARTICLE 4

CERTIFICATES AND PAYMENTS

4.1

On the Closing Date (i) immediately prior to the Arrangement, Peridot will deposit or cause to be deposited with the Exchange Agent for the benefit of and to be held on behalf of the holders of Peridot Shares and holders of Peridot Warrants entitled to receive Amalco Shares and Amalco Warrants pursuant to Section 3.1(b), certificates representing, or evidence in book-entry form of, the Amalco Shares and Amalco Warrants issuable pursuant to Section 3.1(b), and (ii) promptly following the Amalgamation, Amalco will deposit or cause to be deposited with the Exchange Agent (a) for the benefit of and to be held on behalf of the Company Shareholders entitled to receive Amalco Shares pursuant to Section 3.1(g), certificates representing, or evidence in book-entry form of, the Company Shareholder Consideration, and (b) for the benefit of and to be held on behalf of the Company Optionholders entitled to receive Amalco Shares pursuant to Section 3.1(j)(i) or Section 3.1(k)(i), that number of Amalco Shares issuable pursuant to Section 3.1(j)(i) and Section 3.1(k)(i).

4.2

On or prior to the Business Day preceding the Arrangement Effective Time, the Company will deposit or cause to be deposited with the Exchange Agent, (i) for the benefit of and to be held on behalf of the Company Preferred Shareholders, certificates representing or evidence in book-entry form of, the Company Common Shares issuable to Company Preferred Shareholders pursuant to Section 3.1(e)(i), and (ii) for the benefit of and to be held on behalf of the holders of Company RSUs, certificates representing or evidence in book-entry form of the RSU Share Consideration (if any) payable to Company RSU Holders pursuant to Section 3.1(f)(i).

4.3

Following the deposit with the Exchange Agent of the certificates or other evidence specified in Section 4.1, Amalco will be fully and completely discharged from its obligation to pay the Company Shareholder Consideration to the Company Shareholders, and Amalco Shares to Amalco Arrangement Optionholders pursuant to Section 3.1(j)(i) and Section 3.1(k)(i), and to issue the Amalco Shares to holders of Peridot Shares and the Amalco Warrants to holders of Peridot Warrants, in each case, pursuant to Section 3.1(b), and the rights of such holders will be limited to receiving, from the Exchange Agent, the Amalco Shares or Amalco Warrants, as applicable, to which they are entitled in accordance with this Plan of Arrangement.

4.4

Following the deposit with the Exchange Agent of the certificates or other evidence specified in Section 4.2, the Company will be fully and completely discharged from its obligation to issue Company Common Shares to Company Preferred Shareholders pursuant to Section 3.1(e)(i), and to pay the RSU Share Consideration to former Company RSU Holders, and the rights of such holders will be limited to receiving, from the Exchange Agent, the Company Shareholder Consideration or RSU Share Consideration to which they are entitled in accordance with this Plan of Arrangement.

4.5

Until such time as a Company Shareholder or holder of Peridot Shares or holder of Peridot Warrants deposits with the Exchange Agent a duly completed Company Transmittal Letter or Peridot Transmittal Letter, as applicable, documents, certificates and instruments contemplated by the Company Transmittal Letter or Peridot Transmittal, as applicable, and such other documents and instruments as the Exchange Agent, the Company or Peridot (or Amalco, as the case may be) reasonably require, the payment or delivery to which such Company Shareholder or holder of Peridot Shares or holder of Peridot Warrants is entitled will, in each case, be delivered or paid to the Exchange Agent to be held as agent on behalf of and for the benefit of such Company Shareholder or holder of Peridot Shares or holder of Peridot Warrants for delivery to such Company Shareholder or holder of Peridot Shares or holder of Peridot Warrants, without interest and net of all applicable withholdings and other taxes, if any, upon delivery of the Company Transmittal Letter or Peridot Transmittal Letter, as applicable, documents, certificates and instruments contemplated by the Company Transmittal Letter or Peridot Transmittal Letter, as applicable, and such other documents, certificates and instruments as the Exchange Agent, the Company or Peridot (or Amalco, as the case may be) reasonably require.

4.6

Upon surrender to the Exchange Agent for cancellation of a certificate that immediately prior to the Arrangement Effective Time represented one or more Company Shares, Peridot Shares or Peridot Warrants, a duly completed and executed Company Transmittal Letter or Peridot Transmittal Letter, as applicable, and such additional documents, certificates and instruments as the Exchange Agent, the Company or Peridot (or Amalco, as the case may be) may reasonably require, the holder of such surrendered certificate, or the deliverer of such Company Transmittal Letter or Peridot Transmittal Letter, as applicable, will be entitled to receive, and the Exchange Agent will, as promptly as practicable after the Arrangement Effective Time, deliver to such holder, the certificate(s) representing or other evidence of, Amalco Shares or Amalco Warrants that such Company Shareholder or holder of Peridot Shares or holder of Peridot Warrants is entitled to receive under the Arrangement, and any certificate so surrendered will forthwith be cancelled.

4.7

As soon as practicable following the Arrangement Effective Time, Amalco will deliver to each former Company RSU Holder that received Company Common Shares pursuant to Section 3.1(f) the certificate(s) representing or evidence in book-entry form of, the Amalco Shares to which they are entitled under the Arrangement. Neither a certificate nor a letter of transmittal need be surrendered by a former Company RSU Holder that is entitled to Company Common Shares pursuant to Section 3.1(f) in order for such former holder to receive such payment.

4.8

If any former Company Shareholder or holder of Peridot Shares or holder of Peridot Warrants fails to deliver to the Exchange Agent the certificates, documents or instruments required to be delivered to the Exchange Agent under this Article 4 in order for such former Company Shareholder or holder of Peridot Shares or holder of Peridot Warrants to receive the consideration which such former holder is entitled to receive pursuant to Section 3.1 on or before the day immediately prior to the sixth anniversary of the Arrangement Effective Time, and any right or claim to payment hereunder that remains outstanding, on the day before the sixth anniversary of the Arrangement Effective Time, (i) will cease to represent a right or claim of any kind or nature and the right of the holder to receive the applicable consideration pursuant to this Plan of

Arrangement will terminate and any applicable consideration held by the Exchange Agent in trust for such former holder will be deemed to be surrendered and forfeited to Amalco or its successors for no consideration, and (ii) any certificate representing Company Shares or Peridot Shares or Peridot Warrants formerly held by such former holder will cease to represent a claim of any nature whatsoever and will be deemed to have been surrendered to Amalco and will be cancelled. None of the Company or Amalco, or any of their respective successors, will be liable to any Person in respect of any consideration (including any consideration previously held by the Exchange Agent in trust for any such former holder) which is forfeited to the Company or Amalco or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

4.9

After the Arrangement Effective Time and until surrendered as contemplated by this Article 4, each certificate that immediately prior to the Arrangement Effective Time represented one or more Company Shares, Peridot Shares or Peridot Warrants will be deemed at all times to represent only the right to receive certificate(s) representing or other evidence of, the Amalco Shares or Amalco Warrants that such Company Shareholder, holder of Peridot Shares or Peridot Warrants is entitled to receive in accordance with this Article 4, less any amounts withheld pursuant to Section 5.2.

4.10

If any certificate that immediately prior to the Arrangement Effective Time represented one or more outstanding Company Shares, Peridot Shares or Peridot Warrants that were exchanged pursuant to Article 3 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate, the Amalco Shares or Amalco Warrants that such Person is entitled to receive pursuant to Article 3, deliverable in accordance with such holder’s Company Transmittal Letter or Peridot Transmittal Letter, as applicable.

4.11

When authorizing the delivery of such consideration in exchange for any lost, stolen or destroyed certificate, the Person to whom the consideration is being delivered must, as a condition precedent to the delivery of such consideration, give a bond satisfactory to the Company or Amalco and the Exchange Agent in such sum as the Company, Amalco and the Exchange Agent may direct or otherwise indemnify the Company, Amalco and the Exchange Agent in a manner satisfactory to the Company, Amalco and the Exchange Agent against any claim that may be made against the Company, Amalco or the Exchange Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

4.12

In no event will any Person be entitled to a fractional Amalco Share. Where the aggregate number of Amalco Shares to be issued to a Person pursuant to the Plan of Arrangement would result in a fraction of an Amalco Share being issuable, the number of Amalco Shares to be received by such Person will be rounded down to the nearest whole Amalco Share.

ARTICLE 5

EFFECT OF THE ARRANGEMENT; WITHHOLDINGS

5.1

From and after the Arrangement Effective Time: (a) this Plan of Arrangement will take precedence and priority over any and all Affected Securities issued prior to the Arrangement Effective Time, (b) the rights and obligations of the Affected Securityholders, the Company, Peridot, Newco, Amalco, the Exchange Agent and any transfer agent or other exchange agent therefor in relation thereto, will be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Affected Securities will be deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement.

5.2

The Company, Amalco and the Exchange Agent will be entitled to take such actions as are reasonably necessary to deduct and withhold (or cause to be deducted and withheld) from any amounts or consideration payable or otherwise deliverable to any Person pursuant to the Arrangement such Taxes, source deductions and other amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so deducted and withheld and timely remitted to the applicable Governmental Entity, such amounts will be treated for all purposes of the Arrangement as having been paid to the Person in respect of which such deduction and withholding was made. Each of the Company, Amalco, and the Exchange Agent, as applicable, is hereby authorized to sell or otherwise dispose of, on behalf of such Person, such portion of any share or other security deliverable to such Person as is necessary to provide sufficient funds to the Company, Amalco, and the Exchange Agent, as the case may be, to enable it to comply with such deduction and withholding requirement and the Company, Amalco or the Exchange Agent will use commercially reasonable efforts to notify such Person thereof and remit the applicable portion of the net proceeds of such sale to the appropriate Governmental Entity and, if applicable, any portion of such net proceeds that is not required to be so remitted will be paid to such Person.

ARTICLE 6

AMENDMENTS

6.1

The Company and Peridot may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Arrangement Effective Time, provided that each such amendment, modification and/or supplement must (i) be set out in writing, (ii) be approved by the Company and Peridot, each acting reasonably, (iii) be filed with the Court and, if made following the Company Meeting, approved by the Court, and (iv) be communicated to the Affected Securityholders if and as required by the Court.

6.2

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company or Peridot at any time prior to the Company Meeting or the Peridot Shareholders Meeting (provided that the Company or Peridot will have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting or the Peridot Shareholders Meeting, as applicable (other than as may be required under the Interim Order), will become part of this Plan of Arrangement for all purposes.

6.3

Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting will be effective only if (i) it is consented to in writing by each of the Company and Peridot (in each case, acting reasonably) and (ii) if required by the Court, it is consented to by some or all of the Company Shareholders or holders of Peridot Shares voting in the manner directed by the Court.

6.4

Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date by Amalco, provided that it concerns a matter which, in the reasonable opinion of Amalco, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement.

ARTICLE 7

FURTHER ASSURANCES

7.1

Notwithstanding that the transactions and events set out herein will occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Business Combination Agreement will make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out therein.

EXHIBIT C

Institutional Investor Form

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this __________ day of February, 2021, by and among Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada and a wholly owned subsidiary of Li-Cycle (as defined below) (the “Issuer”), Peridot Acquisition Corp., a Cayman Islands exempted company (“Peridot”), and ____________________________________________ (“Subscriber”).

WHEREAS, concurrently with the execution and delivery of this Subscription Agreement, the Issuer entered into a Business Combination Agreement (as the same may be amended or supplemented from time to time, the “Business Combination Agreement”), by and among Peridot, Li-Cycle Corp., an Ontario corporation (“Li-Cycle”), and the Issuer, pursuant to which, among other things, (i) holders of Peridot’s issued and outstanding Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”), will receive the Issuer’s common shares (the “Common Shares”), (ii) holders of the issued and outstanding warrants to purchase Class A Shares of Peridot will receive warrants of the Issuer to purchase Common Shares at an exercise price of $11.50 per share, and (iii) the Issuer will acquire all of the issued and outstanding shares in the capital of Li-Cycle from Li-Cycle shareholders in exchange for Common Shares (such transaction and the other transactions consummated pursuant to the Business Combination Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Issuer, prior to or simultaneous with the closing of the Transaction, the number of Issuer’s Common Shares set forth on the signature page hereto (such Common Shares, the “Acquired Shares”) for a purchase price of $10.00 per share (the “Share Purchase Price”), or the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell the Acquired Shares to Subscriber in a private placement in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer at or prior to the Closing Date; and

WHEREAS, in connection with the Transaction, certain other institutional “accredited investors” (as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”, and each such institutional “accredited investor”, an “Other Subscriber”)), have entered into subscription agreements with the Issuer substantially similar to this Subscription Agreement, pursuant to which such Other Subscribers have agreed to subscribe for and purchase, and the Issuer has agreed to issue and sell to such Other Subscribers, on the Closing Date, a total of at least ________________ Common Shares at the Share Purchase Price (the “Other Subscription Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.

Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”). The undersigned understands and agrees that the undersigned’s subscription for the Acquired Shares shall be deemed to be accepted by the Issuer only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Issuer. The Issuer may sign this Subscription Agreement in counterpart form. In the event of the termination of this subscription in accordance with the terms hereof, this Subscription Agreement shall be null and void and have no force or effect.

2.	Closing.

(a)

Subject to the satisfaction or waiver (in writing) of the conditions set forth in Section 2(d), (e) and (f), the closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction and shall occur on the date of, and at a time immediately prior to, the closing of the Transaction (such date, the “Closing Date”). Not less than five (5) business days prior to the date on which the Issuer reasonably expects the Closing to occur (the “Scheduled Closing Date”), the Issuer shall provide written notice (which may be via email) to Subscriber (the “Closing Notice”) of the Scheduled Closing Date, which Closing Notice shall contain the Issuer’s wire instructions for an escrow account established by the Issuer to the purpose of collecting funds in advance of the Closing.

(b)

At least three (3) business days prior to the Scheduled Closing Date, Subscriber shall deliver to the escrow account referenced above the aggregate Purchase Price for the Acquired Shares subscribed by wire transfer of United States dollars in immediately available funds. Upon the Closing, the Issuer shall provide instructions to the escrow agent for the escrow account to release the funds in the escrow account to the Issuer against delivery to Subscriber of the Acquired Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in book-entry form. If this Subscription Agreement is terminated prior to the Closing or the Closing does not occur on the Scheduled Closing Date and any funds have already been sent by Subscriber to the escrow account, then promptly (but in no event longer than 2 business days thereafter) after such termination or failure of closing, the Issuer will instruct the escrow agent to promptly (but in no event longer than 2 business days thereafter) return such funds to Subscriber.

(c)

On the Closing Date, subject to the satisfaction or waiver (in writing) of the conditions set forth in Section 2(d), (e) and (f) (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing), assuming that Subscriber shall have delivered to the Issuer on the Closing Date the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the escrow account specified by the Issuer in the Closing Notice, the Issuer shall deliver to Subscriber the Acquired Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. Each book entry for the Acquired Shares shall contain a notation, and each certificate (if any) evidencing the Acquired Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE REOFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

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(d)	The Closing shall be subject to the satisfaction on the Closing Date, or the waiver (in writing) by each of the parties hereto, of each of the following conditions:

(i)

no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)

no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition; and

(iii)

(a) all conditions precedent to the closing of the Transaction contained in the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement and other than those conditions that may only be satisfied at the closing of the Transaction, but subject to satisfaction of such conditions as of the closing of the Transaction ) or waived and (b) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing.

(e)	The obligations of Subscriber at the Closing shall be subject to the satisfaction on the Closing Date, or the waiver by Subscriber, of each of the following conditions:

(i)

all representations and warranties of each of the Issuer and Peridot contained in Section 3 and Section 4, respectively, shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, Issuer Material Adverse Effect or Peridot Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, Issuer Material Adverse Effect or Peridot Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by the Issuer and Peridot of each of the representations, warranties and agreements of the Issuer and Peridot contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date); and

(ii)

the Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing; and

(iii)

no amendment, modification or waiver of the Business Combination Agreement shall have occurred that materially and adversely affects the economic benefits that Subscriber would receive under this Subscription Agreement without having received Subscriber’s prior written consent (which consent is not to be unreasonably withheld, conditioned or delayed).

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(f)	The obligations of the Issuer at the Closing shall be subject to the satisfaction on the Closing Date, or the waiver by the Issuer, of each of the following conditions:

(i)

all representations and warranties of Subscriber contained in Section 5 shall be true and correct in all material respects at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date); and

(ii)

Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Subscriber to consummate the Closing.

(g)

At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

(h)

In the event that the Transaction is structured where a new entity will become the successor public company to the Issuer in the Transaction or will become a parent company of the Issuer whose securities are issued in consideration of or in exchange for the Issuer’s securities (the “Successor”), then as a condition to consummating the Transaction, the Successor will agree in writing to be bound by the terms of this Subscription Agreement that apply to the Issuer after the Closing, and any references in this Subscription Agreement to the Acquired Shares will include any equity securities of the Successor that are issued in consideration of or exchange for the Acquired Shares.

3.	Issuer Representations and Warranties. The Issuer represents and warrants to the Subscriber that:

(a)

The Issuer has been duly incorporated and is validly existing as a corporation under the laws of Ontario, in good standing under the laws of Ontario (to the extent such concept exists in such jurisdiction), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)

As of the Closing Date, the Acquired Shares will be duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any statutory or contractual preemptive or similar rights.

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(c)

This Subscription Agreement, the Other Subscription Agreements and the Business Combination Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Issuer and are enforceable against the Issuer in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d)

Since the date of its formation, the Issuer has not owned any assets, carried on any business, conducted any operations or incurred any liabilities or obligations or has not hired any employee or independent contractor, other than the execution of this Agreement, the Business Combination Agreement and any documents contemplated thereby, the performance of its obligations hereunder and matters ancillary thereto.

(e)

As of the date hereof, the authorized share capital of the Issuer consists of an unlimited number of Common Shares, of which one is issued and outstanding. Immediately following the Closing Date, all of the issued and outstanding Common Shares (i) will be duly authorized, validly issued, fully paid and non-assessable, (ii) will have been issued in compliance in all material respects with applicable law and (iii) will not have been issued in breach or violation of any preemptive rights or contract to which the Issuer is a party or bound. As of the date hereof and as of the Closing, the Issuer had and will have no outstanding long-term indebtedness (other than deferred underwriting fees and expenses deferred from Peridot’s initial public offering).

(f)

The execution and delivery by the Issuer of the Transaction Documents, and the performance by the Issuer of its obligations under the Transaction Documents, including the issuance and sale of the Acquired Shares and the consummation of the other transactions contemplated herein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Issuer (an “Issuer Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with this Subscription Agreement.

(g)

There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares, (ii) the Common Shares to be issued pursuant to any Other Subscription Agreement or (iii) any securities to be issued pursuant to the Business Combination Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

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(h)

The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

(i)

The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) filings required by applicable state or federal securities laws, (ii) the filings required in accordance with Section 12(o), (iii) those required by the New York Stock Exchange (the “NYSE”), including with respect to obtaining shareholder approval, and (iv) the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

(j)

As of the Closing Date, the issued and outstanding Common Shares will be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be listed for trading on the NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the NYSE or the SEC with respect to any intention by such entity to deregister the Common Shares, or prohibit or terminate the listing of the Common Shares, on the NYSE. The Issuer has taken no action that is designed to terminate the registration of the Common Shares under the Exchange Act.

(k)

Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber in the manner contemplated by this Subscription Agreement.

(l)

Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

4.	Peridot Representations and Warranties. Peridot represents and warrants to the Subscriber that:

(a)

Peridot has been duly incorporated and is validly existing as an exempted company under the laws of the Cayman Islands, in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)

This Subscription Agreement, the Other Subscription Agreements and the Business Combination Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by Peridot and are enforceable against Peridot in

6

accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)

The execution and delivery by Peridot of the Transaction Documents, and the performance by Peridot of its obligations under the Transaction Documents, including the consummation of the other transactions contemplated herein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Peridot pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Peridot is a party or by which Peridot is bound or to which any of the property or assets of Peridot is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of Peridot (a “Peridot Material Adverse Effect”) or materially affect the legal authority of Peridot to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of Peridot; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Peridot or any of its properties that would reasonably be expected to have, individually or in the aggregate, a Peridot Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of Peridot to comply in all material respects with this Subscription Agreement.

(d)

Peridot is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of Peridot, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Peridot is now a party or by which Peridot’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Peridot or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably expected to have, individually or in the aggregate, a Peridot Material Adverse Effect.

(e)

Peridot is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Peridot of this Subscription Agreement, other than (i) filings required by applicable state or federal securities laws, (ii) the filings required in accordance with Section 12(o), (iii) those required by the NYSE, including with respect to obtaining shareholder approval, and (v) the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Peridot Material Adverse Effect.

(f)

As of the date hereof, the authorized capital stock of Peridot consists of (i) 300,000,000 Class A Shares, par value $0.0001 per share, (ii) 30,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Shares”), and (iii) 1,000,000 preference shares, par value $0.0001 per share (the “Preference Shares”). As of the date hereof: (i) 30,000,000 Class A Shares are issued and outstanding, (ii) 7,500,000 Class B Shares are issued and

7

outstanding, (iii) no Preference Shares are issued and outstanding, and (iv) 23,000,000 warrants, each entitling the holder thereof to purchase one Class A Share at an exercise price of $11.50 per share, are issued and outstanding. As of the date hereof and as of the Closing, Peridot had and will have no outstanding long-term indebtedness (other than deferred underwriting fees and expenses deferred from its initial public offering).

(g)

Peridot has not received any written communication from a governmental entity that alleges that Peridot is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Peridot Material Adverse Effect.

(h)

Peridot has not entered into any side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s direct or indirect investment in the Issuer and no Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than Subscriber hereunder. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same Share Purchase Price and terms that are no more favorable to any such Other Subscriber thereunder than the terms of this Subscription Agreement.

(i)

Peridot has made available to Subscriber (including via the SEC’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by Peridot with the SEC since its initial registration of the Class A Shares (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents filed under the Exchange Act (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document) contained, when filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that, with respect to information about Li-Cycle or any of its affiliates included in the joint proxy statement/prospectus to be filed by the Issuer with respect to the Transaction, the representation and warranty in this sentence is made to Peridot’s knowledge. The financial statements of Peridot included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Peridot as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.. Peridot has timely filed each report, statement, schedule, prospectus, and registration statement that Peridot was required to file with the SEC since its inception. There are no material outstanding or unresolved comments in comment letters from the Staff of the SEC with respect to any of the SEC Documents.

(j)

Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Peridot Material Adverse Effect, there is no (i) proceeding pending, or, to the knowledge of Peridot, threatened against Peridot or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Peridot.

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(k)

Except for transaction fees payable to UBS Securities, LLC (“UBS”) and Barclays Capital, Inc. (“Barclays”) in connection with the Transaction and placement fees payable to UBS, Barclays and Citigroup Global Markets Inc., in their capacity as placement agents for the offer and sale of the Acquired Shares (in such capacity, the “Placement Agents”), Peridot has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any shareholder or affiliate of Peridot.

5.	Subscriber Representations and Warranties. Subscriber represents and warrants to the Issuer and Peridot that:

(a)

Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)

This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)

The execution and delivery by Subscriber of this Subscription Agreement, and the performance by Subscriber of its obligations under this Subscription Agreement, including the purchase of the Acquired Shares and the consummation of the other transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of Subscriber, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of Subscriber’s properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

(d)

Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or “accredited investor” (each as defined above) and Subscriber has

9

full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares.

(e)

Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book-entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(f)

Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Issuer or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(g)

Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(h)

In making its decision to subscribe for and purchase the Acquired Shares, Subscriber represents that it has relied solely upon its own independent investigation. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by the Placement Agents concerning the Issuer or the Acquired Shares or the offer and sale of the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer and the Transaction. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber acknowledges that certain information provided by the Issuer was based on projections, and such projections were

10

prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(i)

Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer or the Placement Agents, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or the Placement Agents. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j)

Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(k)

Subscriber acknowledges and agrees that neither the Placement Agents nor any affiliate of the Placement Agents has provided Subscriber with any information or advice with respect to the Acquired Shares nor is such information or advice necessary or desired. Subscriber acknowledges that the Placement Agents and their representatives (i) have not made any representation as to the Issuer or the quality of the Acquired Shares, (ii) may have acquired non-public information with respect to the Issuer which Subscriber agrees need not be provided to it, (iii) have made no independent investigation with respect to the Issuer or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer, (iv) have not acted as Subscriber’s financial advisor or fiduciary in connection with the issue and purchase of the Acquired Shares and (v) have not prepared a disclosure or offering document in connection with the offer and sale of the Acquired Shares.

(l)

Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(m)

Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of an investment in the Acquired Shares.

(n)

Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a

11

citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(o)

If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, then Subscriber represents and warrants that (i) neither the Issuer, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares; (ii) the decision to invest in the Acquired Shares has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (A) independent of the Transaction Parties; (B) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (C) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Acquired Shares and is responsible for exercising independent judgment in evaluating the investment in the Acquired Shares; and (D) is aware of and acknowledges that (I) none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Acquired Shares, and (II) the Transaction Parties have a financial interest in the purchaser’s investment in the Acquired Shares on account of the fees and other remuneration they expect to receive in connection with transactions contemplated hereunder.

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(p)

As of the date of this Subscription Agreement Subscriber does not have, and during the thirty (30) day period immediately prior to the date of this Subscription Agreement Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or Short Sale positions with respect to the securities of the Issuer. For purposes of this Subscription Agreement, “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(q)	Subscriber has (or has commitments to have), and at the Closing will have, sufficient funds to pay the Purchase Price pursuant to Section 2(b)(i).

6.

Additional Subscriber Agreement. Subscriber hereby agrees that, from the date of this Agreement, none of Subscriber or any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales with respect to securities of Peridot prior to the Closing; provided, however, that for purposes of this Section 6 only, the definition of “Short Sales” shall not include options, puts and calls (which shall expressly be permitted). Notwithstanding the foregoing, nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales.

7.	Registration Rights

(a)

In the event that the Acquired Shares are not registered in connection with the consummation of the Transaction, the Issuer agrees that, as soon as practicable (but in any case no later than thirty (30) calendar days after the consummation of the Transaction) (the “Filing Deadline”), it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Acquired Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the Closing (or ninety (90) calendar days after the Closing if the SEC notifies the Issuer that it will “review” the Registration Statement) and (ii) ten (10) business days after the Issuer is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Issuer agrees to cause such Registration Statement, or another shelf registration statement that includes the Acquired Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the third anniversary of the Closing, (ii) the date on which Subscriber ceases to hold any Acquired Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which Subscriber is able to sell all of its Acquired Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 within 90 days without limitation as to the amount of such securities that may be sold and without the requirement for the Issuer to be in compliance with the current public information requirement under Rule 144. Subscriber agrees to disclose its ownership to the Issuer upon request to assist it in making the determination described above. The Issuer may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form F-3 at such time after the Issuer becomes eligible to use such Form F-3. Subscriber acknowledges and agrees that the Issuer may suspend the use of any such Registration Statement if it determines (a) that the use of such Registration Statement would require the inclusion of financial statements that are unavailable for issue for reasons

13

beyond the Issuer’s control, or (b) that in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act; provided, that (I) the Issuer shall not so delay filing or so suspend the use of the Registration Statement on more than two (2) occasions or for a period of more than sixty (60) consecutive days or more than a total of one hundred-twenty (120) calendar days, in each case in any three hundred sixty (360)-day period, (II) the Issuer shall have a bona fide business purpose for not making such information public and (III) the Issuer shall use commercially reasonable efforts to make such Registration Statement available for the sale by Subscriber of such securities as soon as practicable thereafter. The Issuer’s obligations to include the Acquired Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of such Acquired Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Issuer to effect the registration of such Acquired Shares, and shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations; provided, however, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Acquired Shares. The Issuer will provide a draft of the Registration Statement to Subscriber for review at least two (2) business days in advance of filing the Registration Statement. So long as Subscriber delivers to the Issuer a completed questionnaire (which shall include representations and warranties as to relevant matters), Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement set forth in this Section 7. For purposes of this Section 7, “Acquired Shares” includes any other equity security of the Issuer issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

(b)

The Issuer shall advise Subscriber within three (3) business days (email being sufficient) (at the Issuer’s expense): (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of a suspension pursuant to Section 7(a) or the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 7(b) shall solely provide that the use of the Registration Statement

14

or prospectus has been suspended without setting forth the reason for such suspension and shall not contain any material non-public information regarding the Issuer). The Issuer shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Subscriber agrees that it will promptly discontinue offers and sales of the Acquired Shares using a Registration Statement until Subscriber receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above in clause (iv) and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales (which notice shall not contain any material non-public information regarding the Issuer). If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (x) to the extent Subscriber is required to retain a copy of such prospectus in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

(c)

For as long as Subscriber holds Acquired Shares, the Issuer will use commercially reasonable efforts to file all reports necessary to enable the undersigned to resell the Acquired Shares pursuant to the Registration Statement and, when Rule 144 of the Securities Act becomes available to Subscriber, Rule 144 of the Securities Act. In connection with any sale, assignment, transfer or other disposition of the Acquired Shares by Subscriber pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Acquired Shares held by Subscriber become freely tradable and upon compliance by Subscriber with the requirements of this Subscription Agreement, if requested by Subscriber, the Issuer shall use commercially reasonable efforts to cause the Issuer’s transfer agent to remove any restrictive legends related to the book entry account holding such Acquired Shares and make a new, unlegended entry for such book entry Acquired Shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from Subscriber; provided, that the Issuer and the transfer agent have timely received from Subscriber customary representations and other documentation reasonably acceptable to the Issuer and the transfer agent in connection therewith. Subject to receipt from Subscriber by the Issuer and the transfer agent of customary representations and other documentation reasonably acceptable to the Issuer and the transfer agent in connection therewith, including, if required by the transfer agent, an opinion of the Issuer’s counsel, in a form reasonably acceptable to the transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, Subscriber may request that the Issuer shall remove any legend from the book-entry position evidencing its Acquired Shares following the earliest of such time as such Acquired Shares (i) have been or are about to be sold or transferred pursuant

15

to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Issuer to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Acquired Shares. If restrictive legends are no longer required for such Acquired Shares pursuant to the foregoing, the Issuer shall, in accordance with the provisions of this section and within two (2) trading days of any request therefor from Subscriber accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for such book entry Acquired Shares. The Issuer shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(d)	Indemnification.

(i)

The Issuer and Peridot agree, severally and not jointly, to indemnify and hold harmless, to the extent permitted by law, Subscriber, its directors, and officers, employees, and agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as and to the extent, but only to the extent, the same are caused by or contained in any information regarding Subscriber furnished in writing to the Issuer by or on behalf of Subscriber expressly for use therein.

(ii)

Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless the Issuer, its directors and officers and agents and employees and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of a material fact contained in the Registration Statement, or any form of prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein (in the case of any prospectus, or any form of prospectus or preliminary prospectus or supplement thereto, in light of the circumstances under which they were made) or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

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(iii)

Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and, (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)

The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Acquired Shares purchased pursuant to this Subscription Agreement.

(v)

If the indemnification provided under this Section 7(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the

17

meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(d) from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.

8.

NYSE Listing. The Issuer and Peridot shall use reasonable best efforts to cause the Acquired Shares to be approved for listing on NYSE, subject to official notice of issuance, as promptly as practicable after the date of the Business Combination Agreement, and in any event on or prior to the Closing Date.

9.

Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with the terms therein, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 2(d), (e) or (f) are not satisfied on or prior to the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing or (d) at the election of Subscriber, on August 15, 2021, if the closing of the transactions contemplated in the Business Combination Agreement have not occurred by such date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from such breach. The Issuer and Peridot shall promptly notify Subscriber of the termination of the Business Combination Agreement promptly after the termination of such agreement.

10.

Trust Account Waiver. Subscriber acknowledges that Peridot is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Issuer and one or more businesses or assets. Subscriber further acknowledges that, as described in Peridot’s prospectus relating to its initial public offering dated September 23, 2020 (the “Prospectus”), available at www.sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and a private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Peridot, its public shareholders and the underwriters of Peridot’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Peridot to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of Peridot entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocable waives any and all right, title and interest, or any claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 10 shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of Peridot acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Issuer.

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11.

Pledges. The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Acquired Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of Acquired Shares shall not be required to provide the Issuer with any notice thereof; provided, however, that neither the Issuer or their counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Acquired Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by the Issuer in all respects.

12.	Miscellaneous.

(a)

Subscriber acknowledges that Peridot, the Issuer, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and Peridot if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber as set forth herein are no longer accurate in all material respects. Subscriber further acknowledges and agrees that the Placement Agents are third-party beneficiaries of the representations and warranties of Subscriber contained in Section 5.

(b)

Each of Peridot, the Issuer and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies.

(c)

Notwithstanding anything to the contrary in this Subscription Agreement, prior to the Closing, this Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto; provided, that Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber or an affiliate thereof); provided, further, that (i) prior to such assignment, any such assignee shall agree in writing to be bound by the terms hereof and (ii) no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform its obligations hereunder.

(d)	All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(e)

Peridot and the Issuer may request from Subscriber such additional information as Peridot and the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that Peridot and the Issuer agree to keep any such information provided by Subscriber confidential.

(f)

This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

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(g)

This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(h)

Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)

If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)

This Subscription Agreement may be executed and delivered in two (2) or more counterparts (including by electronic means, such as facsimile, .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(k)	Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(l)

At any time, Peridot may (a) extend the time for the performance of any obligation or other act of Subscriber, (b) waive any inaccuracy in the representations and warranties of Subscriber contained herein or in any document delivered by Subscriber pursuant hereto and (c) waive compliance with any agreement of Subscriber or any condition to its own obligations contained herein. At any time, Subscriber may (a) extend the time for the performance of any obligation or other act of the Issuer or Peridot, (b) waive any inaccuracy in the representations and warranties of the Issuer or Peridot contained herein or in any document delivered by the Issuer or Peridot pursuant hereto and (c) waive compliance with any agreement of the Issuer or Peridot or any condition to its own obligations contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

(m)

Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

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(ii)	if to Peridot, to:

Peridot Acquisition Corp.

2229 San Felipe St., Suite 1450

Houston, TX 77019

Attn:	Jeffrey Gilbert
Email:	jeffrey@carnelianec.com

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

609 Main St.

Houston, TX 77002

Attention:	Debbie P. Yee, P.C.
Michael W. Rigdon
Email:	debbie.yee@kirkland.com
michael.rigdon@kirkland.com;

(iii)	if to the Issuer, to

Li-Cycle Holdings Corp.

2351 Royal Windsor Dr., Unit 10

Mississauga, ON L5J 4S7

Attn:	Ajay Kochhar
Email:	ajay.kochhar@li-cycle.com

with a required copy to (which copy shall not constitute notice):

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attention:	Paul M. Tiger
Michael Levitt
Email:	paul.tiger@freshfields.com
michael.levitt@freshfields.com; and

(iv)	if to the Placement Agents, to:

UBS Securities LLC

1285 Avenue of the Americas, 8th Floor

New York, NY 10019

Attn: Christian Radev

Email: christian.radev@ubs.com

Barclays Capital Inc.

745 Seventh Avenue

5th Floor

New York, NY 10019

Attn: Jeffrey Daffron

Email: jeffrey.daffron@barclays.com

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Citigroup Global Markets

388 Greenwich Street, 7th Floor

New York, NY 10013

Attn: Trevor Ohman

Email: trevor.ohman@citi.com

(n)

This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(m) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT

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SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(n).

(o)

Peridot shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transaction, and any other material, nonpublic information that Peridot or the Issuer has provided (or that has been provided on their behalf) to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to Peridot’s knowledge, Subscriber shall not be in possession of any material, nonpublic information received from Peridot, the Issuer or any of their officers, directors or employees, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with Peridot, the Issuer, the Placement Agents or any of their respective affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, Peridot and the Issuer shall not publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) in a press release or marketing materials of Peridot in connection with the Transaction if agreeable by Subscriber and in a manner acceptable to Subscriber and (iii) to the extent such disclosure is required by applicable law, at the request of the Staff of the SEC or regulatory agency or under the regulations of the NYSE, in which case Peridot or the Issuer shall provide Subscriber with prior written notice of such disclosure permitted under this subclause (iii).

(p)

Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Issuer and Peridot expressly contained in Section 3 and Section 4, respectively, of this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber acknowledges and agrees that none of (a) any other investor pursuant to this Subscription Agreement or any Other Subscription Agreement (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (b) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, in each case, absent their own gross negligence, fraud or willful misconduct, shall have any liability to Subscriber, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any Other Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares or with

23

respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Peridot, the Issuer, the Placement Agents or any Non-Party Affiliate concerning Peridot, the Issuer, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of Peridot, the Issuer, any Placement Agent or any of Peridot’s, the Issuer’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the Issuer, Peridot and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

LI-CYCLE HOLDINGS CORP.

By:
Name:
Title:

Date: _____________________, 2021

PERIDOT ACQUISITION CORP.

By:
Name:
Title:

Date: _____________________, 2021

Signature Page to

Subscription Agreement

SUBSCRIBER:

Signature of Subscriber:

By:

Name:
Title:
Date: _______________________, 2021

Name of Subscriber:

(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered
(if different):
Email Address:

Subscriber’s EIN: _______________

Address:

Attn: _________________________________

Telephone No.: __________________________

Facsimile No.: ___________________________

Aggregate Number of Acquired Shares subscribed for:

Signature Page to

Subscription Agreement

Aggregate Purchase Price: $_____________________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

Number of Acquired Shares subscribed for and Aggregate Purchase Price as of ___________, 2021, accepted and agreed to as of this _____ day of ____________, 2021, by:

LI-CYCLE HOLDINGS CORP.

By:
Name:
Title:

PERIDOT ACQUISITION CORP.

By:
Name:
Title:

Signature of Subscriber:

By:
Name:
Title:

Signature Page to

Subscription Agreement

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has checked below the box(es) for the applicable provision under which Subscriber qualifies as such:

☐

Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, or partnership that was not formed for the specific purpose of acquiring the securities of the Issuer being offered in this offering, with total assets in excess of $5,000,000.

☐	Subscriber is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	Subscriber is a “bank” as defined in Section 3(a)(2) of the Securities Act.

☐	Subscriber is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐	Subscriber is a broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	Subscriber is an “insurance company” as defined in Section 2(a)(13) of the Securities Act.

☐	Subscriber is an investment company registered under the Investment Company Act of 1940.

☐	Subscriber is a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940.

☐	Subscriber is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐

Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

☐

Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is one of the following.

☐	A bank;

☐	A savings and loan association;

☐	A insurance company; or

☐	A registered investment adviser.

☐	Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000.

☐

Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors.

☐

Subscriber is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Issuer in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

SCHEDULE B

SCHEDULE OF TRANSFERS

Subscriber’s Subscription was in the amount of ___________________ Acquired Shares. The following transfers of a portion of the Subscription have been made:

Date of Transfer or Reduction	Transferee	Number of Transferee Acquired Shares Transferred or Reduced	Subscriber Revised Subscription Amount

Schedule B as of ______________, 20__, accepted and agreed to as of this ____ day of ____________, 20__ by:

LI-CYCLE HOLDINGS CORP.

By:
Name:
Title:

PERIDOT ACQUISITION CORP.

By:
Name:
Title:

Signature of Subscriber:

By:
Name:
Title:

Director Form

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this _______ day of February, 2021, by and among Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada and a wholly owned subsidiary of Li-Cycle (as defined below) (the “Issuer”), Peridot Acquisition Corp., a Cayman Islands exempted company (“Peridot”), and _____________________________ (“Subscriber”).

WHEREAS, concurrently with the execution and delivery of this Subscription Agreement, the Issuer entered into a Business Combination Agreement (as the same may be amended or supplemented from time to time, the “Business Combination Agreement”), by and among Peridot, Li-Cycle Corp., an Ontario corporation (“Li-Cycle”), and the Issuer, pursuant to which, among other things, (i) holders of Peridot’s issued and outstanding Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”), will receive the Issuer’s common shares (the “Common Shares”), (ii) holders of the issued and outstanding warrants to purchase Class A Shares of Peridot will receive warrants of the Issuer to purchase Common Shares at an exercise price of $11.50 per share, and (iii) the Issuer will acquire all of the issued and outstanding shares in the capital of Li-Cycle from Li-Cycle shareholders in exchange for Common Shares (such transaction and the other transactions consummated pursuant to the Business Combination Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Issuer, prior to or simultaneous with the closing of the Transaction, the number of Issuer’s Common Shares set forth on the signature page hereto (such Common Shares, the “Acquired Shares”) for a purchase price of $10.00 per share (the “Share Purchase Price”), or the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell the Acquired Shares to Subscriber in a private placement in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer at or prior to the Closing Date; and

WHEREAS, in connection with the Transaction, certain other “accredited investors” (as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”, and each such “accredited investor”, an “Other Subscriber”)), have entered into subscription agreements with the Issuer substantially similar to this Subscription Agreement, pursuant to which such Other Subscribers have agreed to subscribe for and purchase, and the Issuer has agreed to issue and sell to such Other Subscribers, on the Closing Date, Common Shares at the Share Purchase Price (the “Other Subscription Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.

Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”). The undersigned understands and agrees that the undersigned’s subscription for the Acquired Shares shall be deemed to be accepted by the Issuer only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Issuer. The Issuer may sign this Subscription Agreement in counterpart form. In the event of the termination of this subscription in accordance with the terms hereof, this Subscription Agreement shall be null and void and have no force or effect.

2.	Closing.

(a)

Subject to the satisfaction or waiver (in writing) of the conditions set forth in Section 2(d), (e) and (f), the closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction and shall occur on the date of, and at a time immediately prior to, the closing of the Transaction (such date, the “Closing Date”). Not less than five (5) business days prior to the date on which the Issuer reasonably expects the Closing to occur (the “Scheduled Closing Date”), the Issuer shall provide written notice (which may be via email) to Subscriber (the “Closing Notice”) of the Scheduled Closing Date, which Closing Notice shall contain the Issuer’s wire instructions for an escrow account established by the Issuer to the purpose of collecting funds in advance of the Closing.

(b)

At least three (3) business days prior to the Scheduled Closing Date, Subscriber shall deliver to the escrow account referenced above the aggregate Purchase Price for the Acquired Shares subscribed by wire transfer of United States dollars in immediately available funds. Upon the Closing, the Issuer shall provide instructions to the escrow agent for the escrow account to release the funds in the escrow account to the Issuer against delivery to Subscriber of the Acquired Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in book-entry form. If this Subscription Agreement is terminated prior to the Closing or the Closing does not occur on the Scheduled Closing Date and any funds have already been sent by Subscriber to the escrow account, then promptly (but in no event longer than 2 business days thereafter) after such termination or failure of closing, the Issuer will instruct the escrow agent to promptly (but in no event longer than 2 business days thereafter) return such funds to Subscriber.

(c)

On the Closing Date, subject to the satisfaction or waiver (in writing) of the conditions set forth in Section 2(d), (e) and (f) (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing), assuming that Subscriber shall have delivered to the Issuer on the Closing Date the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the escrow account specified by the Issuer in the Closing Notice, the Issuer shall deliver to Subscriber the Acquired Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. Each book entry for the Acquired Shares shall contain a notation, and each certificate (if any) evidencing the Acquired Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE REOFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

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(d)	The Closing shall be subject to the satisfaction on the Closing Date, or the waiver (in writing) by each of the parties hereto, of each of the following conditions:

(i)

no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)

no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition; and

(iii)

(a) all conditions precedent to the closing of the Transaction contained in the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement and other than those conditions that may only be satisfied at the closing of the Transaction, but subject to satisfaction of such conditions as of the closing of the Transaction ) or waived and (b) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing.

(e)	The obligations of Subscriber at the Closing shall be subject to the satisfaction on the Closing Date, or the waiver by Subscriber, of each of the following conditions:

(i)

all representations and warranties of each of the Issuer and Peridot contained in Section 3 and Section 4, respectively, shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, Issuer Material Adverse Effect or Peridot Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, Issuer Material Adverse Effect or Peridot Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by the Issuer and Peridot of each of the representations, warranties and agreements of the Issuer and Peridot contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date); and

(ii)

the Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing; and

(iii)

no amendment, modification or waiver of the Business Combination Agreement shall have occurred that materially and adversely affects the economic benefits that Subscriber would receive under this Subscription Agreement without having received Subscriber’s prior written consent (which consent is not to be unreasonably withheld, conditioned or delayed).

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(f)	The obligations of the Issuer at the Closing shall be subject to the satisfaction on the Closing Date, or the waiver by the Issuer, of each of the following conditions:

(i)

all representations and warranties of Subscriber contained in Section 5 shall be true and correct in all material respects at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date); and

(ii)

Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Subscriber to consummate the Closing.

(g)

At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

(h)

In the event that the Transaction is structured where a new entity will become the successor public company to the Issuer in the Transaction or will become a parent company of the Issuer whose securities are issued in consideration of or in exchange for the Issuer’s securities (the “Successor”), then as a condition to consummating the Transaction, the Successor will agree in writing to be bound by the terms of this Subscription Agreement that apply to the Issuer after the Closing, and any references in this Subscription Agreement to the Acquired Shares will include any equity securities of the Successor that are issued in consideration of or exchange for the Acquired Shares.

3.	Issuer Representations and Warranties. The Issuer represents and warrants to the Subscriber that:

(a)

The Issuer has been duly incorporated and is validly existing as a corporation under the laws of Ontario, in good standing under the laws of Ontario (to the extent such concept exists in such jurisdiction), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)

As of the Closing Date, the Acquired Shares will be duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any statutory or contractual preemptive or similar rights.

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(c)

This Subscription Agreement, the Other Subscription Agreements and the Business Combination Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Issuer and are enforceable against the Issuer in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d)

Since the date of its formation, the Issuer has not owned any assets, carried on any business, conducted any operations or incurred any liabilities or obligations or has not hired any employee or independent contractor, other than the execution of this Agreement, the Business Combination Agreement and any documents contemplated thereby, the performance of its obligations hereunder and matters ancillary thereto.

(e)

As of the date hereof, the authorized share capital of the Issuer consists of an unlimited number of Common Shares, of which one is issued and outstanding. Immediately following the Closing Date, all of the issued and outstanding Common Shares (i) will be duly authorized, validly issued, fully paid and non-assessable, (ii) will have been issued in compliance in all material respects with applicable law and (iii) will not have been issued in breach or violation of any preemptive rights or contract to which the Issuer is a party or bound. As of the date hereof and as of the Closing, the Issuer had and will have no outstanding long-term indebtedness (other than deferred underwriting fees and expenses deferred from Peridot’s initial public offering).

(f)

The execution and delivery by the Issuer of the Transaction Documents, and the performance by the Issuer of its obligations under the Transaction Documents, including the issuance and sale of the Acquired Shares and the consummation of the other transactions contemplated herein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Issuer (an “Issuer Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with this Subscription Agreement.

(g)

There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares, (ii) the Common Shares to be issued pursuant to any Other Subscription Agreement or (iii) any securities to be issued pursuant to the Business Combination Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

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(h)

The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

(i)

The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) filings required by applicable state or federal securities laws, (ii) the filings required in accordance with Section 12(o), (iii) those required by the New York Stock Exchange (the “NYSE”), including with respect to obtaining shareholder approval, and (iv) the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

(j)

As of the Closing Date, the issued and outstanding Common Shares will be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be listed for trading on the NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the NYSE or the SEC with respect to any intention by such entity to deregister the Common Shares, or prohibit or terminate the listing of the Common Shares, on the NYSE. The Issuer has taken no action that is designed to terminate the registration of the Common Shares under the Exchange Act.

(k)

Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber in the manner contemplated by this Subscription Agreement.

(l)

Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

4.	Peridot Representations and Warranties. Peridot represents and warrants to the Subscriber that:

(a)

Peridot has been duly incorporated and is validly existing as an exempted company under the laws of the Cayman Islands, in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

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(b)

This Subscription Agreement, the Other Subscription Agreements and the Business Combination Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by Peridot and are enforceable against Peridot in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)

The execution and delivery by Peridot of the Transaction Documents, and the performance by Peridot of its obligations under the Transaction Documents, including the consummation of the other transactions contemplated herein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Peridot pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Peridot is a party or by which Peridot is bound or to which any of the property or assets of Peridot is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of Peridot (a “Peridot Material Adverse Effect”) or materially affect the legal authority of Peridot to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of Peridot; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Peridot or any of its properties that would reasonably be expected to have, individually or in the aggregate, a Peridot Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of Peridot to comply in all material respects with this Subscription Agreement.

(d)

Peridot is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of Peridot, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Peridot is now a party or by which Peridot’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Peridot or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably expected to have, individually or in the aggregate, a Peridot Material Adverse Effect.

(e)

Peridot is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Peridot of this Subscription Agreement, other than (i) filings required by applicable state or federal securities laws, (ii) the filings required in accordance with Section 12(o), (iii) those required by the NYSE, including with respect to obtaining shareholder approval, and (v) the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Peridot Material Adverse Effect.

(f)

As of the date hereof, the authorized capital stock of Peridot consists of (i) 300,000,000 Class A Shares, par value $0.0001 per share, (ii) 30,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Shares”), and (iii) 1,000,000 preference shares, par value $0.0001 per share (the “Preference Shares”). As of the date hereof: (i) 30,000,000 Class A Shares are issued and outstanding, (ii) 7,500,000 Class B Shares are issued and

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outstanding, (iii) no Preference Shares are issued and outstanding, and (iv) 23,000,000 warrants, each entitling the holder thereof to purchase one Class A Share at an exercise price of $11.50 per share, are issued and outstanding. As of the date hereof and as of the Closing, Peridot had and will have no outstanding long-term indebtedness (other than deferred underwriting fees and expenses deferred from its initial public offering).

(g)

Peridot has not received any written communication from a governmental entity that alleges that Peridot is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Peridot Material Adverse Effect.

(h)

Peridot has not entered into any side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s direct or indirect investment in the Issuer and no Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than Subscriber hereunder. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same Share Purchase Price and terms that are no more favorable to any such Other Subscriber thereunder than the terms of this Subscription Agreement.

(i)

Peridot has made available to Subscriber (including via the SEC’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by Peridot with the SEC since its initial registration of the Class A Shares (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents filed under the Exchange Act (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document) contained, when filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that, with respect to information about Li-Cycle or any of its affiliates included in the joint proxy statement/prospectus to be filed by the Issuer with respect to the Transaction, the representation and warranty in this sentence is made to Peridot’s knowledge. The financial statements of Peridot included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Peridot as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.. Peridot has timely filed each report, statement, schedule, prospectus, and registration statement that Peridot was required to file with the SEC since its inception. There are no material outstanding or unresolved comments in comment letters from the Staff of the SEC with respect to any of the SEC Documents.

(j)

Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Peridot Material Adverse Effect, there is no (i) proceeding pending, or, to the knowledge of Peridot, threatened against Peridot or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Peridot.

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(k)

Except for transaction fees payable to UBS Securities, LLC (“UBS”) and Barclays Capital, Inc. (“Barclays”) in connection with the Transaction, Peridot has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any shareholder or affiliate of Peridot.

5.	Subscriber Representations and Warranties. Subscriber represents and warrants to the Issuer and Peridot that:

(a)

This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(b)

The execution and delivery by Subscriber of this Subscription Agreement, and the performance by Subscriber of its obligations under this Subscription Agreement, including the purchase of the Acquired Shares and the consummation of the other transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of Subscriber, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of Subscriber’s properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

(c)

Subscriber (i) is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is an “accredited investor” (each as defined above) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares.

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(d)

Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book-entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(e)

Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Issuer or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(f)

Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(g)

In making its decision to subscribe for and purchase the Acquired Shares, Subscriber represents that it has relied solely upon its own independent investigation. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by the Issuer concerning the Issuer or the Acquired Shares or the offer and sale of the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer and the Transaction. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber acknowledges that certain information provided by the Issuer was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(h)

Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares

10

offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i)

Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(j)

Subscriber acknowledges and agrees that neither the Issuer nor any affiliate of the Issuer has provided Subscriber with any information or advice with respect to the Acquired Shares nor is such information or advice necessary or desired. Subscriber acknowledges that the Issuer and its representatives (i) have not made any representation as to the Issuer or the quality of the Acquired Shares, (ii) may have acquired non-public information with respect to the Issuer which Subscriber agrees need not be provided to it, (iii) have made no independent investigation with respect to the Issuer or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer, (iv) have not acted as Subscriber’s financial advisor or fiduciary in connection with the issue and purchase of the Acquired Shares and (v) have not prepared a disclosure or offering document in connection with the offer and sale of the Acquired Shares.

(k)

Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(l)

Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of an investment in the Acquired Shares.

(m)

Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies

11

and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(n)

If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, then Subscriber represents and warrants that (i) neither the Issuer, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares; (ii) the decision to invest in the Acquired Shares has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (A) independent of the Transaction Parties; (B) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (C) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Acquired Shares and is responsible for exercising independent judgment in evaluating the investment in the Acquired Shares; and (D) is aware of and acknowledges that (I) none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Acquired Shares, and (II) the Transaction Parties have a financial interest in the purchaser’s investment in the Acquired Shares on account of the fees and other remuneration they expect to receive in connection with transactions contemplated hereunder.

(o)

As of the date of this Subscription Agreement Subscriber does not have, and during the thirty (30) day period immediately prior to the date of this Subscription Agreement Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or Short Sale positions with respect to the securities of the Issuer. For purposes of this Subscription Agreement, “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

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(p)	Subscriber has (or has commitments to have), and at the Closing will have, sufficient funds to pay the Purchase Price pursuant to Section 2(b)(i).

6.

Additional Subscriber Agreement. Subscriber hereby agrees that, from the date of this Agreement, none of Subscriber or any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales with respect to securities of Peridot prior to the Closing; provided, however, that for purposes of this Section 6 only, the definition of “Short Sales” shall not include options, puts and calls (which shall expressly be permitted). Notwithstanding the foregoing, nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales.

7.	Registration Rights

(a)

In the event that the Acquired Shares are not registered in connection with the consummation of the Transaction, the Issuer agrees that, as soon as practicable (but in any case no later than thirty (30) calendar days after the consummation of the Transaction) (the “Filing Deadline”), it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Acquired Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the Closing (or ninety (90) calendar days after the Closing if the SEC notifies the Issuer that it will “review” the Registration Statement) and (ii) ten (10) business days after the Issuer is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Issuer agrees to cause such Registration Statement, or another shelf registration statement that includes the Acquired Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the third anniversary of the Closing, (ii) the date on which Subscriber ceases to hold any Acquired Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which Subscriber is able to sell all of its Acquired Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 within 90 days without limitation as to the amount of such securities that may be sold and without the requirement for the Issuer to be in compliance with the current public information requirement under Rule 144. Subscriber agrees to disclose its ownership to the Issuer upon request to assist it in making the determination described above. The Issuer may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form F-3 at such time after the Issuer becomes eligible to use such Form F-3. Subscriber acknowledges and agrees that the Issuer may suspend the use of any such Registration Statement if it determines (a) that the use of such Registration Statement would require the inclusion of financial statements that are unavailable for Issue for reasons beyond the Issuer’s control, or (b) that in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act; provided, that (I) the Issuer shall not so delay filing or so suspend the use of the Registration Statement on more than two (2) occasions or for a period of more than sixty (60) consecutive days or more than a total of one hundred-twenty (120) calendar days, in each case in any three hundred sixty (360)-day period, (II) the Issuer shall have a bona fide business purpose for not making such information public and (III) the Issuer shall use commercially reasonable efforts to make such Registration

13

Statement available for the sale by Subscriber of such securities as soon as practicable thereafter. The Issuer’s obligations to include the Acquired Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of such Acquired Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Issuer to effect the registration of such Acquired Shares, and shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations; provided, however, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Acquired Shares. The Issuer will provide a draft of the Registration Statement to Subscriber for review at least two (2) business days in advance of filing the Registration Statement. So long as Subscriber delivers to the Issuer a completed questionnaire (which shall include representations and warranties as to relevant matters), Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement set forth in this Section 7. For purposes of this Section 7, “Acquired Shares” includes any other equity security of the Issuer issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

(b)

The Issuer shall advise Subscriber within three (3) business days (email being sufficient) (at the Issuer’s expense): (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of a suspension pursuant to Section 7(a) or the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 7(b) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension and shall not contain any material non-public information regarding the Issuer). The Issuer shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other

14

required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Subscriber agrees that it will promptly discontinue offers and sales of the Acquired Shares using a Registration Statement until Subscriber receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above in clause (iv) and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales (which notice shall not contain any material non-public information regarding the Issuer). If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (x) to the extent Subscriber is required to retain a copy of such prospectus in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

(c)

For as long as Subscriber holds Acquired Shares, the Issuer will use commercially reasonable efforts to file all reports necessary to enable the undersigned to resell the Acquired Shares pursuant to the Registration Statement and, when Rule 144 of the Securities Act becomes available to Subscriber, Rule 144 of the Securities Act. In connection with any sale, assignment, transfer or other disposition of the Acquired Shares by Subscriber pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Acquired Shares held by Subscriber become freely tradable and upon compliance by Subscriber with the requirements of this Subscription Agreement, if requested by Subscriber, the Issuer shall use commercially reasonable efforts to cause the Issuer’s transfer agent to remove any restrictive legends related to the book entry account holding such Acquired Shares and make a new, unlegended entry for such book entry Acquired Shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from Subscriber; provided, that the Issuer and the transfer agent have timely received from Subscriber customary representations and other documentation reasonably acceptable to the Issuer and the transfer agent in connection therewith. Subject to receipt from Subscriber by the Issuer and the transfer agent of customary representations and other documentation reasonably acceptable to the Issuer and the transfer agent in connection therewith, including, if required by the transfer agent, an opinion of the Issuer’s counsel, in a form reasonably acceptable to the transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, Subscriber may request that the Issuer shall remove any legend from the book-entry position evidencing its Acquired Shares following the earliest of such time as such Acquired Shares (i) have been or are about to be sold or transferred pursuant to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Issuer to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Acquired Shares. If restrictive legends are no longer required for such Acquired Shares pursuant to the foregoing, the Issuer shall, in accordance with the provisions of this section and within two (2) trading days of any request therefor from Subscriber accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for such book entry Acquired Shares. The Issuer shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

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(d)	Indemnification.

(i)

The Issuer and Peridot agree, severally and not jointly, to indemnify and hold harmless, to the extent permitted by law, Subscriber, its directors, and officers, employees, and agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as and to the extent, but only to the extent, the same are caused by or contained in any information regarding Subscriber furnished in writing to the Issuer by or on behalf of Subscriber expressly for use therein.

(ii)

Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless the Issuer, its directors and officers and agents and employees and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of a material fact contained in the Registration Statement, or any form of prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein (in the case of any prospectus, or any form of prospectus or preliminary prospectus or supplement thereto, in light of the circumstances under which they were made) or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

(iii)

Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and, (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not

16

be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)

The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Acquired Shares purchased pursuant to this Subscription Agreement.

(v)

If the indemnification provided under this Section 7(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(d) from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.

8.

NYSE Listing. The Issuer and Peridot shall use reasonable best efforts to cause the Acquired Shares to be approved for listing on NYSE, subject to official notice of issuance, as promptly as practicable after the date of the Business Combination Agreement, and in any event on or prior to the Closing Date.

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9.

Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with the terms therein, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 2(d), (e) or (f) are not satisfied on or prior to the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing or (d) at the election of Subscriber, on August 15, 2021, if the closing of the transactions contemplated in the Business Combination Agreement have not occurred by such date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from such breach. The Issuer and Peridot shall promptly notify Subscriber of the termination of the Business Combination Agreement promptly after the termination of such agreement.

10.

Trust Account Waiver. Subscriber acknowledges that Peridot is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Issuer and one or more businesses or assets. Subscriber further acknowledges that, as described in Peridot’s prospectus relating to its initial public offering dated September 23, 2020 (the “Prospectus”), available at www.sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and a private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Peridot, its public shareholders and the underwriters of Peridot’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Peridot to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of Peridot entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocable waives any and all right, title and interest, or any claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 10 shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of Peridot acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Issuer.

11.

Pledges. The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Acquired Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of Acquired Shares shall not be required to provide the Issuer with any notice thereof; provided, however, that neither the Issuer or their counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Acquired Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by the Issuer in all respects.

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12.	Miscellaneous.

(a)

Subscriber acknowledges that Peridot, the Issuer and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and Peridot if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber as set forth herein are no longer accurate in all material respects.

(b)

Each of Peridot, the Issuer and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies.

(c)

Notwithstanding anything to the contrary in this Subscription Agreement, prior to the Closing, this Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto; provided, that Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber or an affiliate thereof); provided, further, that (i) prior to such assignment, any such assignee shall agree in writing to be bound by the terms hereof and (ii) no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform its obligations hereunder.

(d)	All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(e)

Peridot and the Issuer may request from Subscriber such additional information as Peridot and the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that Peridot and the Issuer agree to keep any such information provided by Subscriber confidential.

(f)

This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(g)

This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(h)

Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

19

(i)

If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)

This Subscription Agreement may be executed and delivered in two (2) or more counterparts (including by electronic means, such as facsimile, .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(k)	Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(l)

At any time, Peridot may (a) extend the time for the performance of any obligation or other act of Subscriber, (b) waive any inaccuracy in the representations and warranties of Subscriber contained herein or in any document delivered by Subscriber pursuant hereto and (c) waive compliance with any agreement of Subscriber or any condition to its own obligations contained herein. At any time, Subscriber may (a) extend the time for the performance of any obligation or other act of the Issuer or Peridot, (b) waive any inaccuracy in the representations and warranties of the Issuer or Peridot contained herein or in any document delivered by the Issuer or Peridot pursuant hereto and (c) waive compliance with any agreement of the Issuer or Peridot or any condition to its own obligations contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

(m)

Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)	if to Peridot, to:

Peridot Acquisition Corp.

2229 San Felipe St., Suite 1450

Houston, TX 77019

Attn: Jeffrey Gilbert

Email: jeffrey@carnelianec.com

20

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

609 Main St.

Houston, TX 77002

Attention:              Debbie P. Yee, P.C.

        Michael W. Rigdon

Email:                   debbie.yee@kirkland.com

        michael.rigdon@kirkland.com; and

(iii)	if to the Issuer, to

Li-Cycle Holdings Corp.

2351 Royal Windsor Dr., Unit 10

Mississauga, ON L5J 4S7

Attn: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

with a required copy to (which copy shall not constitute notice):

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attention:              Paul M. Tiger

        Michael Levitt

Email:                   paul.tiger@freshfields.com

        michael.levitt@freshfields.com

(n)

This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR

21

PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(m) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(n).

(o)

Peridot shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transaction, and any other material, nonpublic information that Peridot or the Issuer has provided (or that has been provided on their behalf) to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to Peridot’s knowledge, Subscriber shall not be in possession of any material, nonpublic information received from Peridot, the Issuer or any of their officers, directors or employees, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with Peridot, the Issuer or any of their respective affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, Peridot and the Issuer shall not publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) in a press release or marketing materials

22

of Peridot in connection with the Transaction if agreeable by Subscriber and in a manner acceptable to Subscriber and (iii) to the extent such disclosure is required by applicable law, at the request of the Staff of the SEC or regulatory agency or under the regulations of the NYSE, in which case Peridot or the Issuer shall provide Subscriber with prior written notice of such disclosure permitted under this subclause (iii).

(p)

Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the representations and warranties of the Issuer and Peridot expressly contained in Section 3 and Section 4, respectively, of this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber acknowledges and agrees that none of (a) any other investor pursuant to this Subscription Agreement or any Other Subscription Agreement (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (b) the Issuers, its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, in each case, absent their own gross negligence, fraud or willful misconduct, shall have any liability to Subscriber, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any Other Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Peridot, the Issuer or any Non-Party Affiliate concerning Peridot, the Issuer, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of Peridot, the Issuer or any of Peridot’s or the Issuer’s controlled affiliates or any family member of the foregoing.

[Signature pages follow.]

23

IN WITNESS WHEREOF, each of the Issuer, Peridot and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

LI-CYCLE HOLDINGS CORP.

By:
Name:
Title:

Date: _____________________, 2021

PERIDOT ACQUISITION CORP.

By:
Name:
Title:

Date: _____________________, 2021

Signature Page to

Subscription Agreement

SUBSCRIBER: [NAME]

Signature of Subscriber:

[NAME]

Date: _______________________, 2021

Name of Subscriber:

[NAME]

(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different):

Email Address: [EMAIL]

Subscriber’s EIN: _______________

Address:

Attn: _________________________________

Telephone No.: __________________________

Facsimile No.: ___________________________

Aggregate Number of Acquired Shares subscribed for:

Signature Page to

Subscription Agreement

Aggregate Purchase Price: $_________________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

Number of Acquired Shares subscribed for and Aggregate Purchase Price as of ___________, 2021, accepted and agreed to as of this _____ day of ____________, 2021, by:

LI-CYCLE HOLDINGS CORP.

By:
Name:
Title:

PERIDOT ACQUISITION CORP.

By:
Name:
Title:

Signature of Subscriber:

[NAME]

Signature Page to

Subscription Agreement

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. If the Subscriber is a natural person (i.e., an individual), a revocable grantor trust (the sole settlor (i.e., grantor) of which is a natural person), an individual retirement account of a natural person or a self-directed employee benefit plan of a natural person; please fill out the information below.

If an entity, the type of Organization:                              _

(if a trust, please specify the type of trust)

If an individual, the individuals’ name:                           _

State of Organization or Domicile:

Country of Citizenship:

Part I. Please check the applicable subparagraphs.

1.	A natural person is an “accredited investor” if such person:

i.

☐ has a net worth individually or jointly with such person’s spouse or spousal equivalent that exceeds $1,000,000 (excluding the value of the person’s primary residence) at the time of purchase of the Common Shares (joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation); or

ii.	☐ had income individually in excess of $200,000 in each of the two most recent years and reasonably expects to have such income in excess of $200,000 in the current year; or

iii.

☐ had income jointly with such person’s spouse or spousal equivalent in excess of $300,000 in each of the two most recent years and reasonably expects to have such income in excess of $300,000 in the current year.

iv.

☐ holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status.

2.

☐ The Subscriber has not been subject to any Regulation D Rule 506(d) disqualifying event as defined in Appendix A hereto and is not subject to any proceeding or event that could result in any such disqualifying event.

3.

☐ The Subscriber is not a “U.S. Person” as defined in Rule 902 of Regulation S and set forth on Appendix C hereto and is not acquiring (directly or indirectly through a revocable grantor trust or individual retirement account, as applicable) an interest in the Issuer for the benefit of a U.S. Person.

“Income” is defined, for the purpose of clause (ii) above, as individual annual adjusted gross income reported or to be reported for U.S. federal income tax purposes, less any income attributable to a spouse or spousal equivalent or to property owned by a spouse or spousal equivalent, and for the purpose of clause (iii) above, as joint annual adjusted gross income reported or to be reported for U.S. federal income tax purposes, in each case increased by the following amounts (but, in the case of clause (ii) above, not by any such amounts attributable to a spouse or spousal equivalent or to property owned by a spouse or spousal equivalent): (a) the amount of any tax-exempt interest income received; (b) the amount of losses claimed as a limited partner in a limited partnership; (c) any deduction claimed for depletion; (d) amounts contributed to an IRA or Keogh retirement plan; (e) alimony paid; and (f) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

Part II. Please check the applicable subparagraphs.

1.	The Subscriber is one of the below:

☐	an individual human being;

☐	a joint tenancy (specify type: _____________) comprised solely of individual human beings;

☐	an individual retirement account for: ___________________________; or

☐	a self-directed retirement account for: ___________________________.

2.

☐ The Subscriber is an individual retirement account or annuity or other “plan” that is subject to Code §4975 or a self-directed account in an “employee benefit plan” within the meaning of Section 3(3) of ERISA, that is subject to Part 4 of Subtitle B of Title I of ERISA.

3.	☐ If the Subscriber checks (2) immediately above and the Subscriber is an IRA, the decision to invest in the Issuer is being made by the IRA owner.

4.	☐ The Subscriber is not subject to ERISA or Code §4975.

5.

☐ The Subscriber, or any affiliate of the Subscriber, has discretionary authority or control with respect to the assets of the Issuer or provides investment advice for a fee (direct or indirect) with respect to such assets. For purposes of this the foregoing, an “affiliate” of a person or entity includes any person or entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person or entity. “Control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

APPENDIX A

Definition of “Disqualifying Event”

Each of the enumerated instances below is a “Disqualifying Event” for the purposes of the Subscriber’s response to Part I(b) of the Investor Qualification Statement. Capitalized terms used but not defined in this Appendix A shall have the meanings given to them in the Investor Qualification Statement. The Subscriber1 has been subject to a Disqualifying Event if the Subscriber:

(1) Has been convicted within ten years of the date hereof of any felony or misdemeanor (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the U.S. Securities and Exchange Commission (the “SEC”) or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2) Is subject to any order, judgment or decree of any court of competent jurisdiction entered within five years of the date hereof that presently restrains or enjoins the Subscriber from engaging or continuing to engage in any conduct or practice (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3) Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that (i) as of the date hereof, bars the Subscriber from (A) association with an entity regulated by such commission, authority, agency or officer, (B) engaging in the business of securities, insurance or banking or (C) engaging in savings association or credit union activities or (ii) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within ten years of the date hereof;

(4) Is subject to any order of the SEC pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act that as of the date hereof (i) suspends or revokes the Subscriber’s registration as a broker, dealer, municipal securities dealer or investment adviser, (ii) places limitations on the activities, functions or operations of the Subscriber or (iii) bars the Subscriber from being associated with any entity or from participating in the offering of any penny stock;

[1]

For the purposes of this Appendix A, references to the “Subscriber” shall include any Person whose interest in, or relationship to, the Subscriber is deemed to make such Person a beneficial owner of the Issuer’s voting securities under Exchange Act Rule 13d-3 and within the meaning of Rule 506(d). Under Rule 13d-3, a Person is a beneficial owner of a security if, for among other reasons, such Person directly or indirectly has or shares (a) the power to vote or to direct the voting of such security and/or (b) the power to dispose of or direct the disposition of such security.

(5) Is subject to any order of the SEC entered within five years of the date hereof that presently orders the Subscriber to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws or (ii) Section 5 of the Securities Act;

(6) Is, as of the date hereof, suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7) Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five years of the date hereof, was the subject of a refusal order, stop order or order suspending the Regulation A exemption, or is presently the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8) Is subject to a United States Postal Service false representation order entered within five years of the date hereof or is presently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

SCHEDULE B

SCHEDULE OF TRANSFERS

Subscriber’s Subscription was in the amount of _______________ Acquired Shares. The following transfers of a portion of the Subscription have been made:

Date of Transfer or Reduction	Transferee	Number of Transferee Acquired Shares Transferred or Reduced	Subscriber Revised Subscription Amount

Schedule B as of ______________, 20__, accepted and agreed to as of this ____ day of ____________, 20__ by:

LI-CYCLE HOLDINGS CORP.

By:
Name:
Title:

PERIDOT ACQUISITION CORP.

By:
Name:
Title:

Signature of Subscriber:

[NAME]

EXHIBIT D

(Final Form)

Form of Investor and Registration Rights Agreement

1

INVESTOR AND REGISTRATION RIGHTS AGREEMENT

This Investor and Registration Rights Agreement (this “Agreement”) dated as of [•], 2021 is among Li-Cycle Holdings Corp., an Ontario corporation (the “Company”), and the parties listed on Schedule A (each, a “Holder” and collectively, the “Holders”).

WHEREAS, pursuant to the Business Combination Agreement, dated as of February 15, 2021 (the “Business Combination Agreement”), by and among Peridot Acquisition Corp., a Cayman Islands exempted company (“Peridot”), Li-Cycle Corp., an Ontario corporation (“Li-Cycle”), and the Company, on the Closing Date, among other things, the Company (i) acquired all of the issued and outstanding Class A ordinary shares, par value $0.0001 per share, of Peridot (the “Class A Ordinary Shares”) from Peridot shareholders in exchange for the Company’s common shares (the “Common Shares”), (ii) acquired all of the issued and outstanding warrants to purchase Class A Ordinary Shares held by the Sponsor in exchange for warrants of the Company to purchase Common Shares at an exercise price of $11.50 per share (the “Warrants”), and (iii) acquired all of the issued and outstanding shares in the capital of Li-Cycle from Li-Cycle shareholders in exchange for Common Shares (such transaction and the other transactions consummated pursuant to the Business Combination Agreement, the “Transactions”);

WHEREAS, as a result of the Transactions, each of the Holders designated as “New Holders” on Schedule A (the “New Holders”) received Common Shares in exchange for all of their issued and outstanding shares in the capital of Li-Cycle;

WHEREAS, Peridot and each of the Holders designated as a “Sponsor Holder” on Schedule A (the “Sponsor Holders”) are parties to the Registration Rights Agreement dated as of September 23, 2020 (the “Prior Agreement”); and

WHEREAS, contingent upon and effective as of the Arrangement Effective Time, the parties to the Prior Agreement desire to terminate the Prior Agreement and to provide for certain rights and obligations included herein and to include the New Holders.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain a Misstatement, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making public.

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person. For purposes of this Agreement, no party to this Agreement shall be deemed to be an Affiliate of another party to this Agreement solely by reason of the execution and delivery of this Agreement. For purposes of this Agreement, neither Sponsor nor its Affiliates shall be considered to be an Affiliate of the Company or any person Controlled by the Company.

“Agreement” shall have the meaning given in the Preamble.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The term “Beneficially Own” shall have a correlative meaning.

“Board” shall mean the Board of Directors of the Company or a duly authorized committee thereof.

“Business Combination Agreement” shall have the meaning given in the Preamble.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than fifty percent (50%) of outstanding voting securities of the Company’s (or surviving entity) or would otherwise have the power to control the Board or to direct the operations of the Company.

“Class A Ordinary Shares” shall have the meaning given in the Recitals.

“Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of Peridot.

“Closing” means the closing of the Transactions.

“Closing Date” means the date hereof or such other place, date and/or time as Peridot and Li-Cycle may agree in writing.

“Commission” means the Securities and Exchange Commission.

“Common Shares” shall have the meaning given in the Recitals.

“Company” shall have the meaning given in the Preamble.

“Competing Person” shall have the meaning set forth in Section 8.13.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlling Person” has the meaning set forth in Section 8.13.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demand Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Demanding Holders” shall have the meaning given in subsection 2.1.1.

“Effective Time” means the moment in time at which the Closing occurs.

“Election Meeting” has the meaning set forth in Section 6.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form F-1” means a Registration Statement on Form F-1 or any comparable successor form or forms thereto.

“Form F-3” means a Registration Statement on Form F-3 or any comparable successor form or forms thereto.

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“Form S-1” means a Registration Statement on Form S-1 or any comparable successor form or forms thereto.

“Form S-3” means a Registration Statement on Form S-3 or any comparable successor form or forms thereto.

“Holder” and “Holders” shall have the meaning given in the Preamble.

“Governmental Entity” means any United States, Canadian or other (a) federal, state, provincial, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Law” means any federal, state, provincial, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, Order, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Li-Cycle” shall have the meaning given in the Recitals.

“Lock-Up Period” shall mean the New Holder Lock-Up Period or the Sponsor Lock-Up Period, as applicable.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.5.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“Moore Holders” shall mean Moore Strategic Ventures, LLC and Crown Corporation Industries.

“New Holder Lock-Up Period” shall have the meaning given in subsection 5.1.1.

“New Holders” shall have the meaning given in the Recitals.

“New Registration Statement” shall have the meaning given in subsection 2.3.3.

“Order” means any writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Peridot” shall have the meaning given in the Recitals.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Portfolio Companies” has the meaning set forth in Section 8.13.

“Prior Agreement” shall have the meaning given in the Recitals.

“Pro Rata” shall have the meaning given in subsection 2.1.5.

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“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” and “Registrable Securities” shall mean (a) any outstanding Common Shares held by a Holder as of the Closing Date (including Common Shares issued pursuant to the Business Combination Agreement and Common Shares issuable upon the exercise of Warrants), and (b) any other equity security of the Company issued or issuable with respect to any such Common Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any Registrable Securities, such securities shall cease to be Registrable Securities upon the earlier of: (a) when the following conditions have been satisfied: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company to the transferee, and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities have been sold under Rule 144 (or other similar exemption under the Securities Act then in force); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction and (b) the later of (x) the date on which the Common Shares held by such Holder represent less than five (5) percent of the issued and outstanding Common Shares of the Company, (y) the date on which Rule 144 (or other similar exemption under the Securities Act then in force) is available for the sale of all of such Holder’s Common Shares without regard to volume limitations, manner of sale requirements or filing requirement and (z) with respect to Registrable Securities of the Sponsor Holders, the date that is two years after the expiration of the Sponsor Lock-Up Period, and with respect to Registrable Securities of the New Holders, the date that is two years after the expiration of the New Holder Lock-Up Period.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration or Underwritten Offering, as applicable, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any fees of the securities exchange on which Common Shares are then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration or Underwritten Offering; and

(F) reasonable fees and expenses, not to exceed $75,000 in connection with any Registration Statement or Underwritten Offering, of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders or the majority-in interest of the Takedown Requesting Holders, as applicable.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

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“Required Information” has the meaning set forth in Section 6.2.

“Resale Shelf Registration” shall have the meaning given in subsection 2.1.1.

“Resale Shelf Registration Statement” shall have the meaning given in subsection 2.3.1.

“Rule 144” shall mean such rule promulgated under the Securities Act, as the same shall be amended from time to time, or any successor rule then in force.

“SEC Guidance” shall have the meaning given in subsection 2.3.3.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Specified Activities” has the meaning set forth in Section 8.13.

“Sponsor” means Peridot Acquisition Sponsor, LLC, a Delaware limited liability company.

“Sponsor Director” has the meaning set forth in Section 6.1.

“Sponsor Holder Lock-Up Period” shall have the meaning given in subsection 5.1.2.

“Sponsor Holders” shall have the meaning given in the Recitals.

“Sponsor Lock-Up End Date” shall mean (a) with respect to Common Shares issued in exchange for the Class A Ordinary Shares received by the Sponsor Holders upon conversion of the Class B Ordinary Shares in accordance with the terms thereof, the earliest of (i) one year after the date hereof, (ii) the date after the date hereof on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Common Shares for cash, securities or other property, and (iii) the date on which the closing price of the Common Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the date hereof; and (b) with respect to Common Shares issued or issuable upon conversion of the Warrants held by the Sponsor Holders, 30 days after the date hereof.

“Takedown Requesting Holder” shall have the meaning given in subsection 2.3.4.

“Transactions” shall have the meaning given in the Recitals.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including for the avoidance of doubt an Underwritten Shelf Takedown.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.3.4.

“Warrants” shall have the meaning given in the Recitals.

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ARTICLE II

REGISTRATION

Section 2.1. Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.5 and Section 2.4 hereof, at any time and from time to time following the Lock-Up Period applicable to any Holder under Article V hereof, (i) Sponsor Holders who hold at least a majority in interest of the then-outstanding number of Registrable Securities held by all Sponsor Holders at such time, (ii) New Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by all New Holders at such time, (iii) Ajay Kochhar, (iv) Tim Johnson, or (v) Moore Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by the Moore Holders at such time (the “Moore Demanding Holders”) (such Holders described in clauses (i) through (v), the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities on Form F-3 (or, if Form F-3 is not available to be used by the Company at such time, on Form F-1 or another appropriate form permitting Registration of such Registrable Securities for resale by such Demanding Holders) (or, if the Company is not a foreign private issuer, Form S-3) (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting Registration of such Registrable Securities for resale by such Demanding Holders), which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Holders making a Demand Registration may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Resale Shelf Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each such Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Demand Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Demand Requesting Holder(s) to the Company, such Demand Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, the Registration of all Registrable Securities requested by the Demanding Holders and Demand Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than the following number of Registrations per Holder or Holders pursuant to a Demand Registration under this Section 2.1.1: (i) for each of Ajay Kochhar, Tim Johnston and the New Holders (in the case of the New Holders, acting by a majority in interest), (x) three (3) Registrations (ii) for the Sponsor Holders, two (2) Registrations; or (iii) for the Moore Demanding Holders, one (1) Registration.

2.1.2 Holder Information. The Company’s obligations to include the Registrable Securities held by a Holder in any Registration Statement are contingent upon such Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations.

2.1.3 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and remains effective for not less than 180 days (or such shorter period as shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the Underwriter or Underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an Underwriter or dealer and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective for purposes of counting Registrations under subsection 2.1.1 above unless

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and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, however, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or has been terminated.

2.1.4 Underwritten Offering. Subject to the provisions of subsection 2.1.5 and Section 2.4 hereof, if a Demanding Holder advises the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Demand Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.4 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Demanding Holder initiating the Demand Registration, which Underwriter(s) shall be reasonably acceptable to the Company.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holder(s) and the Demand Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holder(s) and the Demand Requesting Holders (if any) desire to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holder(s) (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities that each Demand Requesting Holding (if any) has requested to be included in such Underwritten Registration (pro rata based on the respective number of Registrable Securities that each Demand Requesting Holding (if any) has requested to be included in such Underwritten Registration) and the aggregate number of Registrable Securities that the Demand Requesting Holders have requested to be included in such Underwritten Registration that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), Common Shares or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities; provided, that, for purposes of this Section 2.1.5 and with respect to any Underwritten Registration, notwithstanding anything to the contrary herein, the Moore Holders and Sponsor Holders agree to work in good faith to effectuate such Underwritten Offering, such that if either is the Demanding Holder and the other is a Demand Requesting Holder, they shall be treated as one group, such group shall be deemed the Demanding Holder, and their aggregate Registrable Securities requested to be included in such Underwritten Registration shall be reduced on a Pro Rata basis pursuant to the foregoing.

2.1.6 Demand Registration Withdrawal. A Holder shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) (if any) of their intention to withdraw from such Registration (i) in the case of an Underwritten Offering, prior to the launch of the roadshow for the offering, and (ii) otherwise, prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities

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pursuant to such Demand Registration. If a Demanding Holder initiating a Demand Registration or a majority-in-interest of the Demand Requesting Holders (if any) withdraws from a proposed offering pursuant to this Section 2.1.6, then such registration shall not count as a Demand Registration provided for in Section 2.1. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.6.

Section 2.2. Piggyback Registration.

2.2.1 Piggyback Rights. If at any time or from time to time following the Lock-Up Period applicable to any Holder under Article V hereof the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company, other than a Registration Statement (i) filed pursuant to Section 2.1, (ii) filed in connection with any employee stock option or other benefit plan, (iii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iv) for an offering of debt that is convertible into equity securities of the Company, (v) to register the offering of securities in connection with a transaction to be registered on Form S-4 or (vi) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter(s) in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares that the Company desires to sell, taken together with (i) Common Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) Common Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(i)

If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata, based on the respective number of Registrable Securities that each Holder has so requested, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Shares, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

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(ii)

If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Common Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Shares or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to (i) in the case of an Underwritten Offering, the date on which the roadshow for the offering is launched, and (ii) otherwise, the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. the Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof, and there shall be no limit on the number of Piggyback Registrations.

2.2.5 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder of Registrable Securities has elected to include securities in such registration.

Section 2.3. Resale Shelf Registrations

2.3.1 Registration Statement Covering Resale of Registrable Securities. Notwithstanding the right of any Holder to request a Resale Shelf Registration pursuant to Section 2.1.1, the Company shall prepare and file or cause to be prepared and filed with the Commission as soon as practicable (but in any case no later than 30 calendar days after the Closing Date) a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holders of all of the Registrable Securities held by the Holders (the “Resale Shelf Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing, but no later than the earlier of (i) seventy-five (75) calendar days after the Closing (or one hundred and five (105) calendar days after the Closing if the Commission notifies the Company that it will “review” the Registration Statement) and (ii) fifteen (15) Business Days after the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. The Resale Shelf Registration Statement shall be filed on any then applicable form. If the Resale Shelf Registration Statement is initially filed on Form F-1 and thereafter the Company becomes eligible to use Form F-3

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for secondary sales, the Company shall, as promptly as practicable, cause such Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is on Form F-3. If any Resale Shelf Registration Statement filed pursuant to Section 2.3.1 is filed on Form F-3 and thereafter the Company becomes ineligible to use Form F-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and use its best efforts to file a shelf registration on an appropriate form as promptly as practicable to replace the shelf registration statement on Form F-3 and have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Company once again becomes eligible to use Form F-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form F-3. Once effective, the Company shall use reasonable best efforts to keep the Resale Shelf Registration Statement that is required to be filed pursuant to this Section 2.3.1 and Prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available at all times until the earlier of (i) the third anniversary of the Closing, and (ii) as to any particular Holder, the date on which the Holder ceases to hold any Registrable Securities. The Registration Statement filed with the Commission pursuant to this subsection 2.3.1 shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to lock-up restrictions provided in Section 5.1 of this Agreement), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders. To the extent the Company is not a foreign private issuer, the references to Form F-1 and F-3 above shall be, instead, Form S-1 and S-3, respectively. The Resale Shelf Registration Statement filed hereunder may also register Common Shares other than Registrable Securities, including shares sold by the Company in one or more PIPE transactions.

2.3.2 Notification and Distribution of Materials. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within three (3) Business Days after the Resale Shelf Registration Statement becomes effective (which may be accomplished by the issuance of a press release with such information), and shall furnish to any Holder, without charge, at its request, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement (to the extent any of such documents are not available on EDGAR).

2.3.3 SEC Cutback. Notwithstanding the registration obligations set forth in this Section 2.3, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”) on Form F-3 (or Form S-3, as applicable), or if Form F-3 (or Form S-3, as applicable) is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to further limit its Registrable Securities to be included on the Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a

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pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.3.4 Underwritten Shelf Takedown. At any time and from time to time after a Resale Shelf Registration Statement has been declared effective by the Commission, to the extent such Resale Shelf Registration may be used for an underwritten offering, any of the Demanding Holders may request to sell all or any portion of the Registrable Securities in an underwritten offering that is registered pursuant to the Resale Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, however, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $10,000,000. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Within five (5) days of receipt of this notice, the Company must notify all of the Holders of Registrable Securities of the Underwritten Shelf Takedown. Within five (5) days of delivery of this notice, Holders of Registrable Securities must notify the Company if they wish to participate in the Underwritten Shelf Takedown. The Company shall include in any Underwritten Shelf Takedown the securities requested to be included by any Holder within such specified timeframe (each a “Takedown Requesting Holder”). All such Holders proposing to distribute their Registrable Securities through an Underwritten Shelf Takedown under this subsection 2.3.4 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Takedown Requesting Holder (who must be reasonably acceptable to the Company).

2.3.5 Reduction of Underwritten Shelf Takedown. If the managing Underwriter(s) in an Underwritten Shelf Takedown, in good faith, advise the Company and the Takedown Requesting Holders in writing that the dollar amount or number of Registrable Securities that the Takedown Requesting Holders desire to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell, exceeds the Maximum Number of Securities, then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Demanding Holders, on a Pro Rata basis, (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of the Takedown Requesting Holders, on a Pro Rata basis, that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; provided, that, for purposes of this Section 2.3.5 and with respect to any Underwritten Shelf Takedown, notwithstanding anything to the contrary herein, the Moore Holders and Sponsor Holders agree to work in good faith to effectuate such Underwritten Shelf Takedown, such that if either is the Demanding Holder and the other is a Takedown Requesting Holder, they shall be treated as one group, such group shall be deemed the Demanding Holder, and their aggregate Registrable Securities requested to be included in such Underwritten Shelf Takedown shall be reduced on a Pro Rata basis pursuant to the foregoing.

2.3.6 Registrations effected by the Company pursuant to Section 2.3.1 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.3.7 Under no circumstances shall the Company be obligated to effect more than the following number of Underwritten Shelf Takedowns per Holder or Holders: (i) for each of Ajay Kochhar, Tim Johnston and the New Holders (in the case of the New Holders, acting by a majority in interest), three (3) Underwritten Shelf Takedowns; (ii) for the Sponsor Holders, two (2) Underwritten Shelf Takedowns; or (iii) for the Moore Demanding Holders, one (1) Underwritten Shelf Takedown..

Section 2.4. Restrictions on Registration Rights. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to (but may, at its sole option) file a Registration Statement pursuant to a Demand Registration request made under Section 2.1 during the period starting with the date thirty (30) days prior

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to Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company initiated Registration and provided that Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and that New Holdco continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective.

Section 2.5. Other Registration Rights. The Company represents that, as of the date hereof and other than as set forth herein, no Person has the right to request or require it to register any equity securities issued by it, other than such registration rights granted pursuant to those certain subscription agreements, entered into as of February 15, 2021, with investors participating in the private placement of securities of the Company in connection with the financing of the Transactions. The Company will not grant any Person any registration rights with respect to the capital shares of the Company that are prior in right or in conflict or inconsistent with the rights of the Holders as set forth in this Article II in any material respect (it being understood that this shall not preclude the grant of additional demand and piggyback registration rights in and of themselves so long as such rights are not prior in right to the rights under this Agreement).

ARTICLE III

COMPANY PROCEDURES

Section 3.1. General Procedures. If at any time on or after the Effective Time the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or are no longer outstanding;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

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3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed (provided that any such notice may be made by the issuance of a press release including such information);

3.1.9 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is or will become available on the Commission’s EDGAR system;

3.1.10 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.11 permit a representative of the Holders, the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter(s) to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter(s), attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriter(s) enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.12 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and such managing Underwriter;

3.1.13 on the date the Registrable Securities are delivered for sale pursuant to such Registration, in the event of an Underwritten Offering, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriter(s) may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.14 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering;

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

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3.1.16 if a Registration, including an Underwritten Offering, involves the Registration of Registrable Securities involving gross proceeds in excess of $10,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering; and

3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Section 3.2. Registration Expenses. All Registration Expenses shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

Section 3.3. Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.4. Suspension of Sales; Adverse Disclosure. The Company shall promptly notify each of the Holders in writing if a Registration Statement or Prospectus contains a Misstatement and, upon receipt of such written notice from the Company, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement, provided that the Company hereby covenants promptly to prepare and file any required supplement or amendment correcting any Misstatement promptly after the time of such notice and, if necessary, to request the immediate effectiveness thereof. If the filing, initial effectiveness or continued use of a Registration Statement or Prospectus included in any Registration Statement at any time (a) would require the Company to make an Adverse Disclosure, (b) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, (c) requires the Company to update the financial statements contained in such Registration Statement pursuant to the rules and regulations of the Commission through the filing of a post-effective amendment which is subject to potential Commission review, or (d) in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, which judgment shall be documented in writing and provided to the Holders in the form of a written certificate signed by such officer, such filing, initial effectiveness or continued use of a Registration Statement would be materially detrimental to the Company. the Company shall have the right to defer the filing, initial effectiveness or continued use of any Registration Statement pursuant to (a), (b) or (c) for a period of not more than ninety (90) days in any three hundred and sixty (360)-day period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities.

Section 3.5. Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to, upon request, promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Common Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including using commercially reasonable efforts to provide any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

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Section 3.6. Limitations on Registration Rights. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1. Indemnification

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriter(s), their officers and directors and each person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors and officers and agents and each person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriter(s), their officers, directors and each person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution (pursuant to subsection 4.1.5) to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by a court of law by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

LOCK-UP

Section 5.1. Lock-Up.

5.1.1 Except as permitted by Section 5.2, (i) each New Holder agrees that such New Holder shall not Transfer any Common Shares for one hundred eighty (180)-days following the Closing Date (the “New Holder Lock-Up Period”) and (ii) each Sponsor Holder agrees that such Sponsor Holder shall not Transfer any Common Shares until the Sponsor Lock-Up End Date (such period, the “Sponsor Holder Lock-Up Period”). The foregoing restriction is expressly agreed to preclude each Holder during the applicable Lock-Up Period from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Holder’s Common Shares even if such Common Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions during the applicable Lock-Up Period would include without limitation any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Holder’s Common Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Shares. The foregoing notwithstanding, each executive officer and director of the Company shall be permitted to establish a plan to acquire and sell Common Shares pursuant to Rule 10b5-1 under the Exchange Act; provided, however, such plan does not provide for the Transfer of Common Shares during the applicable Lock-Up Period.

5.1.2 Each Holder also agrees, and the Company agrees and shall cause each director and officer of the Company to agree, that, in connection with each Registration or sale of Registrable Securities pursuant to Section 2.1, 2.2 or 2.3 conducted as an Underwritten Offering, if requested, to become bound by and to execute and deliver a customary lock-up agreement with the underwriter(s) of such Underwritten Offering restricting such applicable person or entity’s right to (a) Transfer, directly or indirectly, any equity securities of the Company held by such person or entity or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of such securities during the period commencing on the date of the final Prospectus relating to the

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Underwritten Offering and ending on the date specified by the underwriters (such period not to exceed ninety (90) days). The terms of such lock-up agreements shall be negotiated among the applicable Holders requested to enter into lock-up agreements in accordance with the immediately preceding sentence, the Company and the underwriters and shall include customary exclusions from the restrictions on Transfer set forth therein, including that such restrictions on the applicable Holders shall be conditioned upon all officers and directors of the Company, as well as all such applicable Holders, being subject to the same restrictions; provided, however, to the extent any Holder is granted a release or waiver from the restrictions contained in this Section 5.1.2 and in such Holder’s lock-up agreement prior to the expiration of the period set forth in such Holder’s lock-up agreement, then all applicable Holders shall be automatically granted a release or waiver from the restrictions contained in this Section 5.1.2 and the applicable lock-up agreements to which they are party to the same extent, on substantially the same terms as and on a pro rata basis with, the Holder to which such release or waiver is granted. The provisions of this Section 5.1.2 shall not apply to any Holder that holds less than one percent (1%) of then total issued and outstanding Common Shares.

Section 5.2. Exceptions for New Holders. With respect to any New Holder, the provisions of Section 5.1 shall not apply to:

5.2.1 transactions relating to Common Shares acquired in open market transactions after the Closing Date;

5.2.2 transactions relating to Common Shares acquired after the date hereof (i) directly upon exercise or exchange of options or other rights to acquire securities pursuant to a Company benefit plan entered into prior to the date hereof, or (ii) indirectly upon exchange of Common Shares acquired pursuant to any such exercise or exchange described in (i);

5.2.3 Transfers of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares as a bona fide gift;

5.2.4 Transfers of Common Shares to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin;

5.2.5 Transfers by will or intestate succession upon the death of the undersigned;

5.2.6 the Transfer of Common Shares pursuant to a qualified domestic order or in connection with a divorce settlement;

5.2.7 if the undersigned is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the undersigned, and (ii) distributions of Common Shares to partners, limited liability company members or shareholders of the undersigned;

5.2.8 Transfers to the Company’s officers, directors or their affiliates;

5.2.9 pledges of Common Shares or other Registrable Securities as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Holder; provided, however, that such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers;

5.2.10 Transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, Common Shares subject to this Agreement shall remain subject to this Agreement;

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5.2.11 the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the Transfer of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares during the New Holder Lock-Up Period;

5.2.12 Transfers of Common Shares to satisfy tax withholding obligations in connection with the exercise of options to purchase Common Shares or the vesting of stock-based awards; and

5.2.13 Transfers of Common Shares in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase Common Shares;

provided, however, that in the case of any Transfer pursuant to Sections 5.2.3 through 5.2.8, each donee, distributee or other transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Agreement.

Section 5.3. Exceptions for Sponsor Holders. With respect to any Sponsor Holder, the provisions of Section 5.1 shall not apply so long as any such Transfer by such Sponsor Holder would be permitted under that certain letter agreement entered into as of September 23, 2020, among the Company, the Sponsor, and the other signatories thereto (as filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on September 28, 2020).

ARTICLE VI

GOVERNANCE

Section 6.1. Board Designees. On the Closing Date, the Company will take all necessary action to cause the individuals listed on Schedule 5.14 of the Company Disclosure Schedule to the Business Combination Agreement to be appointed to the Board. From and after the Closing Date, the manner for selecting nominees for election to the Board will be as follows: in connection with each annual or special meeting of shareholders of the Company at which directors are to be elected (each such annual or special meeting, an “Election Meeting”), Sponsor shall have the right to designate for nomination a number of directors to the Board as follows: (A) during any time that Sponsor and its Affiliates collectively Beneficially Own at least fifty percent (50%) of the number of Common Shares held by them on the Closing Date, two (2) directors or (B) during any time that Sponsor and its Affiliates do not collectively satisfy the test set forth in the preceding clause (A) but do collectively Beneficially Own at least twenty five percent (25%) of the number of Common Shares held by them on the Closing Date, one (1) director (any such directors, a “Sponsor Director”).

Section 6.2. Required Information. Sponsor shall give written notice to the governance committee of the Board of each such Sponsor Director no later than the earlier of (i) the date that is ninety (90) days before the first anniversary of the date that the Company’s annual proxy for the prior year was first mailed to the Company’s shareholders, and (ii) the date that is ten (10) Business Days before any advance notice deadline set forth in the Company’s Articles, and Sponsor shall provide, or cause such individual(s) to provide, to the Company, such information about such individuals and the nomination to the Company at such times as the Company may reasonably request in order to ensure compliance with the applicable stock exchange rules and the applicable corporate and securities Laws, and to enable the Board of any committee thereof to make determinations with respect to the qualifications of the individual(s) to be Sponsor Director(s) (the “Required Information”); provided, that if Sponsor fails to give such notice or the Required Information in a timely manner, then Sponsor shall be deemed to have nominated the incumbent Sponsor Director(s) in a timely manner.

Section 6.3. Proxy and Recommendation. From and after the Closing Date, with respect to each Sponsor Director(s) entitled to be designated pursuant to Section 6.1 and that satisfies applicable stock exchange rules and applicable qualification criteria under corporate and securities Laws, the Company shall: (i) at each Election Meeting, include (x) the Sponsor Director(s) in the slate of nominees recommended by the Board to the Company’s shareholders for election as directors, (ii) solicit proxies in order to obtain shareholder approval of the election of the Sponsor Director(s), including causing officers of the Company who hold proxies (unless otherwise directed by the shareholder submitting such proxy) to vote such proxies in favor of the election of such Sponsor Director(s) and (iii) to otherwise use commercially reasonable efforts to cause the Sponsor Director(s) to be elected to the Board, including recommending that the Company’s shareholders vote in favor of the Sponsor Director(s) in any proxy statement used by the Company to solicit the vote of its shareholders in connection with each Election Meeting and otherwise support him or her for election in a manner no less rigorous and favourable than the manner in which the Company supports its other nominees.

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Section 6.4. Vacancies. Subject to Section 6.1, if at any time the number of Sponsor Directors serving on the Board is less than the total number of Sponsor Directors Sponsor is entitled to designate pursuant to Section 6.1, whether due to the death, resignation, retirement, disqualification or removal from office as a member of the Board of a Sponsor Director or otherwise, the Board shall take all necessary action required to fill the vacancy resulting therefrom with such replacement designated by Sponsor as promptly as practicable.

Section 6.5. Compensation; Indemnification. Each Sponsor Director shall be entitled to the same expense reimbursement and advancement, exculpation and indemnification in connection with his or her role as a director as the other members of the Board, as well as reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board or any committee of the Board of which such Sponsor Director is a member, if any, in each case to the same extent as the other members of the Board. Each Sponsor Director shall be also entitled to any retainer, equity compensation or other fees or compensation paid to the other non-employee directors of the Company for their services as a director, including any service on any committee of the Board.

Section 6.6. Committees. Subject to applicable Law and stock exchange rules (including with respect to director independence requirements), for so long as a Sponsor Director is a director on the Board, the compensation committee of the Board shall include at least one Sponsor Director.

ARTICLE VII

TERMINATION

Section 7.1. Termination. This Agreement shall terminate upon the date on which (i) with respect to Articles II and III in the case of any Holder, the date on which neither the Holder nor any of its permitted assignees holds any Registrable Securities and (ii) with respect to Article VI in the case of Sponsor and its Affiliates, the date on which Sponsor and its Affiliates no longer collectively Beneficially Own at least twenty five percent (25%) of the number of Common Shares held by them on the Closing Date.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 8.1):

If to the Company, to it at:

Li-Cycle Holdings Corp.

[address]

Attn: [•]

Email: [•]

with a copy (which shall not constitute notice) to:

[address]

Attn: [•]

Email: [•]

If to a Holder, to the address or email address set forth for such Holder on the signature page hereof.

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Section 8.2. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.3. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto, except that a Holder may, without consent, assign such Holder’s rights under this Agreement to any transferee of Common Shares permitted under Sections 5.2.3-5.2.7 and Section 5.3, as applicable.

Section 8.4. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its respective permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, however, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.6. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

Section 8.7. Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question

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of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context of this Agreement clearly requires otherwise, use of the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a law shall include any rules and regulations promulgated thereunder, and shall mean such law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.

Section 8.8. Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 8.10. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

Section 8.11. Amendment. This Agreement may not be amended, and no provision herein may be waived, except by an instrument in writing signed by (i) the Company, (ii) Sponsor Holders who hold at least a majority in interest of the then-outstanding number of Registrable Securities held by all Sponsor Holders at such time and (iii) New Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by all New Holders at such time.

Section 8.12. Waiver. At any time, (i) the Company may (a) extend the time for the performance of any obligation or other act of any Holder, (b) waive any inaccuracy in the representations and warranties of any Holder contained herein or in any document delivered by such Holder pursuant hereto and (c) waive compliance with any agreement of such Holder or any condition to its own obligations contained herein. At any time, (i) the Holders may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to their own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 8.13. Corporate Opportunities. It is hereby acknowledged that Sponsor and its Affiliates participate in, and own and will own substantial equity interests in other entities (existing and future) that participate in, similar industries to the Company (“Portfolio Companies”) and may make investments and enter into advisory service agreements and other agreements from time to time with those Portfolio Companies. Any individual who serves as a Sponsor Director may also serve as an employee, partner, officer, director, or member of Sponsor, its Affiliates or Portfolio Companies and, at any given time, Sponsor, its Affiliates or Portfolio Companies may be in direct or indirect competition with the Company and/or its subsidiaries. The Company waives, to the maximum extent permitted by Law, the application of the doctrine of corporate opportunity (or any analogous doctrine) with respect to Sponsor, its Affiliates or Portfolio Companies or any Sponsor Director (subject to compliance by such Sponsor Director with his or her fiduciary duties as a director of the Company and Laws applicable to the Company or its directors). As a result of such waiver, none of Sponsor, its Affiliates or Portfolio Companies, nor any Sponsor

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Director (subject to compliance by such Sponsor Director with his or her fiduciary duties as a director of the Company and Laws applicable to the Company or its directors), shall have any obligation to refrain from: (A) engaging in or managing the same or similar activities or lines of business as the Company or any of its subsidiaries or developing or marketing any products or services that compete (directly or indirectly) with those of the Company or any of its subsidiaries; (B) acquiring assets in the same or similar areas of operation and lines of business of the Company; (C) investing in, owning or disposing of any (public or private) interest in any person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company or any of its subsidiaries (including Sponsor or its Affiliates, a “Competing Person”); (D) developing a business relationship with any Competing Person; or (E) entering into any agreement to provide any service(s) to any Competing Person or acting as an officer, director, member, manager or advisor to, or other principal of, any Competing Person, regardless (in the case of each of clauses (A) through (E)) of whether such activities are in direct or indirect competition with the business or activities of the Company or any of its subsidiaries (the activities described in clauses (A) through (D) are referred to herein as “Specified Activities”). To the fullest extent permitted by law, the Company hereby renounces (for itself and on behalf of its subsidiaries) any interest or expectancy in, or in being notified of or offered an opportunity to participate in, any Specified Activity that may be presented to or become known to Sponsor, its Affiliates or Portfolio Companies or any Sponsor Director, other than any such Specified Activity that was learned, discovered or sourced solely in the course of a Sponsor Director acting in such Sponsor Director’s capacity as a director of the Company or any of its subsidiaries. Nothing in this Section 8.13 shall be construed to limit or waive any right of the Company or any of its subsidiaries pursuant to any express written agreement between the Company and/or one or more of its subsidiaries, on the one hand, and Sponsor, its Affiliates, any Portfolio Company, or any of their respective employees, partners, officers, directors or members, on the other hand.

Section 8.14. Termination of Prior Agreement. The Company and the Sponsor Holders hereby agree that the Prior Agreement is terminated as of the Closing Date and shall be of no further force or effect.

Section 8.15. Further Assurances. At the request of the Company, in the case of any Holder, or at the request of any Holder, in the case of the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 8.16. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(Next Page is Signature Page)

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IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:

LI-CYCLE HOLDINGS CORP.

By:
Name:
Title:

[Signature Page to Investor and Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

[•]

By:
Name:
Title:

Address:

Email:

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Schedule A1

Sponsor Holders

Name of Holder	Number of Shares
Peridot Acquisition Sponsor, LLC	7,410,000
Scott Prochazka	30,000
June Yearwood	30,000
Jonathan Silver	30,000

New Holders

Name of Holder	Number of Shares
2738469 Ontario Inc.
Keperra Holdings Limited
Pella Ventures Limited
Atria Limited
Principal Nominees Limited
Moore Strategic Ventures
TechMet Limited
AH Clover Ltd.
Rick Findlay
Covalis Capital Master Fund Ltd.
Alexander Lowrie
Anthony Peter Tse
ZCR Corp

[1]	Schedule A to be completed immediately before closing of Transactions.

EXHIBIT E

Final Form

TRANSACTION SUPPORT AGREEMENT

THIS AGREEMENT is made as of February 15, 2021

BETWEEN:

The person executing this Agreement as “Shareholder” on the signature page hereof (the “Shareholder”)

- and -

Peridot Acquisition Corp., a Cayman Islands exempted company (“Peridot”)

RECITALS:

WHEREAS, on February 15, 2021 Peridot, Li-Cycle Holdings Corp. (“Newco”) and Li-Cycle Corp. (the “Company”) entered into a business combination agreement dated the date hereof (the “Business Combination Agreement”), a copy of which has been provided to the Shareholder, pursuant to which, among other things, Peridot and Newco will amalgamate (as amalgamated, “Amalco”) and, following completion of such amalgamation, Amalco will acquire all of the issued and outstanding shares in the capital of the Company (collectively, the “Company Shares”) in exchange for common shares of Amalco pursuant to a statutory plan of arrangement (the “Arrangement”) under the provisions of the Business Corporations Act (Ontario), upon and subject to the terms and conditions set forth in the Business Combination Agreement;

WHEREAS, the Shareholder is the holder of record and beneficial owner of the Company Common Shares and/or the Company Preferred Shares and/or the Company Options (the “Subject Options”) listed in Schedule A hereto;

WHEREAS, the Shareholder is a party to a shareholders agreement dated on or about January 30, 2018, as amended, restated, supplemented or otherwise modified from time to time (the “Company Shareholders Agreement”), by and among the Company, the Shareholder and the other Company Shareholders;

WHEREAS, Section 2.14 of the Company Shareholders Agreement provides that the Company Shareholders shall exercise their powers to procure that no Group Company shall transact any business which is a Reserved Matter (as defined in the Company Shareholders Agreement) without the prior approval of Company Shareholders holding not less than 75% of the issued Company Shares;

WHEREAS, the entering into by the Company of the Business Combination Agreement and the completion of the Arrangement and the transactions contemplated therein are Reserved Matters within the meaning of the Company Shareholders Agreement;

WHEREAS, the Shareholder approves and supports the transactions contemplated by the Business Combination Agreement and agrees to exercise its voting rights in accordance with this transaction support agreement (this “Agreement”);

WHEREAS, Section 4.3 of the Company Shareholders Agreement provides that if a proposed transfer or series of transfer of Company Shares by certain shareholders of the Company (such shareholders, the “Drag Shareholders”) would, if registered, result in members of the purchasing group acquiring Company Shares carrying 75% of the issued Company Shares on arm’s length terms, the Drag Shareholders may give notice in writing (the “Drag Notice”) to each minority shareholder of the Company (the “Minority Shareholders”) requiring them within a period of not less than 10 and not more than 20 days of the day of the Drag Notice to transfer all of (but not some of) their Company Shares to the proposed transferee on the same consideration as that being offered to the Drag Shareholders (the “Drag-along Right”);

WHEREAS, concurrently with the execution of this Agreement and the Business Combination Agreement, shareholders representing at least 75% of the issued Company Shares have executed and delivered an agreement on substantially the same terms as this Agreement, representing together, the required majority to be Drag Shareholders;

WHEREAS, the transfer of Company Shares and the other transactions contemplated by the Business Combination Agreement are on arm’s length terms; and

WHEREAS, this Agreement sets out the terms and conditions of the agreement of the Shareholder to abide by the covenants in respect of the Subject Securities (as defined herein) and the other restrictions and covenants set forth herein.

NOW THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the Parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

Capitalized terms used, and not otherwise defined, herein have the meanings ascribed thereto in the Business Combination Agreement. In this Agreement:

“Parties” means the Shareholder and Peridot, and “Party” means any one of them;

“Subject Securities” means the Subject Shares and the Subject Options; and

“Subject Shares” means the Company Shares listed on Schedule A and any Company Shares acquired beneficially or of record by the Shareholder subsequent to the date hereof, and includes all securities which such Subject Shares may be converted into, exchanged for or otherwise changed into, any Company Common Shares issuable upon the exercise of any Subject Options.

1.2	Incorporation of Schedule

Schedule A forms an integral part of this Agreement for all purposes of it.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Shareholder

The Shareholder represents and warrants to and in favour of Peridot as follows and acknowledges that Peridot is relying upon such representations and warranties in entering into this Agreement and the Business Combination Agreement:

(a)

The Shareholder, if not an individual, is a corporation or other entity validly existing under the Laws of the jurisdiction of its existence. The Shareholder, if a natural Person, has the legal capacity to enter into and perform his or her obligations under this Agreement.

(b)

The Shareholder, if not an individual, has the requisite corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder and to complete the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder (assuming that this Agreement has been duly authorized, executed and delivered by Peridot) enforceable against the Shareholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Laws relating to or affecting the availability of equitable remedies and the enforcement of creditors’ rights generally and general principles of equity and public policy and to the qualification that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction.

(c)

The Shareholder is the sole holder of record and beneficial owner of, or exercises control or direction over, all the Subject Securities set forth in Schedule A, with good and marketable title thereto, free and clear of all Liens (other than transfer restrictions under this Agreement, applicable Securities Laws and under the Company Shareholders Agreement, respectively). Other than the Subject Securities set forth in Schedule A, the Shareholder does not own, beneficially or of record, and is not a party to or bound by any agreement or option, or right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Shareholder of, any additional securities, or any securities convertible or exchangeable into any additional securities, of the Company.

(d)

Except for the Company Shareholders Agreement and except as contemplated by the Business Combination Agreement, no Person has any contractual right or privilege for the purchase or acquisition from the Shareholder of any of the Subject Securities or for the right to vote any of the Subject Securities.

(e)

There are no legal proceedings in progress or pending before any Governmental Entity or, to the knowledge of the Shareholder, threatened against the Shareholder that would adversely affect in any manner the ability of the Shareholder to enter into this Agreement and to perform its obligations hereunder in any material respect.

(f)

No consent, approval, order or authorization of, or declaration or filing with, any Person is required to be obtained by the Shareholder with respect to the execution and delivery of this Agreement by the Shareholder, the performance by the Shareholder of its obligations under this Agreement and the completion of the transactions contemplated by this Agreement, other than those which are contemplated by the Business Combination Agreement, except for any consents, approvals, orders, authorizations, declarations or filings, the absence of which would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect, or which have already been obtained in advance of the Shareholder’s entry into this Agreement.

(g)

None of the execution and delivery by the Shareholder of this Agreement or the completion of the transactions contemplated hereby or pursuant to the Business Combination Agreement, or the compliance by the Shareholder with its obligations hereunder, will cause a breach or violation of the terms of any agreement, Law or judgment, order or decree of any Governmental Entity by which the Shareholder is subject or bound, except in each case as would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

2.2	Representations and Warranties of Peridot

Peridot represents and warrants to and in favour of the Shareholder as follows and acknowledges that the Shareholder is relying upon such representations and warranties in entering into this Agreement:

(a)

Peridot is an exempted company, corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable).

(b)

Peridot has the requisite exempted company, corporate, limited liability company or other similar power and authority to execute and deliver each of this Agreement and the Business Combination Agreement and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Business Combination Agreement has been duly authorized by all necessary exempted company, corporate, limited liability company or other similar action on the part of Peridot. Each of this Agreement and the Business Combination Agreement has been duly executed and delivered by Peridot and constitutes a legal, valid and binding obligation of Peridot (assuming that this Agreement or the Business Combination Agreement, as applicable, has been duly authorized, executed and delivered by the other parties thereto) enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Laws relating to or affecting the availability of equitable remedies and the enforcement of creditors’ rights generally and general principles of equity and public policy and to the qualification that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction.

(c)

None of the execution and delivery by Peridot of this Agreement or the Business Combination Agreement or the compliance by Peridot with its obligations hereunder or thereunder will cause a breach or violation of the terms of any agreement, Law or judgment, order or decree of any court or Governmental Body by which Peridot is subject or bound, except in each case as would not adversely affect the ability of Peridot to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder or thereunder in any material respect.

ARTICLE 3

SHAREHOLDER ACKNOWLEDGMENT AND CONSENT

3.1	Acknowledgment and Consent of the Shareholder

Until the termination of this Agreement in accordance with its terms, the Shareholder:

(a)

acknowledges that the entering into by the Company and Newco of the Business Combination Agreement and the completion of the Arrangement and the transactions contemplated thereby are Reserved Matters within the meaning of the Company Shareholders Agreement;

(b)

consents to and approves the entering into and execution by the Company and Newco of the Business Combination Agreement and all Ancillary Documents to which the Company and or Newco is or will be a party and the consummation of the Arrangement and the transactions contemplated by the Business Combination Agreement; and

(c)	consents to the details of this Agreement being set out in the Company Information Circular to be prepared in connection with the Company Shareholders Meeting.

ARTICLE 4

COVENANTS

4.1	Covenants of the Shareholder

(a)	The Shareholder hereby covenants, undertakes and agrees from time to time, until the termination of this Agreement in accordance with its terms:

(i)

to cause to be counted as present for purposes of establishing quorum all the Subject Shares and, if applicable, Subject Options at any meeting of any of the securityholders of the Company at which the Shareholder is entitled to vote, including the Company Shareholders Meeting, or in any action by written consent of the securityholders of the Company, in favour of the approval, consent, ratification and adoption of the Company Arrangement Resolution and the transactions contemplated by the Business Combination Agreement;

(ii)

to vote or cause to be voted (in person, by proxy, by action by written consent, as applicable or as otherwise may be required under the Company Shareholders Agreement or the Company Articles of Incorporation) all the Subject Shares and, if applicable, the Subject Options, in favour of the Company Arrangement Resolution and the transactions contemplated by the Business Combination Agreement;

(iii)

to vote (in person, by proxy or by action by written consent, as applicable) all the Subject Shares and, if applicable, Subject Options in opposition to (A) any Company Acquisition Proposal; and (B) any other matter, action or proposal which would reasonably be expected to result in a breach of any representation, warranty, covenant or other obligation of the Company under the Business Combination Agreement if such breach requires securityholder approval and is communicated as being such a breach in a notice in writing delivered by Peridot to the Shareholder; provided that, in the case of either clause (A) or clause (B) of this Section, the Business Combination Agreement shall not have been amended or modified without the Shareholder’s written consent to decrease, or change the form of, the consideration payable under the Business Combination and the Plan of Arrangement;

(iv)

except pursuant to the Plan of Arrangement or otherwise as contemplated by the Business Combination Agreement, not to option, sell, transfer, pledge, encumber, grant a security interest in, hypothecate or otherwise convey or enter into any forward sale, repurchase agreement or other monetization transaction with respect to any of the Subject Securities, or any right or interest therein, to any Person or group or agree to do any of the foregoing; provided that, notwithstanding the foregoing, the Shareholder may transfer Subject Shares to any of its Affiliates with prior written notice to, but without the consent of, Peridot subject to such Affiliate transferee signing a joinder to this Agreement pursuant to which, such Affiliate transferee (a) agrees to be bound by all provisions hereof to the same extent as the Shareholder, and (b) confirms the accuracy of the Shareholder’s representations and warranties provided herein as if it was the Shareholder hereunder;

(v)	not to exercise any dissent rights in respect of any transaction contemplated by the Business Combination Agreement;

(vi)

if requested by Peridot, to deliver (or cause to be delivered) to the Company duly executed proxies directing those individuals as may be designated by the Company to vote in favour of the Company Arrangement Resolution and the transactions contemplated by the Business Combination Agreement;

(vii)

to execute and deliver all related documentation and take such other actions in support of the Arrangement and the transactions contemplated by the Business Combination Agreement as shall reasonably be requested by the Company or Peridot to consummate the Transactions;

(viii)

the Shareholder hereby revokes any and all previous proxies granted or voting instruction forms or other voting documents delivered that conflict, or are inconsistent, with the matters set forth in this Agreement;

(ix)

except as expressly contemplated by this Agreement or the Company Shareholders Agreement, not to deposit any Subject Shares or, if applicable, Subject Options, in a voting trust or subject any such Subject Shares or, if applicable, Subject Options to any arrangement or agreement with respect to the voting of such Subject Shares or, if applicable, Subject Options; and

(x)

the Shareholder shall be bound by and subject to Section 5.6(a) (Exclusive Dealing) of the Business Combination Agreement to the same extent that Section 5.6(a) (Exclusive Dealing) of the Business Combination Agreement applies to the Company, mutatis, mutandis, as if the Shareholder is directly party thereto; provided that, notwithstanding anything in this Agreement to the contrary, any breach by the Company of its obligations under the Business Combination Agreement shall not be considered a breach of this Section 4.1(a)(x).

(b)

If the Shareholder acquires any additional Subject Securities following the date hereof, the Shareholder acknowledges that such additional Subject Securities shall be deemed to be Subject Securities for the purposes of this Agreement.

(c)

Notwithstanding anything in this Agreement to the contrary, (i) the Shareholder shall not be responsible for the actions of the Company or the board of directors of the Company (or any committee thereof) or any officers, directors (in their capacity as such), employees or professional advisors of any of the foregoing (the “Company Parties”), including with respect to any of the matters contemplated by Section 4.1(a)(x), and (ii) the Shareholder is not making any representations or warranties with respect to the actions of any of the Company Parties.

4.2	Exercise of Drag-along Right

(a)

The Shareholder hereby covenants, undertakes and agrees that, in the event that a Final Order approving the Arrangement as contemplated by the terms of the Business Combination Agreement is not obtained (for any reason or no reason other than (i) as a result of (A) Peridot having not performed and complied in all material respects with the covenants and agreements required to be performed or complied with by Peridot under the Business Combination Agreement or (B) the Sponsor having not performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Sponsor under the Sponsor Letter Agreement, or (ii) the Peridot Shareholder Approval having not been obtained), the Shareholder shall:

(i)

upon receipt by the Shareholder of a written notice (the “Alternative Transaction Notice”) from Peridot to the effect that it wishes to complete the Transactions upon and subject to the terms and conditions of the fully executed documentation (the “Alternative Transaction Documentation”) contemplated by Section 8.1(a) of the Business Combination Agreement (which Alternative Transaction Notice shall include complete copies of such Alternative Transaction Documentation), exercise, together (but not alone) with the other Drag Shareholders, the Drag-along Right as it relates to the transactions set forth in the Alternative Transaction Documentation (the “Drag Transactions”) upon and subject to the terms and conditions of the

Alternative Transaction Documentation and shall execute and deliver all related documentation and take such other actions in connection therewith as shall reasonably be requested by the Company and/or Peridot to consummate the Drag Transactions; provided that, notwithstanding anything contained herein or in the Business Combination Agreement or in the Alternative Transaction Notice, the obligations of the Shareholder under this Section 4.2 shall be subject to the following conditions: (A) the Shareholder receiving pursuant to the Drag Transactions the same consideration as set out in the Business Combination Agreement, (B) the Drag Transactions not resulting in any material adverse Tax treatment to the Shareholder as compared to what is expected to result from the Transactions contemplated in the Business Combination Agreement (other than under Section 8.1(a) thereof), (C) the Minority Shareholders receiving the same consideration as the Drag Shareholders, (C) the other terms and conditions of the Business Combination Agreement remaining applicable, mutatis, mutandis, and (D) the Drag Notice reflecting the foregoing.

ARTICLE 5

GENERAL

5.1	Termination

This Agreement shall automatically terminate, without any notice or other action by any on the party of any Party, upon the earliest to occur of the following:

(a)	the Closing;

(b)	the date upon which the Parties agree in writing to terminate this Agreement;

(c)	the date of earlier termination of the Business Combination Agreement in accordance with its terms; and

(d)

the amendment or modification of the Business Combination Agreement without the Shareholder’s written consent to decrease, or change the form of, the consideration payable under the Business Combination Agreement and the Plan of Arrangement.

5.2	Fiduciary Duties

Notwithstanding anything in this Agreement to the contrary, (a) the Shareholder makes no agreement or understanding herein in any capacity other than in the Shareholder’s capacity as a record holder and beneficial owner of the Subject Securities, and, without limiting the generality of the foregoing, the Shareholder makes no agreement or understanding herein in the Shareholder’s capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries, as applicable, and (b) nothing herein will be construed to limit or affect any action or inaction by the Shareholder in its capacity as a member of the board of directors of the Company or as an officer, employee or fiduciary of the Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company.

5.3	Effect of Termination

If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no force and effect and no Party will have any liability or further obligation to the other Party hereunder; provided that neither the termination of this Agreement nor anything contained in Section 5.1 will relieve any Party from any liability for any intentional breach by it of this Agreement, including any intentional making of a misrepresentation in this Agreement prior to such termination.

5.4	Injunctive Relief

The Parties agree that irreparable harm would occur in the event that either Party does not perform its respective obligations under any of the provisions of this Agreement in accordance with their specific terms or were otherwise breached for which money damages would not be an adequate remedy at Law. It is accordingly agreed that each Party will be entitled to an injunction or injunctions and other equitable relief to prevent breaches of this Agreement, any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief hereby being waived, this being in addition to any other remedy to which either Party may be entitled at law or in equity.

5.5	Waiver and Modifications

Any Party may: (a) extend the time for the performance of any of the obligations or other acts of the other Party set forth herein, (b) waive any inaccuracies in the representations and warranties of the other Party set forth herein, or (c) waive compliance by the other Party with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

5.6	Amendment

This Agreement may be amended or modified only by a written agreement executed and delivered by the Parties. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 5.5 shall be void, ab initio.

5.7	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter thereof. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Parties with respect thereto except as expressly set forth in this Agreement.

5.8	Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)	if to Peridot:

c/o Peridot Acquisition Corp.

2229 San Felipe Street, Suite 1450, Houston, TX 77019

Attention:   Alan Levande; Jeffrey Gilbert

Email:         alan@peridotspac.com; jeffrey@carnelianec.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:   Debbie Yee; John Pitts; Allan Kirk

Email:         debbie.yee@kirkland.com; john.pitts@kirkland.com;

allan.kirk@kirkland.com

with a copy (which shall not constitute notice) to:

Stikeman Elliott LLP

1155 René-Lévesque Blvd. West 41st Floor

Montréal, Quebec H3B 3V2

Attention:   Warren Katz

Email:         wkatz@stikeman.com

(b)	if to the Shareholder, at the address set forth in Schedule A,

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

5.9	Severability

Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

5.10	Assignment

Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party.

5.11	Benefit of Agreement

This Agreement will enure to the benefit of and be binding upon the respective successors (including any successor by reason of amalgamation or statutory arrangement) and permitted assigns of the Parties.

5.12	Non-Recourse

This Agreement may only be enforced against, and any action, suit, claim, investigation, or proceeding based upon, arising out of or related to this Agreement may only be brought against the Persons that are expressly named as parties to this Agreement. Except to the extent named as a party to this Agreement, and then only to the extent of the specific obligations of such parties set forth in this Agreement, no past, present or future shareholder, member, partner, manager, director, officer, employee, Affiliate, agent or advisor of any party to this Agreement or any Group Company will have any liability (whether in contract, tort, equity or otherwise) for any of the representations, warranties, covenants, agreements or other obligations or liabilities of any of the parties to this Agreement or for any action, suit, claim, investigation, or proceeding based upon, arising out of or related to this Agreement.

5.13	Further Assurances

Subject to the provisions of this Agreement, the Parties will, from time to time, do all acts and things and execute and deliver all such further documents and instruments, as the other Parties may, either before or after the Closing, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

5.14	Governing Law

This Agreement shall be governed by, construed and enforced in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

5.15	Counterparts

This Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic transmission), each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

[The remainder of this page has been intentionally left blank.]

IN WITNESS OF WHICH the Parties have executed this Agreement.

PURCHASER:	PERIDOT ACQUISITION CORP.

By:
Name:
Title:

SHAREHOLDER:	Accepted and agreed to with effect from the ___ day of ______________, 2021.

Name:

OR

Entity Name:

By:
Name:
Title:

[Signature Page – Transaction Support Agreement – [Shareholder]]

SCHEDULE A

Name of Registered Shareholder/Securityholder:

Subject Securities:

[indicate the number of applicable Subject Securities held]

Company Common Shares

Company Preferred Shares

Company Options

Address for Notice:

Address:

Telephone:

Email:

Facsimile:

A - 1

EXHIBIT F

For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

002816198

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

LI-CYCLE HOLDINGS CORP.

2021-02-12

(Year, Month, Day)
(année, mois, jour)

Number of directors is/are: minimum and maximum number of directors is/are:
Nombre d'administrateurs : nombres minimum et maximum d'administrateurs :

Number / Nombre

or / ou

minimum and maximum / minimum et maximum

See attached Page 1A and Page 1B.

For Ministry Use Only Ontario Corporation Number Numéro À I’usage exclusif du ministere de la société en Ontario 002816198 Form 3 1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Business Denomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) : Corporations L I - C Y C L E H 0 L D I N G S C 0 R P Act Formule 3 Loi sur les sociétés par actions The name of the corporation is changed to (if applicable ): (Set out in BLOCK CAPITAL LETTERS) Nouvelle dénomination sociale de la société (s’il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) : ARTICLES OF AMENDMENT STATUTS DE MODIFICATION 2. 3. Date of incorporation/amalgamation: Date de la constitution ou de la fusion : 2021-02-12 (Year, Month, Day) (année, mois, jour) 4. Complete only if there is a change in the number of directors or the minimum / maximum number of directors. Il faut remplir cette partie seulement si le nombre d’administrateurs ou si le nombre minimal ou maximal d’administrateurs a change. Number of directors is/are: minimum and maximum number of directors is/are: nombres Nombre d’administrateurs : minimum et maximum d’administrateurs : Number minimum and maximum Nombre minimum et maximum or o u 5. The articles of the corporation are amended as follows: Les statuts de la société sont modifies de la façon suivante : See attached Page 1A and Page 1B. 07119 (2011/05) © Queen’s Printer for Ontario, 2011 / © Imprimeur de la Reine pour l’Ontario, 2011 Page 1 of/de 2

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions. 7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le (Year, Month, Day) (année, mois, jour) These articles are signed in duplicate. Les présents statuts sont signés en double exemplaire. LI-CYCLE HOLDINGS CORP. (Print name of corporation from Article 1 on page 1) (Veuillez écrir le nom de la société de l’article un à la page une). By/ Par : President (Signature) (Description of Office) (Signature) (Fonction) Ajay Kochhar 07119 (2011/05) Page 2 of/de 2

Final Form

1. To increase the authorized capital of the Corporation by the creation of an unlimited number of preferred shares, issuable in series (“Preferred Shares”).

2. The Preferred Shares may be issued from time to time in one or more series. Subject to limitations prescribed by law (including the Act) and the provisions of this Article (including any Preferred Shares Designation), the Board is hereby authorized to provide by resolution and by causing the filing of a Preferred Shares Designation for the issuance of the Preferred Shares in one or more series, and to establish from time to time the number of Preferred Shares to be included in each such series, and to fix the designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

3. No rights, privileges, restrictions or conditions attaching to any series of Preferred Shares shall confer upon the shares of such series a priority in respect of dividends or distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Corporation over the shares of any other series of Preferred Shares. The Preferred Shares of each series shall, with respect to the right of payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, rank on parity with the shares of every other series of Preferred Shares.

4. To declare that the authorized capital of the Corporation, after giving effect to the foregoing, consists of:

(a)	an unlimited number of common shares; and

(b)	an unlimited number of Preferred Shares, issuable in series.

5. To change the rights, privileges, restrictions and conditions attaching to the common shares (“Common Shares”), such that the rights, privileges, restrictions and conditions attaching to the Common Shares will now read as follows:

Common Shares

Voting Rights.

Each holder of Common Shares, as such, shall be entitled to receive notice of, and to attend and vote (in person or by proxy) at all meetings of the shareholders of the Corporation, except where holders of another class or series are entitled to vote separately as a class or series as provided in the Business Corporations Act (Ontario) (the “Act”), applicable securities laws or the rules of any applicable stock exchange. At each such meeting, the holders of Common Shares shall be entitled to one vote for each Common Share held by such holder on all matters on which shareholders are generally entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Shares, as such, shall not be entitled to vote on any amendment to these Articles, including any certificate of designations relating to any series of Preferred Shares (each hereinafter referred to as a “Preferred Shares Designation”), that relates solely to the terms of one or more outstanding series of Preferred Shares, if the holders of such affected class of shares or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to these Articles (including any Preferred Shares Designation).

Dividends.

Subject to the rights of the holders of any outstanding series of Preferred Shares, the holders of the Common Shares are entitled to such dividends as the directors of the Corporation may declare from time to time on the Common Shares, in their absolute discretion, in accordance with applicable law. Any such dividends are payable by the Corporation as and when determined by the directors of the Corporation, in their absolute discretion. The directors may determine whether any such dividend is payable in money or property or by issuing fully paid shares of the Corporation.

Liquidation.

Upon the dissolution, liquidation or winding up of the Corporation, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the rights of the holders of any outstanding series of Preferred Shares, the holders of Common Shares shall be entitled to receive the remaining property and assets of the Corporation available for distribution to its shareholders ratably in proportion to the number of Common Shares held by them.

6. To change the restrictions on the issue, transfer or ownership of shares set out in paragraph 8 of the articles of incorporation dated February 12, 2021 (the “Articles”) by deleting paragraph 8 in its entirety and substituting with “Not applicable.”

7. To change the other provisions set out in the Articles by deleting paragraph 9 in its entirety.

2

[PERIDOT ACQUISITION CORP. / LI-CYCLE HOLDINGS CORP.]1

BY-LAW NO. 1

ARTICLE 1

INTERPRETATION

Section 1.1 Definitions.

As used in this by-law, the following terms have the following meanings:

“Act” means the Business Corporations Act (Ontario) and the regulations under the Act, all as amended, re-enacted or replaced from time to time.

“Authorized Signatory” has the meaning specified in Section 2.2.

“Business Day” means any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

“Corporation” means [Peridot Acquisition Corp. / Li-Cycle Holdings Corp.]

“person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or governmental or regulatory entity, and pronouns have a similarly extended meaning.

“recorded address” means (i) in the case of a shareholder or other securityholder, the shareholder’s or securityholder’s latest address as shown in the records of the Corporation, (ii) in the case of joint shareholders or other joint securityholders, the address appearing in the records of the Corporation in respect of the joint holding or, if there is more than one address in respect of the joint holding, the first address that appears, and (iii) in the case of a director, officer or auditor, the person’s latest address as shown in the records of the Corporation or, if applicable, the last notice filed with the Director under the Act, whichever is the most recent.

“show of hands” means, in connection with a meeting, a show of hands by persons present at the meeting, the functional equivalent of a show of hands by telephonic or electronic means and any combination of such methods.

Terms used in this by-law that are defined in the Act have the meanings given to such terms in the Act.

Section 1.2 Interpretation.

The division of this by-law into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation. Words importing the singular number include the plural and vice versa. Any reference in this by-law to gender includes all genders. In this by-law the words “including”, “includes” and “include” means “including (or includes or include) without limitation”.

[1]

Form of by-laws to be used for Peridot from and after the Peridot Continuance up to the Peridot Amalgamation. Form of by-laws also to be used for Newco and, ultimately, Amalco following completion of the Peridot Amalgamation.

Section 1.3 Subject to Act and Articles.

This by-law is subject to, and should be read in conjunction with, the Act and the articles. If there is any conflict or inconsistency between any provision of the Act or the articles and any provision of this by-law, the provision of the Act or the articles will govern.

ARTICLE 2

BUSINESS OF THE CORPORATION

Section 2.1 Financial Year.

The financial year of the Corporation ends on such date of each year as the directors determine from time to time.

Section 2.2 Execution of Instruments and Voting Rights.

Contracts, documents and instruments may be signed on behalf of the Corporation, either manually or by facsimile or by electronic means, (i) by any one director or officer of the Corporation, or (ii) by any other person authorized by the directors from time to time (each person referred to in (i) and (ii) is an “Authorized Signatory”). Voting rights for securities held by the Corporation may be exercised on behalf of the Corporation by any one Authorized Signatory. In addition, the directors may, from time to time, authorize any person or persons (i) to sign contracts, documents and instruments generally on behalf of the Corporation or to sign specific contracts, documents or instruments on behalf of the Corporation, and (ii) to exercise voting rights for securities held by the Corporation generally or to exercise voting rights for specific securities held by the Corporation. Any Authorized Signatory, or other person authorized to sign any contract, document or instrument on behalf of the Corporation, may affix the corporate seal, if any, to any contract, document or instrument when required.

As used in this Section, the phrase “contracts, documents and instruments” means any and all kinds of contracts, documents and instruments in written or electronic form, including cheques, drafts, orders, guarantees, notes, acceptances and bills of exchange, deeds, mortgages, hypothecs, charges, conveyances, transfers, assignments, powers of attorney, agreements, proxies, releases, receipts, discharges and certificates and all other paper writings or electronic writings.

Section 2.3 Banking Arrangements.

The banking and borrowing business of the Corporation or any part of it may be transacted with such banks, trust companies or other firms or corporations as the directors determine from time to time. All such banking and borrowing business or any part of it may be transacted on the Corporation’s behalf under the agreements, instructions and delegations, and by the one or more officers and other persons, that the directors authorize from time to time. This paragraph does not limit in any way the authority granted under Section 2.2.

ARTICLE 3

DIRECTORS

Section 3.1 Place of Meetings.

Any or all meetings of directors may be held at any place in or outside Canada.

Section 3.2 Calling of Meetings.

The chair of the board, the lead director, if any, the chief executive officer, the president, the corporate secretary or any one or more directors may call a meeting of the directors at any time. Meetings of directors will be held at the time and place as the person(s) calling the meeting determine.

Section 3.3 Regular Meetings.

The directors may establish regular meetings of directors. Any resolution establishing such meetings will specify the dates, times and places of the regular meetings and will be sent to each director.

Section 3.4 Notice of Meeting.

Subject to this section, notice of the time and place of each meeting of directors will be given to each director not less than 48 hours before the time of the meeting. No notice of meeting is required for any regularly scheduled meeting except where the Act requires the notice to specify the purpose of, or the business to be transacted at, the meeting. Provided a quorum of directors is present, a meeting of directors may be held, without notice, immediately following the annual meeting of shareholders.

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

Section 3.5 Waiver of Notice.

A director may waive notice of a meeting of directors, any irregularity in a notice of meeting of directors or any irregularity in a meeting of directors. Such waiver may be given in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of directors cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice. Attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Section 3.6 Quorum.

A majority of the number of directors in office or such greater or lesser number as the directors may determine from time to time, constitutes a quorum at any meeting of the directors. Where the Corporation has fewer than three directors, all directors must be present at any meeting of directors to constitute a quorum. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

Section 3.7 Meeting by Telephonic, Electronic or Other Communication Facility.

If all the directors of the Corporation present at or participating in a meeting of directors consent, a director may participate in such meeting by means of a telephonic, electronic or other communication facility. A director participating in a meeting by such means is deemed to be present at the meeting. Any consent is effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the directors.

Section 3.8 Chair.

If appointed, the chair of the board will preside at directors meetings and shareholders meetings in accordance with this Section 3.8 and Section 7.9, respectively. The chair of the board will have such other powers and duties as the directors determine. The chair of any meeting of directors is the first mentioned of the following persons that is a director and is present at the meeting:

(a)	the chair of the board;

(b)	the lead director, if any; or

(c)	the chief executive officer.

If no such person is present at the meeting, the directors present will choose one of their number to chair the meeting.

Section 3.9 Secretary.

The corporate secretary, if any, will act as secretary at meetings of directors. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a director, to act as secretary of the meeting.

Section 3.10 Votes to Govern.

At all meetings of directors, every question will be decided by a majority of the votes cast. In case of an equality of votes, the chair of the meeting is not entitled to a second or casting vote.

Section 3.11 Remuneration and Expenses.

The directors may determine from time to time the remuneration, if any, to be paid to a director for his or her services as a director. The directors are also entitled to be reimbursed for travelling and other out-of-pocket expenses properly incurred by them in attending directors meetings, committee meetings and shareholders meetings and in the performance of other duties of directors of the Corporation. The directors may also award additional remuneration to any director undertaking special services on the Corporation’s behalf beyond the services ordinarily required of a director by the Corporation.

A director may be employed by or provide services to the Corporation otherwise than as a director. Such a director may receive remuneration for such employment or services in addition to any remuneration paid to the director for his or her services as a director.

ARTICLE 4

COMMITTEES

Section 4.1 Committees of Directors.

The directors may appoint from their number one or more committees and delegate to such committees any of the powers of the directors except those powers that, under the Act, a committee of directors has no authority to exercise.

Section 4.2 Proceedings.

Meetings of committees of directors may be held at any place in or outside Canada. At all meetings of committees, every question will be decided by a majority of the votes cast on the question. Unless otherwise determined by the directors, each committee of directors may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing its quorum, provided that quorum may not be less than a majority of its members; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; and (iv) selecting a chair for a meeting.

Subject to a committee of directors establishing rules and procedures to regulate its meetings, Section 3.1 to Section 3.11 inclusive apply to committees of directors, with such changes as are necessary.

ARTICLE 5

OFFICERS

Section 5.1 Appointment of Officers.

The directors may appoint such officers of the Corporation as they deem appropriate from time to time. The officers may include any of a chair of the board, a chief executive officer, a president, one or more vice-presidents, a chief financial officer, a chief commercial officer, a chief technical officer, a general counsel, a corporate secretary and a treasurer and one or more assistants to any of the appointed officers. No person may be the chair of the board unless that person is a director.

Section 5.2 Powers and Duties.

Unless the directors determine otherwise, an officer has all powers and authority that are incident to his or her office. An officer will have such other powers, authority, functions and duties that are prescribed or delegated, from time to time, by the directors, or by other officers if authorized to do so by the directors. The directors or authorized officers may, from time to time, vary, add to or limit the powers and duties of any officer.

Section 5.3 Chief Executive Officer.

If appointed, the chief executive officer of the Corporation will have general powers and duties of supervision of the business and affairs of the Corporation. The chief executive officer will have such other powers and duties as the directors determine. Subject to Section 3.9 and Section 7.9, during the absence or disability of the corporate secretary or the treasurer, or if no corporate secretary or treasurer has been appointed, the chief executive officer will also have the powers and duties of the office of corporate secretary and treasurer, as the case may be.

Section 5.4 President.

If appointed, the president of the Corporation will have such other powers and duties as the directors determine.

Section 5.5 Corporate Secretary.

If appointed, the corporate secretary will have the following powers and duties: (i) the corporate secretary will give or cause to be given, as and when instructed, notices required to be given to shareholders, directors, officers, auditors and members of committees of directors; (ii) the corporate secretary may attend at and be the secretary of meetings of directors, shareholders, and committees of directors and will have the minutes of all proceedings at such meetings entered in the books and records kept for that purpose; and (iii) the corporate secretary will be the custodian of any corporate seal of the Corporation and the books, papers, records, documents, and instruments belonging to the Corporation, except when another officer or agent has been appointed for that purpose. The corporate secretary will have such other powers and duties as the directors or the chief executive officer determine.

Section 5.6 Treasurer.

If appointed, the treasurer of the Corporation will have the following powers and duties: (i) the treasurer will ensure that the Corporation prepares and maintains adequate accounting records in compliance with the Act; (ii) the treasurer will also be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; and (iii) at the request of the directors, the treasurer will render an account of the Corporation’s financial transactions and of the financial position of the Corporation. The treasurer will have such other powers and duties as the directors or the chief executive officer of the Corporation determine.

Section 5.7 Removal of Officers.

The directors may remove an officer from office at any time, with or without cause. Such removal is without prejudice to the officer’s rights under any employment contract with the Corporation.

ARTICLE 6

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Section 6.1 Limitation of Liability.

Subject to the Act and other applicable law, no director or officer is liable for: (i) the acts, omissions, receipts, failures, neglects or defaults of any other director, officer or employee; (ii) joining in any receipt or other act for conformity; (iii) any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation; (iv) the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation are invested; (v) any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation are deposited; or (vi) any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which occurs in the execution of the duties of his or her office or in relation to his or her office.

Section 6.2 Indemnity.

The Corporation will indemnify to the fullest extent permitted by the Act (i) any director or officer of the Corporation; (ii) any former director or officer of the Corporation; (iii) any individual who acts or acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity; and (iv) their respective heirs and legal representatives. The Corporation is authorized to execute agreements in favour of any of the foregoing persons evidencing the terms of the indemnity. Nothing in this by-law limits the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

Section 6.3 Insurance.

The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 6.2 against such liabilities and in such amounts as the directors may determine and as are permitted by the Act.

ARTICLE 7

SHAREHOLDERS

Section 7.1 Calling Annual and Special Meetings.

The board of directors (by way of a resolution passed at a meeting where there is a quorum of directors or by way of written resolution signed by all directors entitled to vote thereon) have the power to call annual meetings of shareholders and special meetings of shareholders. Each of the chair of the board, the president, and the chief executive officer may also call meetings of shareholders provided that the business to be transacted at such meeting has been approved by the board of directors. Annual meetings of shareholders and special meetings of shareholders will be held on the date and at the time and place in or outside Ontario as the person(s) calling the meeting determine.

Section 7.2 Electronic Meetings.

Meetings of shareholders may be held by telephonic or electronic means. A shareholder who, through those means, votes at the meeting or establishes a communications link to the meeting is deemed for the purposes of the Act to be present at the meeting. The directors may establish procedures regarding the holding of meetings of shareholders by such means.

Section 7.3 Notice of Meetings.

The time period to provide notice of the time and place of a meeting of shareholders is not less than twenty-one (21) days and not more than fifty (50) days before the meeting.

The accidental omission to give notice of any meeting of shareholders to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

Section 7.4 Waiver of Notice.

A shareholder, a proxyholder, a director or the auditor of the Corporation and any other person entitled to attend a meeting of shareholders may waive notice of a meeting of shareholders, any irregularity in a notice of meeting of shareholders or any irregularity in a meeting of shareholders. Such waiver may be waived in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of shareholders cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

Section 7.5 Representatives.

A representative of a shareholder that is a body corporate or an association will be recognized if (i) a certified copy of the resolution of the directors or governing body of the body corporate or association, or a certified copy of an extract from the by-laws of the body corporate or association, authorizing the representative to represent the body corporate or association is deposited with the Corporation; or (ii) the authorization of the representative is established in another manner that is satisfactory to the corporate secretary or the chair of the meeting.

Section 7.6 Persons Entitled to be Present.

The only persons entitled to be present at a meeting of shareholders are those persons entitled to vote at the meeting, the directors, the officers, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted with the consent of the chair of the meeting.

Section 7.7 Quorum.

A quorum of shareholders is present at a meeting of shareholders if the holders of not less than 33 1/3% of the shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

Section 7.8 Proxies.

A proxy will comply with the applicable requirements of the Act and other applicable law and will be in such form as the directors may approve from time to time or such other form as may be acceptable to the chair of the meeting at which the instrument of proxy is to be used. A proxy will be acted on only if it is deposited with the Corporation or its agent prior to the time specified in the notice calling the meeting at which the proxy is to be used.

Section 7.9 Chair, Secretary and Scrutineers.

The directors may, at any time prior to the time appointed for a meeting of shareholders to commence, appoint any person to act as chair of the meeting or, if the directors do not make such appointment, the chair of the board, if any, will preside as chair of the meeting of shareholders. If there is no chair of the board, or if the chair of the board is not present within thirty minutes after the time appointed for the meeting to commence, or is unwilling to act, the directors present will elect one of director to be chair of the meeting of shareholders.

If no director is present at the meeting, the persons present who are entitled to vote at the meeting will choose a shareholder who is present to chair the meeting.

The corporate secretary, if any, will act as secretary at meetings of shareholders. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a shareholder, to act as secretary of the meeting.

If desired, the chair of the meeting may appoint one or more persons, who need not be shareholders, to act as scrutineers at any meeting of shareholders. The scrutineers will assist in determining the number of shares held by persons entitled to vote who are present at the meeting and the existence of a quorum. The scrutineers will also receive, count and tabulate ballots and assist in determining the result of a vote by ballot, and do such acts as are necessary to conduct the vote in an equitable manner. The decision of a majority of the scrutineers will be conclusive and binding upon the meeting and a declaration or certificate of the scrutineers will be conclusive evidence of the facts declared or stated in it.

Section 7.10 Procedure.

The chair of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chair’s decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, is conclusive and binding upon the meeting of shareholders.

Section 7.11 Manner of Voting.

Subject to the Act and other applicable law, any question at a meeting of shareholders will be decided by a show of hands, unless a ballot on the question is required or demanded. Subject to the Act and other applicable law, the chair of the meeting may require a ballot or any person who is present and entitled to vote may demand a ballot on any question at a meeting of shareholders. The requirement or demand for a ballot may be made either before or after any vote on the question by a show of hands. A ballot will be taken in the manner the chair of the meeting directs. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of such ballot will be the decision of the shareholders upon the question.

In the case of a vote by a show of hands, each person present who is entitled to vote has one vote. If a ballot is taken, each person present who is entitled to vote is entitled to the number of votes that are attached to the shares which such person is entitled to vote at the meeting.

Section 7.12 Votes to Govern.

Any question at a meeting of shareholders will be decided by a majority of the votes cast on the question unless the articles, the by-laws, the Act or other applicable law requires otherwise. In case of an equality of votes either when the vote is by a show of hands or when the vote is by a ballot, the chair of the meeting is not entitled to a second or casting vote.

Section 7.13 Adjournment.

The chair of any meeting of shareholders may adjourn the meeting from time to time and place to place, subject to such conditions as the chair may decide. Any adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. No business will be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

ARTICLE 8

ADVANCE NOTICE

Section 8.1 Nomination of Directors.

Subject only to the Act, Section 8.6, Applicable Securities Laws and the articles of the Corporation, only persons who are nominated in accordance with the procedures set out in this Section 8.1 will be eligible for election as directors to the board of the Corporation. Nominations of persons for election to the board may be made for any annual meeting of shareholders, or for any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

(a)	by or at the direction of the board or an authorized officer of the Corporation, including pursuant to a notice of meeting;

(b)

by or at the direction or request of one or more shareholders pursuant to a requisition of shareholders made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act; or

(c)	by any person (a “Nominating Shareholder”):

(i)

who, at the close of business on the date of the giving of the notice provided for in Section 8.3 below and on the record date for notice of such meeting, is entered in the Corporation’s securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and

(ii)	who complies with the notice procedures set forth in this Article 8.

Section 8.2 Timely Notice.

Subject to any nomination rights that may be granted by the board from time to time, the procedures set out in this Article 8 will be the exclusive means for any person to bring nominations for election to the board before any annual or special meeting of shareholders of the Corporation. In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, such person must have given timely notice thereof (in accordance with Section 8.3 below) in proper written form to the board (in accordance with Section 8.4 below). Notwithstanding any other provision of the by-laws of the Corporation, notice given to the corporate secretary of the Corporation pursuant to this By-law may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Secretary of the Corporation for purposes of this notice), and will be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is not a Business Day or later than 5:00 p.m. (Eastern Time) on a day which is a Business Day, then such delivery or electronic communication will be deemed to have been made on the subsequent day that is a Business Day.

Section 8.3 Manner of Timely Notice.

To be timely, a Nominating Shareholder’s notice to the board must be made:

(a)

in the case of an annual meeting of shareholders, not less than 30 days nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and

(b)

in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors of the Corporation (whether or not called for such purposes), not later than the close of business on the 15th day following the day that is the earlier of the date that a notice of meeting is filed for such meeting and the date on which the first public announcement of the date of the special meeting of shareholders was made.

In no event will any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described in Section 8.3(a) or Section 8.3(b), as applicable.

Section 8.4 Proper Form of Notice.

To be in proper written form, a Nominating Shareholder’s notice to the board must set forth:

(a)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(i)	the name, age, business address and residential address of the person;

(ii)	the principal occupation or employment of the person for the past five years;

(iii)	the status of the person as a “resident Canadian” (as such term is defined in the Act);

(iv)	a written consent of the Proposed Nominee to act as a director of the Corporation in the form provided by the corporate secretary of the Corporation;

(v)

the designation and number or principal amount of securities of the Corporation which are, directly or indirectly, controlled or directed or which are owned beneficially or of record by the Proposed Nominee or his or her associates or affiliates as of the record date for the meeting of shareholders (if such date has been made publicly available and has occurred) and as of the date of such notice;

(vi)

full particulars regarding any contract, agreement, arrangement, understanding or relationship (collectively, “Arrangements”), including financial, compensation and indemnity related Arrangements, between the Proposed Nominee or any associate or affiliate of the Proposed Nominee and any Nominating Shareholder or any of its Representatives; and

(vii)

any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws; and

(b)	as to the Nominating Shareholder giving the notice:

(i)	the name, age, business address and, if applicable, residential address of such Nominating Shareholder;

(ii)

the designation and number or principal amount of securities of the Corporation which are, directly or indirectly, controlled or which are owned beneficially or of record by such Nominating Shareholder, such beneficial owner, if any, or any of their respective Representatives and the date or dates on which such securities were acquired;

(iii)

full particulars of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right will be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any of their respective Representatives, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any class or series of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such Nominating Shareholder, the beneficial owner, if any, or any of their respective Representatives;

(iv)

full particulars of any proxy, contract, arrangement, understanding, or relationship pursuant to which any such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives has a right to vote, or direct the voting of, any class or series of shares of the Corporation or otherwise relating to the voting of any securities of the Corporation or the nomination of any person to the board;

(v)

full particulars of any agreement, arrangement, understanding, relationship or otherwise, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”);

(vi)

full particulars of any rights to dividends with respect to any class or series of shares of the Corporation owned beneficially by such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives that are separated or separable from the underlying shares of the Corporation;

(vii)

full particulars of any proportionate interest in any class or series of shares of the Corporation or any Derivative Instrument held, directly or indirectly, by a general or limited partnership in which any such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(viii)

full particulars of any performance-related fees (other than an asset-based fee) to which any such Nominating Shareholder or beneficial owner, if any, is entitled based on any increase or decrease in the value of any class or series of shares of the Corporation or any Derivative Instrument, including, without limitation, any such fee, to which the respective Representatives of the Nominating Shareholder or beneficial owner, if any, is entitled;

(ix)

full particulars of any direct or indirect interest, including, without limitation, equity interests or any Derivative Instrument or Short Interest, in any principal competitor of the Corporation held by such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives;

(x)

full particulars of any direct or indirect interest of such Nominating Shareholder, beneficial owner, if any, or any of their respective Representatives in any contract, arrangement, understanding or relationship with the Corporation, any affiliate of the Corporation, any of the directors or officers of the Corporation or any of its affiliates, or with the Nominating Shareholder, such beneficial owner, if any, or any of their respective Representatives, or with any competitor or material supplier of the Corporation (including, without limitation, in any such case, any employment agreement, collective bargaining agreement or consulting agreement;

(xi)

a representation that the Nominating Shareholder is a holder of record of securities of the Corporation, or a beneficial owner, entitled to vote at such meeting and intends to appear in person or by proxy at the applicable shareholders meeting to propose such nomination;

(xii)

a representation of whether either such Nominating Shareholder or beneficial owner, if any, alone or acting jointly or in concert with others, intends to deliver a proxy circular and/or form of proxy to any shareholder of the Corporation in connection with such nomination or otherwise solicit or participate in the solicitation of proxies from shareholders of the Corporation in support of the nomination; and

(xiii)

any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to Applicable Securities Laws.

The Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director, that would be required by any stock exchange on which the Corporation’s securities are then listed or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee.

All information to be provided in a timely notice pursuant to Section 8.3 above will be provided as of the record date for determining shareholders entitled to vote at the meeting (if such date has been publicly announced) and as of the date of such notice. The Nominating Shareholder will update such information forthwith if there are any material changes in the information previously disclosed so that the information provided or required to be provided in such notice will be true and correct as of the date that is ten days prior to the date of the meeting, or any adjournment or postponement thereof.

Section 8.5 Determination of Eligibility; Attendance at the Meeting; No Obligation to Disclose.

Subject to Section 8.6, no person will be eligible for election as a director of the Corporation unless such person has been nominated in accordance with the provisions of this Article 8; provided, however, that nothing in this Article 8 will be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which such shareholder would have been entitled to submit a proposal pursuant to the Act. The chair of the meeting will have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination will be disregarded. Notwithstanding any other provision of this By-law, if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, such nomination will be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation. Nothing in this By-law will obligate the Corporation or the board to include in any proxy statement or other shareholder communication distributed by or on behalf of the Corporation or the board any information with respect to any proposed nomination or any Nominating Shareholder or proposed nominee.

Section 8.6 Waiver.

Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 8.

Section 8.7 Terms.

For the purposes of this Article 8:

“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada and the federal securities legislation of the United States, each as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada;

“public announcement” means disclosure in a press release reported by a national news service in the United States or Canada, or in a document publicly filed by the Corporation under its profile on EDGAR at www.sec.gov/edgar/search-and-access or the System of Electronic Document Analysis and Retrieval at www.sedar.com, as applicable; and

“Representatives” of a person means the affiliates and associates of such person, all persons acting jointly or in concert with any of the foregoing, and the affiliates and associates of any of such persons acting jointly or in concert, and “Representative” means anyone of them.

ARTICLE 9

SECURITIES

Section 9.1 Form of Security Certificates.

Subject to the Act, security certificates, if required, will be in the form that the directors approve from time to time or that the Corporation adopts.

Section 9.2 Transfer of Shares.

Subject to the rules of any stock exchange on which the Corporation’s shares are posted or listed for trading, no transfer of a security issued by the Corporation will be registered except upon (i) presentation of the security certificate representing the security with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may require, (ii) payment of all applicable taxes and fees and (iii) compliance with the articles of the Corporation. If no security certificate has been issued by the Corporation in respect of a security issued by the Corporation, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the directors may require.

Section 9.3 Transfer Agents and Registrars.

The Corporation may from time to time appoint one or more agents to maintain, for each class or series of securities issued by it in registered or other form, a central securities register and one or more branch securities registers. Such an agent may be designated as transfer agent or registrar according to their functions and one person may be designated both registrar and transfer agent. The Corporation may at any time terminate such appointment.

ARTICLE 10

PAYMENTS

Section 10.1 Payments of Dividends and Other Distributions.

Any dividend or other distribution payable in cash to shareholders will be paid by cheque or by electronic means or by such other method as the directors may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered holder’s recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded address, unless such joint holders otherwise direct. The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the directors in an amount equal to the dividend or other distribution to be paid less any tax that the Corporation is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.

Section 10.2 Non-Receipt of Payment.

In the event of non-receipt of any payment made as contemplated by Section 10.1 by the person to whom it is sent, the Corporation may issue re-payment to such person for a like amount. The directors may determine, whether generally or in any particular case, the terms on which any re-payment may be made, including terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title.

Section 10.3 Unclaimed Dividends.

To the extent permitted by law, any dividend or other distribution that remains unclaimed after a period of six years. from the date on which the dividend has been declared to be payable is forfeited and will revert to the Corporation.

ARTICLE 11

FORUM SELECTION

Section 11.1 Forum of Adjudication of Certain Disputes.

Unless the Corporation consents in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Ontario, Canada and the appellate Courts therefrom, will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Act, or the Corporation’s articles or by-laws (as the same may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the Corporation’s “affairs” (as such term is defined in the Act). If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of Ontario (a “Foreign Action”) in the name of any securityholder, such securityholder will be deemed to have consented to: (i) the personal jurisdiction of the provincial and federal Courts located within the Province of Ontario in connection with any action or proceeding brought in any such Court to enforce the preceding sentence; and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder. For the avoidance of doubt, this Article 11 will not apply to any action brought to enforce a duty or liability created by the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation will be deemed to have notice of and consented to the provisions of this Article 11.

ARTICLE 12

MISCELLANEOUS

Section 12.1 Notices.

Any notice, communication or document required to be given, delivered or sent by the Corporation to any director, officer, shareholder or auditor is sufficiently given, delivered or sent if delivered personally, or if delivered to the person’s recorded address, or if mailed to the person at the person’s recorded address by prepaid mail, or if otherwise communicated by electronic means permitted by the Act. The directors may establish procedures to give, deliver or send a notice, communication or document to any director, officer, shareholder or auditor by any means of communication permitted by the Act or other applicable law. In addition, any notice, communication or document may be delivered by the Corporation in the form of an electronic document.

Section 12.2 Notice to Joint Holders.

If two or more persons are registered as joint holders of any security, any notice may be addressed to all such joint holders but notice addressed to one of them constitutes sufficient notice to all of them.

Section 12.3 Computation of Time.

In computing the date when notice must be given when a specified number of days’ notice of any meeting or other event is required, the date of giving the notice is excluded and the date of the meeting or other event is included.

Section 12.4 Persons Entitled by Death or Operation of Law.

Every person who, by operation of law, transfer, death of a securityholder or any other means whatsoever, becomes entitled to any security, is bound by every notice in respect of such security which has been given to the securityholder from whom the person derives title to such security. Such notices may have been given before or after the happening of the event upon which they became entitled to the security.

ARTICLE 13

EFFECTIVE DATE

Section 13.1 Effective Date.

This by-law comes into force when made by the directors in accordance with the Act.

Section 13.2 Repeal.

All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal will not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under any such by-law prior to its repeal.

This by-law was made by resolution of the directors on [month] [day], 2021.

Authorized Signatory

This by-law was confirmed by ordinary resolution of the shareholders on [month] [day], 2021.

Authorized Signatory

EXHIBIT G

[HOLDCO], INC.

2021 INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

The purpose of the [Holdco], Inc. 2021 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of [Holdco], Inc. (the “Company”) and its Subsidiaries and affiliates by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3 “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4 “Automatic Exercise Date” shall mean, with respect to an Option or a Share Appreciation Right, the last business day of the applicable Option Term or Share Appreciation Right Term that was initially established by the Administrator for such Option or Share Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Share Appreciation Right if the Option or Share Appreciation Right initially had a ten-year Option Term or Share Appreciation Right Term, as applicable).

2.5 “Award” shall mean an Option, a Share Appreciation Right, a Restricted Share award, a Restricted Share Unit award, an Other Share or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

2.6 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7 “Board” shall mean the Board of Directors of the Company.

2.8 “Business Combination Agreement” shall mean that certain Business Combination Agreement by and among Peridot Acquisition Corp., Li-Cycle Corp. and Li-Cycle Holdings Corp. dated as of February 15, 2021.

2.9 “Change in Control” shall mean and includes each of the following:

(a)

A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries; (iii) any acquisition which complies with Sections 2.8(c)(i), 2.8(c)(ii) and 2.8(c)(iii); or (iv) in respect of an Award held by a particular Holder, any acquisition by the Holder or any group of persons including the Holder (or any entity controlled by the Holder or any group of persons including the Holder); or

(b)	The Incumbent Directors cease for any reason to constitute a majority of the Board; or

(c)

The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or shares of another entity, in each case other than a transaction:

(i)

which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

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(ii)

after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and

(iii)

after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

(d)	The date specified by the Board following approval by the Company’s shareholders of a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

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2.10 “Closing” has the meaning ascribed thereto in the Business Combination Agreement.

2.11 “Closing Date” has the meaning ascribed thereto in the Business Combination Agreement.

2.12 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.13 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 11 hereof.

2.14 “Company” shall have the meaning set forth in Article 1.

2.15 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.16 “Director” shall mean a member of the Board, as constituted from time to time.

2.17 “Director Limit” shall have the meaning set forth in Section 4.6.

2.18 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.19 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.20 “Effective Date” shall mean the date the Plan is adopted by the Board, subject to approval by the Company’s shareholders.

2.21 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.22 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

2.23 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Shares (or other securities) and causes a change in the per-share value of the Shares underlying outstanding Awards.

2.24 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.25 “Expiration Date” shall have the meaning given to such term in Section 12.1(c).

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2.26 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)

If the Shares are (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)

If the Shares are not listed on an established securities exchange, national market system or automated quotation system, but the Shares are regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)

If the Shares are neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in its discretion.

Notwithstanding the foregoing, with respect to any Award granted on the Closing Date and that are outstanding after the Closing of the transactions contemplated in the Plan of Arrangement, the Fair Market Value shall mean the closing sales price for a Share as quoted on the New York Stock Exchange on the day immediately prior to the Closing Date.

2.27 “Greater Than 10% Shareholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.28 “Holder” shall mean a person who has been granted an Award.

2.29 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.30 “Incumbent Directors’ shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or 2.8(c)) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning

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of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.31 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.32 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.33 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.34 “Option Term” shall have the meaning set forth in Section 5.4.

2.35 “Organizational Documents” shall mean, collectively, (a) the Company’s certificate of incorporation, notice of articles and articles or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.36 “Other Share or Cash Based Award” shall mean a cash payment, cash bonus award, share payment, share bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred shares, deferred share units, performance awards, retainers, committee fees, and meeting-based fees.

2.37 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.38 “Plan” shall have the meaning set forth in Article 1.

2.39 “Plan of Arrangement” shall have the meaning ascribed thereto in the Business Combination Agreement.

2.40 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

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2.41 “Restricted Shares” shall mean Shares awarded under Article 7 that are subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.42 “Restricted Share Units” shall mean the right to receive Shares awarded under Article 8.

2.43 “SAR Term” shall have the meaning set forth in Section 5.4.

2.44 “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.45 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.46 “Share Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (a) the difference obtained by subtracting (i) the exercise price per share of such Award from (ii) the Fair Market Value on the date of exercise of such Award by (b) the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.47 “Shares” shall mean the common shares of the Company without par value.

2.48 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.49 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or shares, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of an Option or Share Appreciation Right.

2.50 “Termination of Service” shall mean the date the Holder ceases to be an Eligible Individual and shall not be extended by and shall not include any period during which the Eligible Individual is in receipt of, or is eligible to receive, any statutory, contractual or common law notice or compensation in lieu thereof or severance payments following the actual date of termination.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence

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constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of shares or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1	Number of Shares.

(a)

Subject to Sections 3.1(b) and 12.2 the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is [•][1] less the number of Shares subject to any Rollover Equity Awards (as defined in the Business Combination Agreement). The number of Shares available for issuance under the Plan will be automatically increased on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, in an amount equal to the lesser of (i) five percent (5)% of the outstanding Shares on the last day of the immediately preceding fiscal year and (ii) such number of Shares determined by the Board. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market. Notwithstanding the foregoing, the aggregate number of Shares which may be issued or transferred pursuant to the Awards under the Plan in the form of Incentive Stock Options shall be [•].

(b)

If any Shares subject to an Award are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration, conversion or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject

[1]	The number of shares shall represent an aggregate of 7-10% of Holdco’s fully diluted capitalization.

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to a Share Appreciation Right or other share-settled Award (including Awards that may be settled in cash or shares) that are not issued in connection with the settlement or exercise, as applicable, of the Share Appreciation Right or other share-settled Award; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. As of the Effective Date, no further awards will be made under (i) the Li-Cycle Corp. Long-Term Incentive Plan or (ii) the Stock Option Plan of Li-Cycle Corp.

(c)

Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common shares of the entities party to such acquisition or combination) may subject to Applicable Law, be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

ARTICLE 4

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

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4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5 Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.2 Any subplan established hereunder shall be deemed a part of the Plan, except to the extent of any inconsistency between the terms of the Plan and the terms of such subplan, in which event the terms of such subplan shall prevail. Each subplan shall apply only to the Eligible Individuals in the jurisdiction for which the subplan was designed.

[2]	We are working on a Canadian sub-plan.

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4.6 Non-Employee Director Limit. Notwithstanding any provision to the contrary in the Plan, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of equity-based Awards and the amount of any cash-based Awards granted to a Non-Employee Director during any calendar year shall not exceed $[750,000] in respect of such Non-Employee Director’s service as a member of the Board during such year (the “Director Limit”).

ARTICLE 5

GRANTING OF OPTIONS AND SHARE APPRECIATION RIGHTS

5.1 Granting of Options and Share Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Share Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

5.2 Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or 424(f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Shareholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of shares shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

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5.3 Option and Share Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Share Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Share Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Shareholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Share Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Share Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant for the applicable Holder (whether or not such Holder is subject to taxation in the United States); provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 of the Code and Section 409A.

5.4 Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Share Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Share Appreciation Right, as applicable, is granted to an Eligible Individual (other than, in the case of Incentive Stock Options, a Greater Than 10% Shareholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Shareholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Share Appreciation Right, and may extend the time period during which vested Options or Share Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or Share Appreciation Right relating to such Termination of Service of the Holder or otherwise.

5.5 Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Share Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Notwithstanding the foregoing and unless determined otherwise by the Administrator, in the event that on the last business day of the term of an Option or Share Appreciation Right (other than an Incentive Stock Option) (a) the exercise of the Option or Share Appreciation Right is prohibited by Applicable Law, as determined by the Administrator, or (b) Shares may not be purchased or sold by the applicable Holder due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, then in either case the term of the Option or Share Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the

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Administrator; provided, however, in no event shall the extension last beyond the term of the applicable Option or Share Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Share Appreciation Right, (a) no portion of an Option or Share Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Share Appreciation Right that is exercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.

5.6 Substitution of Share Appreciation Rights; Early Exercise of Options. The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Share Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Share Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option. The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested Restricted Shares with respect to any unvested portion of the Option so exercised. Restricted Shares acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

ARTICLE 6

EXERCISE OF OPTIONS AND SHARE APPRECIATION RIGHTS

6.1 Exercise and Payment. An exercisable Option or Share Appreciation Right may be exercised in whole or in part. However, unless the Administrator otherwise determines, an Option or Share Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Share Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Options and Share Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Option or Share Appreciation Right is exercised), or a combination of both, as determined pursuant to the terms of the applicable Award Agreement.

6.2 Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or Share Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the share plan administrator of the Company or such other person designated by the Administrator, or his, her or its office, as applicable:

(a)

A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Share Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Share Appreciation Right or such portion thereof;

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(b)	Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c)

In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Share Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)

Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Share Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.

6.3 Expiration of Option Term or SAR Term: Automatic Exercise of In-The-Money Options and Share Appreciation Rights. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or unless otherwise directed by an Option or Share Appreciation Rights Holder in writing to the Company, each vested and exercisable Option and Share Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date shall be and be deemed to be exercised on the Automatic Exercise Date without further action by the Option or Share Appreciation Rights Holder or the Company. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 10.1(b) or 10.1(c) and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10.2. Unless otherwise determined by the Administrator, this Section 6.3 shall not apply to an Option or Share Appreciation Right if the Holder of such Option or Share Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option or Share Appreciation Right with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.3 but shall be surrendered to the Company and cancelled without consideration on the Automatic Exercise Date.

6.4 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition or other transfer of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

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ARTICLE 7

AWARD OF RESTRICTED SHARES

7.1 Award of Restricted Shares. The Administrator is authorized to grant Restricted Shares, or the right to purchase Restricted Shares to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Shares, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Shares as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Shares; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Shares to the extent required by Applicable Law.

7.2 Rights as Shareholders. Subject to Section 7.4, upon issuance of Restricted Shares, the Holder shall have, unless otherwise provided by the Administrator, all of the rights of a shareholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to vote and the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Shares are granted becomes the holder of record of such Restricted Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3. In addition, notwithstanding anything to the contrary herein, with respect to a Restricted Share, dividends which are paid prior to vesting shall accrue or be reinvested, at the Administrator’s sole discretion, and shall only be paid out to the Holder to the extent and at such time that the Restricted Share vests.

7.3 Restrictions. All Restricted Shares (including any shares received by Holders thereof with respect to Restricted Shares as a result of share dividends, share splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. By action taken after the Restricted Shares are issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Shares by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.

7.4 Repurchase or Forfeiture of Restricted Shares. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Shares, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Shares then subject to restrictions shall lapse, and such Restricted Shares shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Shares, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Shares then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Shares or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Shares then subject to restrictions shall not lapse, such Restricted Shares shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

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7.5 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Shares as of the date of transfer of the Restricted Shares rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8

AWARD OF RESTRICTED SHARE UNITS

8.1 Grant of Restricted Share Units. The Administrator is authorized to grant Awards of Restricted Share Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Holder will have no rights of a shareholder with respect to Shares subject to any Restricted Share Unit unless and until the Shares are delivered in settlement of the Restricted Share Unit.

8.2 Vesting of Restricted Share Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate.

8.3 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Share Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Share Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Share Unit vests; and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Share Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Shares as determined by the Administrator.

8.4 Payment upon Termination of Service. An Award of Restricted Share Units shall be payable only while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Share Unit award may be paid subsequent to a Termination of Service in certain events, including the Holder’s death, retirement or disability or any other specified Termination of Service.

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ARTICLE 9

AWARD OF OTHER SHARE OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

9.1 Other Share or Cash Based Awards. The Administrator is authorized to grant Other Share or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Share or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Share or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

9.2 Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Shares, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent and at such time that the vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Share Appreciation Rights.

ARTICLE 10

ADDITIONAL TERMS OF AWARDS

10.1 Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b) Shares, including, without limitation, (i) in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award or (ii) Shares held for such minimum period of time as may be established by the Administrator, in each case having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a

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sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, provincial, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation or any other source deductions or other similar amounts) required by Applicable Law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdiction for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Share Appreciation Right exercise involving the sale of Shares to pay the Option or Share Appreciation Right exercise price or any tax withholding obligation. For greater certainty, it is the responsibility of the Holder to complete and file any tax returns that may be required under Applicable Laws within the periods specified in those laws as a result of the Holder’s participation in the Plan or any Award. Notwithstanding any other provision of this Plan, a Holder shall be solely responsible for all tax withholding obligations arising as a result of the Holder’s participation in the Plan or any Award.

10.3 Transferability of Awards.

(a)	Except as otherwise provided in Sections 10.3(b) and 10.3(c):

(i)

No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

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(ii)

No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii)

During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b)

Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) the transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

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(c)

Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

10.4 Conditions to Issuance of Shares.

(a)

The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)

All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Shares).

(c)

The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)

Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

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(e)

The Company, in its sole discretion, may (i) retain physical possession of any share certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the share certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a share power, endorsed in blank, relating to such Shares.

(f)

Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or share plan administrator).

10.5 Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6 Repricing. Subject to Section 12.2, the Administrator shall not, without the approval of the shareholders of the Company, (a) authorize the amendment of any outstanding Option or Share Appreciation Right to reduce its price per Share, or (b) cancel any Option or Share Appreciation Right in exchange for cash or another Award when the Option or Share Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares.

10.7 Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Sections 10.6, 12.2 or 12.10).

10.8 Lock-Up Period. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Holders from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during any period determined by the underwriter or the Company. In order to enforce the foregoing, the Company shall have the right to place restrictive legends on the certificates of any securities of the Company held by the Holder and to impose stop transfer instructions with the Company’s transfer agent with respect to any securities of the Company held by the Holder until the end of such period.

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10.9 Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.9 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares held in the Company or any of its Subsidiaries and details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ARTICLE 11

ADMINISTRATION

11.1 Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the Committee shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the

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rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.7 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3 Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Holder) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.

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11.4 Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a)	Designate Eligible Individuals to receive Awards;

(b)	Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)

Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)

Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)	Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)	Decide all other matters that must be determined in connection with an Award;

(h)	Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)	Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)	Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k)

Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2.

11.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

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11.6 Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1 Amendment, Suspension or Termination of the Plan.

(a)

Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.7 and Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)

Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s shareholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (ii) reduce the price per share of any outstanding Option or Share Appreciation Right granted under the Plan or take any action prohibited under Section 10.6, or (iii) cancel any Option or Share Appreciation Right in exchange for cash or another Award in violation of Section 10.6.

(c)

No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s shareholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

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12.2 Changes in Shares or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)

In the event of any share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Company’s shares or the share price of the Company’s shares other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)

In the event of any transaction or event described in Section 12.2(a), including, without limitation, a Change in Control, or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)

To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);

(ii)

To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the shares of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

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(iii)

To make adjustments in the number and type of the Company’s shares (or other securities or property) subject to such Award, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)

To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; provided, however, that, in the event of a Change in Control, the actions contemplated by this Section 12.2(b)(iv) may only be taken to the extent that the successor corporation in a Change in Control does not assume or substitute such Award (or any portion thereof);

(v)	To replace such Award with other rights or property selected by the Administrator; and/or

(vi)	To provide that the Award cannot vest, be exercised or become payable after such event.

(c)	In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):

(i)

The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii)

The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan).

(d)

Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, in each case pursuant to this Section 12.2, such Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a Holder incurs a Termination of Service without “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in the Award Agreement relating to such Award) upon or within twelve (12) months following a Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.

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(e)

Notwithstanding any other provision of the Plan, in the event of a Change in Control, in the event that the successor corporation in a Change in Control does not assume or substitute for an Award (or any portion thereof), the Administrator may cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 12.2(b)(i) or (ii) any or all of such Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.

(f)

For the purposes of this Section 12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common shares of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common shares of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Shares in the Change in Control.

(g)

The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h)

Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

(i)

The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of shares or of options, warrants or rights to purchase shares or of bonds, debentures, preferred or prior preference shares the rights of which are superior to or affect the Shares or the rights thereof or that are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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(j)

In the event of any pending share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Shares or the share price of the Shares including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

12.3 Approval of Plan by Shareholders. The Plan shall be submitted for the approval of the Company’s shareholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

12.4 No Shareholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, shares or assets of any corporation, partnership, limited liability company, firm or association.

12.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect

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compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9 Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the laws of the Province of British Columbia and the federal laws of Canada applicable therein without regard to conflicts of laws thereof or of any other jurisdiction.

12.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

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12.11 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.12 Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator (and each delegate thereof pursuant to Section 11.6) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan or any Award Agreement and against and from any and all amounts paid by him or her, with the Board’s approval, in satisfaction of judgment in such action, suit, or proceeding against him or her; provided that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf and, once the Company gives notice of its intent to assume such defense, the Company shall have sole control over such defense with counsel of the Company’s choosing. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.13 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.14 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

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I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of [Holdco], Inc. on [______].

* * * * *

I hereby certify that the foregoing Plan was approved by the shareholders of [Holdco], Inc. on [______].

Executed on this [___] day of [______].

Corporate Secretary

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EXHIBIT H

[HOLDCO] INC.

2021 EMPLOYEE SHARE PURCHASE PLAN

ARTICLE 1

PURPOSE

The Plan’s purpose is to assist employees of the Company and its Designated Companies in acquiring a share ownership interest in the Company, and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

The Plan consists of two components: the Section 423 Component and the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options under the Non-Section 423 Component, which need not qualify as Options granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and the Designated Companies in locations outside of the United States. Except as otherwise provided herein or determined by the Administrator, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees will participate, even if the dates of the applicable Offering Period(s) in each such Offering is identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component as determined under Section 423 of the Code. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

ARTICLE 2

DEFINITIONS

As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:

2.1. “Administrator” means the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.

1

2.2. “Affiliate” means any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

2.3. “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.4. “Board” means the Board of Directors of the Company.

2.5. “Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.

2.6. “Committee” means the Compensation Committee of the Board.

2.7. “Common Shares” means the common shares of the Company.

2.8. “Company” means [Holdco] Inc., a corporation incorporated under the Business Corporations Act (British Columbia), or any successor.

2.9. “Compensation” of an Employee means the gross base compensation received by such Employee as compensation for services to the Company or any Designated Company, including base salary, wages, prior week adjustment and overtime payments, commissions, annual incentive compensation or other payments made under any annual bonus program, vacation pay, holiday pay, jury duty pay, funeral leave pay, and military leave pay but excluding payments made under any special or one-time bonus programs (e.g., retention or sign-on bonuses), education or tuition reimbursements, travel expenses, business and moving reimbursements (including tax gross ups and taxable mileage allowance), imputed income arising under any group insurance or benefit program, income received in connection with any share options, share appreciation rights, restricted shares, restricted share units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established. The Administrator, in its discretion, may establish a different definition of Compensation for an Offering, which for the Section 423 Component shall apply on a uniform and nondiscriminatory basis. Further, the Administrator will have discretion to determine the application of this definition to Eligible Employees outside the United States.

2.10. “Designated Company” means each Affiliate and Subsidiary, including any Affiliate and Subsidiary in existence on the Effective Date and any Affiliate and Subsidiary formed or acquired following the Effective Date, that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan, in accordance with Section 7.2 hereof, such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Company may participate in either the Section 423

2

Component or Non-Section 423 Component, but not both. Notwithstanding the foregoing, if any Affiliate or Subsidiary is disregarded for U.S. federal income tax purposes in respect of the Company or any Designated Company participating in the Section 423 Component, then such disregarded Affiliate or Subsidiary shall automatically be a Designated Company participating in the Section 423 Component. If any Affiliate or Subsidiary is disregarded for U.S. federal income tax purposes in respect of any Designated Company participating in the Non-Section 423 Component, the Administrator may exclude such Affiliate or Subsidiary from participating in the Plan, notwithstanding that the Designated Company in respect of which such Affiliate or Subsidiary is disregarded may participate in the Plan.

2.11. “Effective Date” means the date the Plan is adopted by the Board, subject to approval of the Company’s shareholders.

2.12. “Eligible Employee”1 means any Employee of the Company or a Designated Company, except that the Administrator may exclude any or all of the following unless prohibited by applicable law, Employees:

(a) who are customarily scheduled to work 20 hours or less per week;

(b) whose customary employment is not more than five months in a calendar year;

(c) who have been employed less than two years;

(d) who are not employed by the Company or a Designated Company prior to the applicable Enrollment Date occurs; and

(e) any Employee who is a “highly compensated employee” of the Company or any Designated Company (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer or (C) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or

(f) any Employee who is a citizen or resident of a jurisdiction outside the United States (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (A) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (B) compliance with the laws of the jurisdiction would cause the Section 423 Component, any Offering thereunder or an Option granted thereunder to violate the requirements of Section 423 of the Code; provided that any exclusion shall be applied in an identical manner under each Offering to all Employees in accordance with Treas. Reg. § 1.423-2(e).

Notwithstanding the foregoing, any Employee who, after the granting of the Option, would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiary shall not be an Eligible Employee. For purposes of the preceding sentence, the rules of Section 424(d) of the Code with regard to the attribution of share ownership shall apply in determining the share ownership of an individual, and shares which an Employee may purchase under outstanding options shall be treated as shares owned by the Employee.

[1]	Exclusions to be confirmed via board resolution at the time of plan adoption.

3

Further, with respect to the Non-Section 423 Component, (a) the Administrator may limit eligibility further within a Designated Company so as to only designate some Employees of a Designated Company as Eligible Employees, and (b) to the extent any restrictions in this definition are not consistent with applicable local laws, the applicable local laws shall control.

2.13. “Employee” means any person who renders services to the Company or a Designated Company in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Company who does not render services to the Company or a Designated Company in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Designated Company and meeting the requirements of Treas. Reg. § 1.421-1(h)(2). Where the period of leave exceeds three months, or such other period specified in Treas. Reg. § 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treas. Reg. § 1.421-1(h)(2).

2.14. “Enrollment Date” means the first date of each Offering Period.

2.15. “Exercise Date” means the last day of each Purchase Period, except as provided in Section 5.2 hereof.

2.16. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.17. “Fair Market Value” means, as of any date, the value of Common Shares determined as follows:

(a) If the Common Shares are (i) listed on any established securities exchange (such as the New York Stock Exchange or Nasdaq Stock Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, the Fair Market Value of a Common Share shall be the closing sales price for a Common Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Common Share on the date in question, the closing sales price for a Common Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Shares are not listed on an established securities exchange, national market system or automated quotation system, but the Common Shares are regularly quoted by a recognized securities dealer, the Fair Market Value of a Common Share shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Common Share on such date, the high bid and low asked prices for a Common Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

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(c) If the Common Shares are neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, the Fair Market Value of a Common Share shall be established by the Administrator in good faith.

2.18. “Grant Date” means the first day of an Offering Period.

2.19. “New Exercise Date” has the meaning set forth in Section 5.2(b) hereof.

2.20. “Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which Options may be granted to Eligible Employees that need not satisfy the requirements for Options granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.21. “Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Article 4 hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees shall be deemed a separate Offering, even if the dates and other terms of the applicable Purchase Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).

2.22. “Offering Period” means one or more periods to be selected by the Administrator in its sole discretion with respect to which Options shall be granted to Participants.2 The duration and timing of Offering Periods may be established or changed by the Administrator at any time, in its sole discretion and may consist of one or more Purchase Periods. Notwithstanding the foregoing, in no event may an Offering Period exceed 27 months.

2.23. “Option” means the right to purchase Common Shares pursuant to the Plan during each Offering Period.

2.24. “Option Price” means the purchase price of a Common Share hereunder as provided in Section 4.2 hereof.

2.25. “Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code.

2.26. “Participant” means any Eligible Employee who elects to participate in the Plan.

2.27. “Payday” means the regular and recurring established day for payment of Compensation to an Employee.

[2]	Offering Period dates and duration to be determined.

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2.28. “Plan” means this Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.

2.29. “Plan Account” means a bookkeeping account established and maintained by the Company in the name of each Participant.

2.30. “Purchase Period” means one or more periods within an Offering Period, as determined by the Administrator in its sole discretion. The duration and timing of Purchase Periods may be established or changed by the Administrator at any time, in its sole discretion. Notwithstanding the foregoing, in no event may a Purchase Period exceed the duration of the Offering Period under which it is established.3

2.31. “Section 409A” means Section 409A of the Code.

2.32. “Section 423 Component” means those Offerings under the Plan that are intended to meet the requirements under Section 423(b) of the Code.

2.33. “Subsidiary” means any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code.

2.34. “Tax-Related Items” means any U.S. and non-U.S. federal, provincial, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with his or her participation in the Plan.

2.35. “Treas. Reg.” means U.S. Department of the Treasury regulations.

2.36. “Withdrawal Election” has the meaning set forth in Section 6.1(a) hereof.

ARTICLE 3

PARTICIPATION

3.1. Eligibility.

(a) Any Eligible Employee who is employed by the Company or a Designated Company on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles 4 and 5 hereof, and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

(b) No Eligible Employee shall be granted an Option under the Section 423 Component which permits the Participant’s rights to purchase Common Shares under the Plan, and to purchase shares under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code.

[3]	Purchase Period dates and duration to be determined.

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3.2. Election to Participate; Payroll Deductions

(a) Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company or an Agent designated by the Company an enrollment form including a payroll deduction authorization (which may be in an electronic format or such other method as determined by the Company in accordance with the Company’s practices) (a “Participation Election”) no later than the period of time prior to the applicable Enrollment Date determined by the Administrator, in its sole discretion. Except as provided in Sections 3.2(e), 3.2(f) and 3.3 hereof, an Eligible Employee may participate in the Plan only by means of payroll deduction.

(b) Subject to Section 3.1(b) hereof and except as may otherwise be determined by the Administrator, payroll deductions (i) shall equal at least 1% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than 10% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date; and (ii) shall be expressed as a whole number percentage. Subject to Section 3.2(e) hereof, amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.

(c) Unless otherwise determined by the Administrator, following at least one payroll deduction, a Participant may increase or decrease the percentage of Compensation or the fixed dollar amount designated in his or her enrollment form, subject to the limits of this Section 3.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one change to his or her payroll deduction elections during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following ten business days after the Company’s receipt of the new enrollment form (or such shorter or longer period as may be specified by the Administrator in the applicable Offering). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Common Shares on the next occurring Exercise Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Section 6.1.

(d) Upon the completion of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage as in effect at the termination of such Offering Period, unless such Participant delivers to the Company or an Agent designated by the Company a different Participation Election with respect to the successive Offering Period in accordance with Section 3.2(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.

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(e) Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited or otherwise problematic under applicable local laws (as determined by the Administrator in its sole discretion), the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s Plan Account in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering. Any reference to “payroll deductions” in this Section 3.2 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 3.2(e).

ARTICLE 4

PURCHASE OF SHARES

4.1. Grant of Option. The Company may make one or more Offerings under the Plan, which may be successive or overlapping with one another, until the earlier of: (i) the date on which all Common Shares available under the Plan have been purchased or (ii) the date on which the Plan is suspended or terminates. No Offering shall commence prior to the date on which the Company’s registration statement on Form S-8 is filed with the U.S. Securities and Exchange Commission in respect of the Plan. The Administrator shall designate the terms and conditions of each Offering in writing, including without limitation, the Offering Period and the Purchase Periods. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of Common Shares subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to an Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than [•] shares of Common Stock (subject to any adjustment pursuant to Section 5.2 hereof). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Common Shares that a Participant may purchase during any Purchase Periods under such future Offering Periods. Each Option shall expire on the last Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.

4.2. Option Price. The Option Price shall equal 85% of the lesser of the Fair Market Value of a Common Share on (a) the applicable Grant Date and (b) the applicable Exercise Date, or such other price designated by the Administrator.

4.3. Purchase of Shares.

(a) On each Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised the Participant’s Option to purchase at the applicable Option Price the largest number of whole Common Shares which can be purchased with the amount in the Participant’s Plan Account, subject to the limitations set forth in the Plan. Unless otherwise determined by the Administrator in advance of an Offering or in accordance with applicable law, any balance that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be carried

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forward into the next Offering Period, unless the Participant has properly elected to withdraw from the Plan, has ceased to be an Eligible Employee or with respect to the maximum limitations set forth in Section 3.1(b) and Section 4.1. Any balance not carried forward to the next Offering Period in accordance with the prior sentence shall promptly be refunded as soon as administratively practicable to the applicable Participant.

(b) As soon as practicable following each Exercise Date, the number of Common Shares purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. The Company may require that shares be retained with such brokerage or firm for a designated period of time and/or may establish procedures to permit tracking of disqualifying dispositions of such shares.

4.4. Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.

ARTICLE 5

PROVISIONS RELATING TO COMMON SHARES

5.1. Common Shares Reserved. Subject to adjustment as provided in Section 5.2 hereof, the aggregate number of Common Shares that may be issued pursuant to rights granted under the Plan shall be the sum of (a) [•]4 shares and (b) an annual increase on the first day of each year beginning on January 1, 2022 and annually thereafter ending in 2031 equal to the lesser of (i) 0.5% of all classes of the Company’s shares outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares as may be determined by the Board; provided, however, no more than [•] shares may be issued in total under the Plan. Shares made available for sale under the Plan may be authorized but unissued shares or treasury Common Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Shares not purchased under such right shall again become available for issuance under the Plan.

5.2. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Common Shares which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of Common Shares covered by each Option under the Plan which has not yet been exercised shall be proportionately

[4]	The number of shares shall represent 2% of Holdco’s fully diluted capitalization.

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adjusted for any increase or decrease in the number of issued Common Shares resulting from a share split, reverse share split, share dividend, combination, amalgamation, consolidation, reorganization, arrangement or reclassification of the Common Shares, or any other increase or decrease in the number Common Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Shares subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.

5.3. Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of Common Shares with respect to which Options are to be exercised may exceed the number of Common Shares remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the Common Shares available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Shares on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to

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Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of Common Shares shall be paid to such Participant in one lump sum in cash within 30 days after such Exercise Date, without any interest thereon (except as may be required by applicable local laws).

5.4. Rights as Shareholders. With respect to Common Shares subject to an Option, a Participant shall not be deemed to be a shareholder of the Company and shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, the Common Shares have been deposited in the designated brokerage account following exercise of the Participant’s Option.

ARTICLE 6

TERMINATION OF PARTICIPATION

6.1. Cessation of Contributions; Voluntary Withdrawal.

(a) A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company or an Agent designated by the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). In the event a Participant elects to withdraw from the Plan, amounts then credited to such Participant’s Plan Account shall be returned to the Participant in one lump-sum payment in cash within 30 days after such election is received by the Company, without any interest thereon (except as may be required by applicable local laws), and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate upon receipt of the Withdrawal Election.

(b) A Participant’s withdrawal from the Plan shall not have any effect upon the Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c) A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2. Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, the Participant shall be deemed to have elected to withdraw from the Plan, and any balance on such Participant’s Plan Account shall be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto pursuant to applicable law, within 30 days after such cessation of being an Eligible Employee, without any interest thereon (except as may be required by applicable local laws). If a Participant transfers employment from the Company or any Designated Company participating in the Section 423 Component to any Designated Company participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant

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shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Company participating in the Non-Section 423 Component to the Company or any Designated Company participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

ARTICLE 7

GENERAL PROVISIONS

7.1. Administration.

(a) The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including without limitation, determining the Designated Companies participating in the Plan, establishing and maintaining an individual securities account under the Plan for each Participant, determining enrollment and withdrawal deadlines and determining exchange rates. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To establish and terminate Offerings;

(ii) To determine when and how Options shall be granted and the provisions and terms of each Offering (which need not be identical);

(iii) To select Designated Companies in accordance with Section 7.2 hereof; and

(iv) To construe and interpret the Plan, the terms of any Offering and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering or any Option, in a manner and to the extent it shall deem necessary or expedient to administer the Plan, subject to Section 423 of the Code for the Section 423 Component.

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(c) The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures, provided that the adoption and implementation of any such rules and/or procedures would not cause the Section 423 Component to be in noncompliance with Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of share certificates which vary with local requirements.

(d) The Administrator may adopt sub-plans applicable to particular Designated Companies or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation. Any and all risks resulting from any market fluctuations or conditions of any nature and affecting the price of Common Shares are assumed by the Participant.

7.2. Designation of Affiliates and Subsidiaries. The Administrator shall designate from time to time the Affiliates and Subsidiaries that shall constitute Designated Companies, and determine whether such Designated Companies shall participate in the Section 423 Component or Non-Section 423 Component; provided, however, that an Affiliate that does not also qualify as a Subsidiary may be designated only as participating in the Non-Section 423 Component. The Administrator may designate an Affiliate or Subsidiary, or terminate the designation of an Affiliate or Subsidiary, without the approval of the shareholders of the Company.

7.3. Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

7.4. No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

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7.5. Amendment and Termination of the Plan.

(a) The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any such amendment to the Plan in such a manner and to such a degree as required by Section 423 of the Code or such other law, regulation or rule.

(b) If the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may in its discretion modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii) allocating Common Shares.

Such modifications or amendments shall not require shareholder approval or the consent of any Participant.

(c) Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon (except as may be required by applicable local laws).

7.6. Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of shares of Common Shares under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose (except as may be required by applicable local laws). No interest shall be paid to any Participant or credited under the Plan (except as may be required by applicable local laws).

7.7. Term; Approval by Shareholders. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s shareholders within 12 months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such shareholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the shareholders; provided, further that if such approval has not been obtained by the end of the 12-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.

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7.8. Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, amalgamation, combination, arrangement, consolidation or otherwise, of the business, shares or assets of any corporation, firm or association.

7.9. Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.10. Notice of Disposition of Shares. Each Participant shall give the Company prompt notice of any disposition or other transfer of any Common Shares, acquired pursuant to the exercise of an Option granted under the Section 423 Component, if such disposition or transfer is made (a) within two years after the applicable Grant Date or (b) within one year after the transfer of such Common Shares to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.11. Tax Withholding. At the time of any taxable event that creates a withholding obligation for the Company or any Parent, Affiliate or Subsidiary, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Administrator, the Company or the Designated Company that employs or employed the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of Common Shares otherwise issuable following exercise of the Option having an aggregate value sufficient to pay the Tax-Related Items required to be withheld with respect to the Option and/or shares, or (c) withholding from proceeds from the sale of Common Shares issued upon exercise of the Option, either through a voluntary sale or a mandatory sale arranged by the Company.

7.12. Governing Law. The Plan and all rights, agreements and obligations hereunder shall be administered, interpreted and enforced under the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without regard to the conflict of law rules thereof or of any other jurisdiction.

7.13. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

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7.14. Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Common Shares pursuant to the exercise of an Option by a Participant, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Common Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the Common Shares are listed or traded, and the Common Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All certificates for Common Shares delivered pursuant to the Plan and all Common Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with U.S. and non-U.S. federal, provincial, state or local securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Common Shares are listed, quoted, or traded. The Administrator may place legends on any certificate or book entry evidencing Common Shares to reference restrictions applicable to the Common Shares.

(c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing Common Shares issued in connection with any Option, record the issuance of Common Shares in the books of the Company (or, as applicable, its transfer agent or share plan administrator).

If, pursuant to this Section 7.14, the Administrator determines that Common Shares will not be issued to any Participant, the Company is relieved from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon (except as may be required by applicable local laws).

7.15. Equal Rights and Privileges. All Eligible Employees granted Options pursuant to an Offering under the Section 423 Component shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code so that the Section 423 Component qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the Section 423 Component that is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as each other, or as Eligible Employees participating in the Section 423 Component.

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7.16. Rules Particular to Specific Countries. Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular non-U.S. country or who are non-U.S. nationals or employed in non-U.S. jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 7.1 above. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are non-U.S. nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Affiliates or Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions, provided that the adoption and implementation of any such rules and/or procedures would not cause the Section 423 Component to be in noncompliance with Section 423 of the Code.

7.17. Section 409A. The Section 423 Component of the Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any Option granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

* * * * *

I hereby certify that the foregoing Plan was adopted by the Board of Directors of [Holdco] Inc. on [•].

I hereby certify that the foregoing Plan was approved by the shareholders of [Holdco] Inc. on [•].

Executed on [•].

Corporate Secretary

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